                                             As Filed Pursuant to Rule 424(b)(2)
                                             Registration No. 333-127020-12


PROSPECTUS SUPPLEMENT DATED FEBRUARY 24, 2006 (TO PROSPECTUS DATED AUGUST 25,
2005)

$588,080,000 (APPROXIMATE)

J.P. MORGAN MORTGAGE ACQUISITION CORP. 2006-HE1
ISSUING ENTITY

ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-HE1

J.P. MORGAN MORTGAGE ACQUISITION CORP.
SPONSOR AND SELLER

J.P. MORGAN ACCEPTANCE CORPORATION I
DEPOSITOR

RESMAE MORTGAGE CORPORATION
INTERIM SERVICER

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
SERVICER

                                   ----------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 6 IN THE PROSPECTUS.

The certificates will represent interests in the trust fund or issuing entity only and will not represent an interest in, or an obligation of any other entity, including the depositor or the sponsor.

J.P. Morgan Mortgage Acquisition Corp. 2006-HE1 will issue:

-    Four classes of senior certificates;

- Eleven classes of subordinate certificates, two of which are not offered hereby; and

-    Three classes of non-offered certificates.

The classes of certificates offered by this prospectus supplement and the initial class principal amounts thereof and interest rates thereon are listed or described in the table on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of certificates listed in the table that begins on page S-1 under "Summary--Offered Certificates" and not to the other classes of certificates that will be issued by the trust fund listed under "Summary--Offered Certificates".

The assets of the trust fund will primarily consist of a pool of first and second lien adjustable rate and fixed rate mortgage loans. The mortgage loans will be segregated into two groups, one consisting of mortgage loans with principal balances that conform to certain agency principal balance guidelines and one consisting of mortgage loans with principal balances that may or may not conform to such principal balance guidelines. The mortgage loans will have the additional characteristics described in "Description of the Mortgage Pool" in this prospectus supplement.

Principal and interest on the certificates will be payable monthly, beginning on the distribution date in March 2006, as described in this prospectus supplement. Credit enhancement for the offered certificates will consist of subordination, overcollateralization, excess interest and an interest rate swap agreement provided by JPMorgan Chase Bank, National Association.

J.P. Morgan Securities Inc., referred to as the underwriter, will offer the offered certificates purchased by it from the depositor from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to J.P. Morgan Acceptance Corporation I from the sale of the offered certificates before deducting expenses and underwriting fees, will be approximately $588,080,000. Expenses are estimated to be $1,000,000. The Underwriter's commission will be any positive difference between the price it pays to the Depositor for the offered certificates and the amount it receives from the sale of such securities to the public. See "Method of Distribution" in this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the offered certificates will be made on or about February 28, 2006 in book-entry form.

                                    JPMORGAN

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates and may be different from the information in the prospectus.

     If the terms of your certificates and any other information contained herein vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under "Index of Certain Definitions" in this prospectus supplement.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the
SEC:

Woolworth Building         Chicago Regional Office
233 Broadway               Citicorp Center
New York, New York 10279   500 West Madison Street, Suite 1400
                           Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

     This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC. You may request a free copy of any of the above filings by writing or calling:

                           J.P. MORGAN SECURITIES INC.
                                JPMSI OPERATIONS
                            10 SOUTH DEARBORN STREET
                               MAIL CODE IL1-0237
                             CHICAGO, ILLINOIS 60670
                                 (312) 732-8505

     You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY ................................................................     S-1
RISK FACTORS ...........................................................    S-11
DESCRIPTION OF THE MORTGAGE POOL .......................................    S-24
      General ..........................................................    S-24
      The Mortgage Loans ...............................................    S-24
TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS ..........................    S-29
THE DEPOSITOR ..........................................................    S-57
THE SPONSOR ............................................................    S-58
      General ..........................................................    S-58
      Securitization Activities of the Sponsor .........................    S-58
STATIC POOL INFORMATION ................................................    S-58
THE ORIGINATORS ........................................................    S-59
      General ..........................................................    S-59
      Underwriting Standards ...........................................    S-59
AFFILIATES AND RELATED TRANSACTIONS ....................................    S-63
THE SERVICERS ..........................................................    S-63
      ResMAE Mortgage Corporation ......................................    S-63
      JPMorgan Chase Bank, N.A .........................................    S-65
DESCRIPTION OF THE CERTIFICATES ........................................    S-68
      General ..........................................................    S-68
      Book-Entry Certificates ..........................................    S-70
      Glossary .........................................................    S-73
      Allocation of Available Funds ....................................    S-81
      Distributions of Interest ........................................    S-82
      Distributions of Principal .......................................    S-83
      Credit Enhancement ...............................................    S-85
      Overcollateralization Provisions .................................    S-86
      Allocation of Losses; Subordination ..............................    S-89
      Certificate Interest Rates .......................................    S-89
      Net WAC Reserve Fund .............................................    S-90
      The Interest Rate Swap Agreement, the Swap Provider
         and the Swap Account ..........................................    S-91
      Calculation of Certificate Index .................................    S-94
      Example of Distributions .........................................    S-95
      Reports to Certificateholders ....................................    S-97
      Final Scheduled Distribution Date ................................    S-98
      Optional Clean-Up Call ...........................................    S-98
FEES AND EXPENSES OF THE TRUST FUND ....................................    S-99
THE POOLING AGREEMENT ..................................................   S-100
      General ..........................................................   S-100
      Assignment of the Mortgage Loans .................................   S-100
      Servicing and Administrative Responsibilities ....................   S-102
      Payments on Mortgage Loans; Deposits to Collection
         Account and Distribution Account ..............................   S-104
      Modifications of Mortgage Loan Terms .............................   S-104
      Advances .........................................................   S-105
      Servicing and Other Compensation and Payment of Expenses .........   S-106
      Servicer Events of Default .......................................   S-106
      The Issuing Entity ...............................................   S-107
      The Trustee and the Securities Administrator .....................   S-108
      The Trust Oversight Manager ......................................   S-111
      Voting Rights ....................................................   S-111
      Compliance with Applicable Servicing Criteria
         and Servicer Attestation ......................................   S-111
      Amendment ........................................................   S-112
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE ............................   S-112
      Additional Information ...........................................   S-114
      Weighted Average Lives ...........................................   S-114
      Yield Sensitivity of the Subordinate Certificates ................   S-123
USE OF PROCEEDS ........................................................   S-123
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ...............................   S-123
      General ..........................................................   S-123
      Tax Treatment of the Offered Certificates ........................   S-123
      Additional Considerations with Respect to
         the Offered Certificates ......................................   S-124
      Reportable Transactions ..........................................   S-126
      Other Taxes ......................................................   S-126
ERISA MATTERS ..........................................................   S-126
      General ..........................................................   S-126
      Application of the Underwriter's Exemption .......................   S-126
      ERISA Considerations with respect to the Interest
         Rate Swap Agreement ...........................................   S-127
METHOD OF DISTRIBUTION .................................................   S-128
LEGAL MATTERS ..........................................................   S-128
RATINGS ................................................................   S-129
LEGAL INVESTMENT .......................................................   S-129
   INDEX OF CERTAIN DEFINITIONS ........................................   S-130
   GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES .......     I-1
INTEREST RATE SWAP SCHEDULE ............................................    II-1

                                TABLE OF CONTENTS

                                   PROSPECTUS

RISK FACTORS ...........................................................       6
THE TRUST FUND .........................................................      10
      General ..........................................................      10
      The Loans ........................................................      12
      Modification of Loans ............................................      19
      Agency Securities ................................................      19
      Private Mortgage-Backed Securities ...............................      26
      Representations by Sellers or Originators; Repurchases ...........      28
      Substitution of Trust Fund Assets ................................      30
USE OF PROCEEDS ........................................................      30
THE DEPOSITOR ..........................................................      31
DESCRIPTION OF THE SECURITIES ..........................................      31
      General ..........................................................      31
      Distributions on Securities ......................................      34
      Advances .........................................................      35
      Reports to Securityholders .......................................      36
      Categories of Classes of Securities ..............................      38
      Indices Applicable to Floating Rate and Inverse
         Floating Rate Classes .........................................      41
      LIBOR ............................................................      41
      COFI .............................................................      42

      Treasury Index ...................................................      44
      Prime Rate .......................................................      45
      Book-Entry Registration of Securities ............................      45
CREDIT ENHANCEMENT .....................................................      49
      General ..........................................................      49
      Subordination ....................................................      49
      Letter of Credit .................................................      51
      Insurance Policies, Surety Bonds and Guaranties ..................      51
      Over-Collateralization ...........................................      52
      Spread Account ...................................................      52
      Reserve Accounts .................................................      52
      Pool Insurance Policies ..........................................      54
      Cross-Collateralization ..........................................      56
      Other Insurance, Surety Bonds, Guaranties, and Letters of Credit .      56
      Derivative Products ..............................................      57
YIELD AND PREPAYMENT
   CONSIDERATIONS ......................................................      57
THE AGREEMENTS .........................................................      60
      Assignment of the Trust Fund Assets ..............................      60
      No Recourse to Sellers, Originators, Depositor or Master
         Servicer ......................................................      63
      Payments on Loans; Deposits to Security Account ..................      63
      Pre-Funding Account ..............................................      65
      Sub-Servicing by Sellers .........................................      67
      Hazard Insurance .................................................      67
      Realization upon Defaulted Loans .................................      70
      Servicing and Other Compensation and Payment of Expenses .........      71
      Evidence as to Compliance ........................................      72
      Matters Regarding the Master Servicer and the Depositor ..........      72
      Events of Default; Rights upon Event of Default ..................      73
      Amendment ........................................................      76
      Termination; Optional Termination ................................      77
      The Trustee ......................................................      78
MATERIAL LEGAL ASPECTS OF THE
   LOANS ...............................................................      78
      General ..........................................................      78
      Foreclosure/Repossession .........................................      80
      Environmental Risks ..............................................      82
      Rights of Redemption .............................................      84
      Anti-deficiency Legislation and Other Limitations on Lenders .....      84
      Due-on-Sale Clauses ..............................................      85
      Enforceability of Prepayment and Late Payment Fees ...............      86
      Applicability of Usury Laws ......................................      86
      The Contracts ....................................................      87
      Installment Contracts ............................................      90
      Servicemembers Civil Relief Act ..................................      90
      Junior Mortgages; Rights of Senior Mortgagees ....................      91
      Commercial Loans .................................................      92
      The Title I Program ..............................................      94
      Consumer Protection Laws .........................................      98
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ...............................      98
      General ..........................................................      98
      Taxation of Debt Securities ......................................     100
      Taxation of the REMIC and Its Holders ............................     106
      REMIC Expenses; Single Class REMICS ..............................     107
      Taxation of the REMIC ............................................     108
      Taxation of Holders of Residual Interest Securities ..............     109
      Administrative Matters ...........................................     114
      Tax Status as a Grantor Trust ....................................     114
      Sale or Exchange .................................................     117
      Miscellaneous Tax Aspects ........................................     118
      Tax Treatment of Foreign Investors ...............................     118
      Tax Characterization of the Trust Fund as a Partnership ..........     119
      Tax Consequences to Holders of the Notes .........................     120
      Tax Consequences to Holders of the Certificates ..................     122
STATE TAX CONSIDERATIONS ...............................................     128
ERISA CONSIDERATIONS ...................................................     128
      General ..........................................................     128


      Prohibited Transactions ..........................................     129
      Plan Asset Regulation ............................................     129
      Prohibited Transaction Exemption 83-1 ............................     130
      The Underwriter's Exemption ......................................     131
      Insurance Company Purchasers .....................................     135
      Consultation with Counsel ........................................     135
LEGAL INVESTMENT .......................................................     136
METHOD OF DISTRIBUTION .................................................     138
LEGAL MATTERS ..........................................................     139
FINANCIAL INFORMATION ..................................................     139
RATING .................................................................     140
WHERE YOU CAN FIND MORE
   INFORMATION .........................................................     141
INCORPORATION OF CERTAIN
   DOCUMENTS BY REFERENCE ..............................................     141
GLOSSARY ...............................................................     142


                                       V

                                     SUMMARY

     This summary highlights selected information from this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

                              OFFERED CERTIFICATES

     The J.P. Morgan Acquisition Corp. 2006-HE1 Asset-Backed Pass-Through Certificates, Series 2006-HE1 consist of the classes of certificates listed in the table below. Only the offered certificates listed in the table below are being offered by this prospectus supplement:

             INITIAL CLASS
               PRINCIPAL      CERTIFICATE                     S&P        FITCH      MOODY'S
CLASS          AMOUNT (1)    INTEREST RATE   DESIGNATION   RATING(6)   RATING(6)   RATING(6)     CUSIP
-----        -------------   -------------   -----------   ---------   ---------   ---------   ---------
OFFERED CERTIFICATES
Class A-1     $166,827,000    Floating (2)      Senior        AAA         AAA         Aaa      46626LGT1
Class A-2     $199,142,000    Floating (2)    Senior/Seq      AAA         AAA         Aaa      46626LGD6
Class A-3     $ 62,953,000    Floating (2)    Senior/Seq      AAA         AAA         Aaa      46626LGE4
Class A-4     $ 48,603,000    Floating (2)    Senior/Seq      AAA         AAA         Aaa      46626LGF1
Class M-1     $ 23,226,000    Floating (2)   Subordinate      AA+         AA+         Aa1      46626LGG9
Class M-2     $ 21,058,000    Floating (2)   Subordinate       AA          AA         Aa2      46626LGH7
Class M-3     $ 13,936,000    Floating (2)   Subordinate      AA-         AA-         Aa3      46626LGJ3
Class M-4     $ 10,219,000    Floating (2)   Subordinate       A+          A+          A1      46626LGK0
Class M-5     $ 10,219,000    Floating (2)   Subordinate       A           A           A2      46626LGL8
Class M-6     $  9,290,000    Floating (2)   Subordinate       A-          A-          A3      46626LGM6
Class M-7     $  8,981,000    Floating (2)   Subordinate      BBB+        BBB+        Baa1     46626LGN4
Class M-8     $  7,123,000    Floating (2)   Subordinate      BBB         BBB         Baa2     46626LGP9
Class M-9     $  6,503,000    Floating (2)   Subordinate      BBB-        BBB-        Baa3     46626LGQ7

NON-OFFERED CERTIFICATES
Class M-10    $  5,265,000   Floating (2)    Subordinate      BB+         BB+         Ba1      46626LGR5
Class M-11    $  6,194,000   Floating (2)    Subordinate       BB          BB         Ba2      46626LGS3
Class C       Notional(3)         N/A        Subordinate   Not Rated   Not Rated   Not Rated      N/A
                                              Prepayment
                                               Premium
Class P       $        100       N/A(4)          Only      Not Rated   Not Rated   Not Rated      N/A
Class R          N/A(5)           N/A          Residual    Not Rated   Not Rated   Not Rated      N/A

----------
(1) These balances are approximate and are subject to an increase or decrease of up to 5%, as described in this prospectus supplement.

(2) The interest rate on this class of certificates may change from distribution date to distribution date based on changes in the level of one-month LIBOR. The interest rate for any such class is the lesser of one-month LIBOR plus the applicable margin set forth below and a cap as described in this prospectus supplement. See "Description of the Certificates--Certificate Interest Rates" in this prospectus supplement. The certificate margins are as follows:

                 On or prior to the      After the Optional
             Optional Termination Date    Termination Date
             -------------------------   ------------------
Class A-1             0.190%                   0.380%
Class A-2             0.080%                   0.160%
Class A-3             0.180%                   0.360%
Class A-4             0.290%                   0.580%
Class M-1             0.390%                   0.585%
Class M-2             0.400%                   0.600%
Class M-3             0.420%                   0.630%
Class M-4             0.520%                   0.780%
Class M-5             0.540%                   0.810%
Class M-6             0.620%                   0.930%
Class M-7             1.300%                   1.950%
Class M-8             1.500%                   2.250%

Class M-9             2.450%                   3.675%
Class M-10            2.500%                   3.750%
Class M-11            2.500%                   3.750%

(3)  The Class C certificates will not have a class principal amount.

(4) The Class P certificates will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

(5) The Class R certificates will not have a class principal amount and are the class of certificates representing the residual interest in the trust.

(6) The ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated. We refer you to "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

     The J.P. Morgan Acquisition Corp. 2006-HE1 Asset-Backed Pass-Through Certificates, Series 2006-HE1 will also have the following characteristics:

                                DELAY/                                               FINAL SCHEDULED
                               ACCRUAL    INTEREST ACCRUAL       EXPECTED FINAL        DISTRIBUTION       MINIMUM      INCREMENTAL
CLASS        RECORD DATE(1)   PERIOD(2)      CONVENTION      DISTRIBUTION DATE (3)       DATE (4)      DENOMINATION   DENOMINATIONS
-----        --------------   ---------   ----------------   ---------------------   ---------------   ------------   -------------
Class A-1          DD           0 day        Actual/360             May 2013           January 2036      $100,000           $1
Class A-2          DD           0 day        Actual/360            April 2008            May 2028        $100,000           $1
Class A-3          DD           0 day        Actual/360          December 2010         January 2036      $100,000           $1
Class A-4          DD           0 day        Actual/360             May 2013           January 2036      $100,000           $1
Class M-1          DD           0 day        Actual/360             May 2013           January 2036      $100,000           $1
Class M-2          DD           0 day        Actual/360             May 2013           January 2036      $100,000           $1
Class M-3          DD           0 day        Actual/360             May 2013           January 2036      $100,000           $1
Class M-4          DD           0 day        Actual/360             May 2013           January 2036      $100,000           $1
Class M-5          DD           0 day        Actual/360             May 2013           January 2036      $100,000           $1
Class M-6          DD           0 day        Actual/360             May 2013           January 2036      $100,000           $1
Class M-7          DD           0 day        Actual/360             May 2013           January 2036      $100,000           $1
Class M-8          DD           0 day        Actual/360             May 2013           January 2036      $100,000           $1
Class M-9          DD           0 day        Actual/360             May 2013           January 2036      $100,000           $1
Class M-10         DD           0 day        Actual/360             May 2013           January 2036      $250,000           $1
Class M-11         DD           0 day        Actual/360             May 2013           January 2036      $250,000           $1

(1) DD = For any distribution date, the close of business on the business day immediately before that distribution date.

(2) 0 day = For any distribution date, the interest accrual period will be the period beginning on the immediately preceding distribution date (or the closing date for the first interest accrual period) through the day prior to the related distribution date

(3) The expected final distribution date for each class of offered certificates is based upon (i) the applicable prepayment assumption for the mortgage loans, (ii) the modeling assumptions used in this prospectus supplement, as described under "Yield, Prepayment and Weighted Average Life--Weighted Average Lives " and (iii) assuming the option to purchase the mortgage loans is exercised by the terminating entity at the earliest possible distribution date, as described in this prospectus supplement under ""Description of the Certificates--Optional Clean-Up Call."

(4) The final scheduled distribution date for each class of offered certificates, other than the Class A-2 Certificates, is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan. The final scheduled distribution date for the Class A-2 Certificates is calculated assuming a prepayment assumption of 0% and adding one month.

The certificates offered by this prospectus supplement will be issued in book-entry form and in the minimum denominations (and in integral multiples of $1 in excess thereof) set forth under "Description of the Certificates -- General" in this prospectus supplement.

The certificates represent ownership interests in a trust fund which will consist primarily of two separate groups of mortgage loans, "group 1" and "group 2". Group 1 and group 2 together are sometimes referred to in this prospectus supplement as the "aggregate pool".

Generally, distributions to the Class A-1 Certificates will be solely derived from collections on the group 1 mortgage loans and distributions to the Class A-2, Class A-3 and Class A-4 Certificates will be solely derived from collections on the group 2 mortgage loans.

Collections from all the mortgage loans will be available to make distributions on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

                                 ISSUING ENTITY

J.P. Morgan Mortgage Acquisition Corp. 2006-HE1, a common law trust formed under the laws of the State of New York, will issue the certificates. The issuing entity, also referred to as the trust, will be formed pursuant to a pooling and servicing agreement among the depositor, the servicer, the securities administrator and the trustee. The certificates solely represent beneficial ownership interests in the trust fund created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor, the sponsor or any other person.

                                   THE TRUSTEE

U.S. Bank National Association, a national banking association, will act as trustee of the trust fund under the pooling and servicing agreement.

                                 THE ORIGINATORS

Approximately 92.40% and 88.49% of the mortgage loans in group 1 and group 2, respectively, were originated or acquired by ResMAE Mortgage Corporation. Approximately 7.60% and 11.51% of the mortgage loans in group 1 and group 2, respectively, were originated or acquired by Accredited Home Lenders, Inc. Approximately 89.85% and 10.15% of all Mortgage Loans were originated or acquired by ResMAE Mortgage Corporation and Accredited Home Lenders, Inc., respectively.

We refer you to "Description of the Mortgage Pool" in this prospectus supplement for more information.

                             THE SPONSOR AND SELLER

J.P. Morgan Mortgage Acquisition Corp., a Delaware corporation, has previously acquired the mortgage loans from the originators. On the closing date, J.P. Morgan Mortgage Acquisition Corp., as seller, will sell all of its interest in the mortgage loans to the depositor.

                                  THE DEPOSITOR

On the closing date, J.P. Morgan Acceptance Corporation I, a Delaware corporation, will assign all of its interest in the mortgage loans to the trustee for the benefit of certificateholders.

                                  THE CUSTODIAN

J.P. Morgan Trust Company, National Association, a national banking association, will maintain custody of the mortgage files relating to the mortgage loans on behalf of the trust fund.

                          THE SECURITIES ADMINISTRATOR

JPMorgan Chase Bank, National Association, a national banking association, will act as securities administrator under the pooling and servicing agreement. The securities administrator will be responsible for performing certain calculations relating to distributions on the certificates, making payments on the certificates, acting as certificate registrar and transfer agent for the trust. The Securities Administrator will hold accounts for the trust.

                                  THE SERVICERS

JPMorgan Chase Bank, National Association, a national banking association, and ResMAE Mortgage Corporation will each act as a servicer of a portion of the related mortgage loans until the servicing transfer date. Following the servicing transfer date, JPMorgan Chase Bank, National Association, a national baking association, will act as servicer of the mortgage loans.

We refer you to "The Servicers" and "The Pooling Agreement" in this prospectus supplement for more information.

                                THE SWAP PROVIDER

JPMorgan Chase Bank, National Association will be the swap provider under the interest rate swap agreement.

We refer you to "Description of the Certificates--The Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement for more information.

                           THE TRUST OVERSIGHT MANAGER

Pentalpha Surveillance LLC will act as trust oversight manager. The trust oversight manager will have the right to make certain recommendations with respect to the trust, but will not have any servicing responsibilities or rights to direct the servicers, the trustee, the custodian or other party with respect to the assets of the trust.

We refer you to "The Pooling Agreement--The Trust Oversight Manager" in this prospectus supplement for more information.

                                  NIMS INSURER

One or more insurance companies (together, the "NIMS Insurer") may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by all or a portion of the Class C Certificates and the Class P Certificates. In such event, the NIMS Insurer will be able to exercise rights which could adversely impact the certificateholders.

We refer you to "Risk Factors--Rights of NIMS Insurer" in this prospectus supplement for more information.

                                  CUT-OFF DATE

CLOSE OF BUSINESS ON FEBRUARY 1, 2006. The cut-off date is the date on and after which the trust fund will be entitled to receive all collections on and proceeds of the mortgage loans.

                                DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter, commencing in March 2006. Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

                                   RECORD DATE

The record date for the offered certificates, for so long as they are held in book-entry form, will be the business day immediately preceding a distribution date, and for any offered certificate that is not held in book-entry form, will be the last business day of the month preceding the month of a distribution date.

                            DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the related mortgage group or mortgage groups, each class of certificates will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount of such class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period in the order or priority specified under "Description of the Certificates--Distributions of Interest". On each distribution date, interest will accrue on each class of certificates at the least of (1) one-month LIBOR plus the related margin, (2) the net WAC rate and (3) the maximum cap rate for that distribution date. The net WAC rate is a limitation generally based on the weighted average mortgage rates of the mortgage loans during the applicable due period, net of certain allocable fees and expenses of the trust fund and any swap payments owed to the swap counterparty. The maximum cap rate is a limitation generally based on the weighted average of the maximum rates of the mortgage loans during the applicable due period, net of certain fees and expenses of the trust fund and any swap payments owed to the swap counterparty.

For each distribution date, the accrual period for the offered certificates, Class M-10 and Class M-11 Certificates will be the period from the previous distribution date or, in the case of the first accrual period, the closing date, to the day prior to the current distribution date. Interest on all classes of certificates for all accrual periods will be calculated and payable on the basis of the actual number of days in the accrual period, based on a 360-day year.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

We refer you to "Description of the Certificates -- Distributions of Interest" in this prospectus supplement for more information.

                           DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the certificates on any distribution date will be determined by (1) formulas that allocate principal payments received on the mortgage loans among the different classes of certificates and
(2) the amount of funds actually received on the mortgage loans and available to make distributions on the certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

On each distribution date, each class of certificates will receive principal payments in accordance with the priorities set forth in "Description of the Certificates -- Distributions of Principal" and based on principal collections from the related mortgage group or mortgage groups for the related due period.

The manner of allocating payments of principal on the mortgage loans among the related certificates will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers:

     - whether a distribution date occurs before, or on or after, the "stepdown date," which is the later of (1) the distribution date in March 2009 and (2) the first distribution date on which the ratio of
          (a) the total principal balance of the subordinate certificates plus any overcollateralization amount to (b) the total principal balance of the mortgage loans equals or exceeds the applicable percentage specified in this prospectus supplement;

     - whether a "cumulative loss trigger event" occurs, which is when cumulative losses on the mortgage loans are higher than certain levels specified in this prospectus supplement;

     - whether a "delinquency event" occurs, which is when the rate of delinquencies of the mortgage loans over any three-month period is higher than certain levels set forth in this prospectus supplement; and

     - whether the total principal balance of the senior certificates has been reduced to zero.

We refer you to "Description of the Certificates -- Distributions of Principal" in this prospectus supplement and "Description of the Securities - Distributions on Securities" in the prospectus for more information.

                        FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the offered certificates, other than the Class A-2 Certificates, is the distribution date in January 2036, which is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan. The final scheduled distribution date for the Class A-2 Certificates is the distribution date in May 2028, which is calculated assuming a prepayment assumption of 0% and adding one month. It is expected that the actual final distribution date for any class of offered certificates may occur earlier than the final scheduled distribution date because of prepayments on the related mortgage loans.

                OPTIONAL CLEAN-UP REDEMPTION OF THE CERTIFICATES

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, as described herein, the servicer will have the option to purchase all of the mortgage loans thereby causing an early retirement of the certificates. If the servicer elects not to exercise its option, the majority holder of the Class C Certificates or the NIMS Insurer may have the right to direct the servicer to exercise that option on its behalf.

We refer you to "Description of the Certificates -- Optional Clean-Up Call" in this prospectus supplement for more information.

                               CREDIT ENHANCEMENT

SUBORDINATION. The subordinate classes of certificates will provide credit enhancement for the senior certificates. In addition, the Class M-1 Certificates will have a payment priority over the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates; the Class M-2 Certificates will have a payment priority over the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates; the Class M-3 Certificates will have a payment priority over the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates; the Class M-4 Certificates will have a payment priority over the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates; the Class M-5 Certificates will have a payment priority over the Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates; the Class M-6 Certificates will have a payment priority over the Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates; the Class M-7 Certificates will have a payment priority over the Class M-8, Class M-9, Class M-10 and Class M-11 Certificates; the Class M-8 Certificates will have a payment priority over the Class M-9, Class M-10 and Class M-11 Certificates; and the Class M-9 Certificates will have a payment priority over the Class M-10 and Class M-11 Certificates.

If the mortgage loans in any group experience losses, then, generally, after the exhaustion or any available excess interest and any available net swap payments from the swap provider and after the reduction of the overcollateralized amount to zero, the principal amount of the subordinate class of certificates that is lowest in seniority and still outstanding will be reduced by the amount of those realized losses until the total outstanding principal balance of such class equals zero.

If a loss has been allocated to reduce the class principal amount of your class of certificates, you will receive no payment in respect of that reduction (except to the limited extent of Subsequent Recoveries). If the subordination of the subordinate certificates is insufficient to absorb losses, then the senior certificates relating to the group incurring the realized losses may never receive all of their principal payments.

Subordination is intended to enhance the likelihood of regular distributions of interest and principal on the more senior certificates and to afford those certificates protection against realized losses on the mortgage loans.

We refer you to "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Certificates" in this prospectus supplement for more information.

OVERCOLLATERALIZATION. The mortgage loans bear interest each month in an amount that is expected to exceed the amount needed to pay monthly interest on the certificates and to pay the fees and expenses of the trust. A portion of this excess interest will be applied to pay principal on the offered certificates and the Class M-10 and Class M-11 Certificates until the required level of overcollateralization is reached. This application will reduce the class principal amounts of the offered certificates faster than the principal balances of the mortgage loans. As a result, the aggregate principal balance of the mortgage loans is expected to exceed the aggregate class principal amount of the offered, Class M-10, Class M-11 and Class P Certificates. This feature is referred to as "overcollateralization." The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient excess interest will be generated by the mortgage loans to create or maintain the required level of overcollateralization.

We refer you to "Description of the Certificates - Overcollateralization Provisions" in this prospectus supplement for more information.

EXCESS INTEREST. The mortgage loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the certificates and to pay the fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). The excess interest from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to create or maintain overcollateralization at required levels as described in the pooling agreement.

We refer you to "Description of the Certificates--Allocation of Available Funds" and "--Overcollateralization Provisions" in this prospectus supplement for additional information.

INTEREST RATE SWAP AGREEMENT. The securities administrator, on behalf of a trust separate from the trust fund, referred to in this prospectus supplement as the supplemental interest trust, is expected to enter into an Interest Rate Swap Agreement with JPMorgan Chase Bank, National Association as swap provider (referred to in this prospectus supplement as the Swap Provider). Under the Interest Rate Swap Agreement, on each distribution date, the supplemental interest trust will be obligated to make fixed payments as specified in the Interest Rate Swap Agreement based on a schedule and the Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the notional amount for that distribution date and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360. To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any distribution date, the Swap Provider will make a Net Swap Payment for deposit into a segregated trust account established on the closing date (referred to in this prospectus supplement as the Swap Account) pursuant to the pooling agreement.

Upon early termination of the Interest Rate Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to any distribution to certificateholders.

We refer you to "Description of the Certificates--The Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement for more information.

Net Swap Payments and Swap Termination Payments payable by the supplemental interest trust (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from available funds before distributions to certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.

ALLOCATION OF LOSSES. If on any distribution date there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans as described under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement or Net Swap Payments received under the Interest Rate Swap Agreement, then realized losses on the mortgage loans will be allocated to the subordinate certificates as described below. If realized losses on the mortgage loans are allocated to the subordinate certificates, they will be allocated first, to the Class M-11 Certificates, second, to the Class M-10 Certificates, third, to the Class M-9 Certificates, fourth, to the Class M-8 Certificates, fifth, to the Class M-7 Certificates, sixth, to the Class M-6 Certificates, seventh, to the Class M-5 Certificates, eighth, to the Class M-4 Certificates, ninth, to the Class M-3 Certificates, tenth, to the Class M-2 Certificates and eleventh, to the Class M-1 Certificates. The pooling agreement does not permit the allocation of realized losses on the mortgage loans to the Class A or Class P Certificates; however, investors in the Senior Certificates should realize that under certain loss scenarios there will not be enough principal and interest on the mortgage loans on a distribution date to pay the Senior Certificates all interest and principal amounts to which those certificates are then entitled.

Realized losses allocated to the subordinate certificates will cause a permanent reduction to their class principal amounts (except for any reinstatement in respect of Subsequent Recoveries). However, the amount of any realized losses allocated to the subordinate certificates may be paid to the holders of these certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" and "Description of the Certificates --The Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

We refer you to "Description of the Certificates --Allocation of Losses; Subordination" in this prospectus supplement for more information.

                               THE MORTGAGE LOANS

STATISTICAL INFORMATION. The statistical information on the mortgage loans presented herein is based on the principal balance of such mortgage loans as of the close of business on February 1, 2006 (referred to herein as the "cut-off date"). Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date. As a result, the statistical distribution of the characteristics in the final mortgage groups as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

GENERAL. On the cut-off date, the assets of the trust fund consisted of 3,527 mortgage loans with a total principal balance of approximately $619,359,045. The mortgage loans consist primarily of adjustable and fixed rate, conventional, first and second lien residential mortgage loans, substantially all of which have an original term to stated maturity of 30 years.

GROUP 1 CHARACTERISTICS. As of the cut-off date, group 1 consisted of 1,388 mortgage loans having a total principal balance of approximately $216,377,719 (or approximately 34.94% of the aggregate cut-off date balance of the aggregate pool). Approximately 83.67%, 2.60%, and 0.06% of the group 1 mortgage loans adjust, commencing approximately two, three and five years, respectively, after origination, based on the Six-Month LIBOR Index. The mortgage interest rates of approximately 13.47% of the group 1 mortgage loans are fixed. Approximately 5.64%, 0.03% and 94.33% of the group 1 mortgage loans have original terms to maturity of approximately 15, 20 and 30 years, respectively.

Approximately 29.16%, 1.07% and 1.41% of the group 1 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of two, three and five years, respectively, following origination of such mortgage loan. Following such two-, three- or five-year period, the monthly payment with respect to each such group 1 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining 28-, 27- or 25-year term, as applicable, and to pay interest at the related mortgage interest rate. None of the group 1 mortgage loans with original terms to maturity of approximately 15 or 20 years provide for payments of interest at the related mortgage interest rate, but no payments of principal, for any period following origination of such mortgage loan.

GROUP 2 CHARACTERISTICS. As of the cut-off date, group 2 consisted of 2,139 mortgage loans having a total principal balance of approximately $402,981,326 (or approximately 65.06% of the aggregate cut-off date balance of the aggregate pool). Approximately 78.99%, 1.42%, and 0.14% of the group 2 mortgage loans adjust, commencing approximately two, three or five years, respectively, after origination, based on the Six-Month LIBOR Index. The mortgage interest rates of 19.27% of the group 2 mortgage loans are fixed. Approximately 11.70%, 0.05% and 88.25% of the group 2 mortgage loans have original terms to maturity of approximately 15, 25 and 30 years, respectively.

Approximately 30.63%, 0.32% and 2.77% of the group 2 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of two, three and five years, respectively, following origination of such mortgage loan. Following such two-, three- and five-year period, the monthly payment with respect to each such group 2 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining 28-, 27- or 25-year term, as applicable, and to pay interest at the related mortgage interest rate. None of the group 2 mortgage loans with original terms of maturity of approximately 15 or 25 years provide for payments of interest at the related mortgage interest rate, but no payments of principal, for any period following origination of such mortgage loan.

We refer you to "Description of the Mortgage Pool" in this prospectus supplement for more information.

SUMMARY STATISTICAL DATA. The following table summarizes the characteristics of the mortgage loans in the aggregate pool and each group as of the cut-off date. Tabular information concerning the statistical characteristics of the mortgage loans in the aggregate pool and each mortgage group as of the cut-off date can be found at "Description of the Mortgage Pool -- Tabular Characteristics of the Mortgage Loans" in this prospectus supplement.

AGGREGATE OUTSTANDING PRINCIPAL BALANCE
Aggregate Pool...............................   $619,359,045
Group 1:.....................................   $216,377,719
Group 2:.....................................   $402,981,326


AGGREGATE NUMBER OF MORTGAGE LOANS

Aggregate Pool...............................          3,527
Group 1:.....................................          1,388
Group 2:.....................................          2,139

AVERAGE STATED PRINCIPAL BALANCE
Aggregate Pool:..............................       $175,605
Group 1:.....................................       $155,892
Group 2:.....................................       $188,397

WEIGHTED AVERAGE CURRENT MORTGAGE RATE
Aggregate Pool...............................         7.896%
Group 1:.....................................         7.891%
Group 2:.....................................         7.898%

WEIGHTED AVERAGE MARGIN (ARM LOANS)
Aggregate Pool...............................         6.023%
Group 1:.....................................         6.028%
Group 2:.....................................         6.020%

WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY
Aggregate Pool...............................     343 months
Group 1:.....................................     350 months
Group 2:.....................................     339 months

WEIGHTED AVERAGE REMAINING TERM TO MATURITY
Aggregate Pool...............................     339 months
Group 1:.....................................     346 months
Group 2:.....................................     335 months

                         SERVICING OF THE MORTGAGE LOANS

Prior to the servicing transfer date, which is expected to be April 1, 2006, ResMAE Mortgage Corporation will service, under the mortgage loan purchase agreement, the mortgage loans originated or acquired by ResMAE Mortgage Corporation and JP Morgan Chase Bank, National Association, a national banking association, will service the mortgage loans originated and acquired by Accredited Home Lenders, Inc. After the servicing transfer date, it is expected that JPMorgan Chase Bank, National Association will service all of the mortgage loans under the pooling agreement. There can be no assurance that the transfer of servicing will take place on the servicing transfer date, or any other date.

Under the pooling agreement or the mortgage loan purchase agreement, as applicable, the servicer is generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the related mortgage loans on the immediately preceding determination date.

The servicer will be entitled to reimburse itself for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans. However, if the servicer makes advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, the servicer will be entitled to reimbursement for such advances prior to any distributions to certificateholders. Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses

We refer you to "The Pooling Agreement--Advances" in this prospectus supplement for more detail.

                                FEES AND EXPENSES

Before payments are made on the certificates, the servicer will be paid a monthly fee calculated at an annual rate of 0.50% on the principal balance of the mortgage loans as described under "The Pooling Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

In addition, before payments are made on the certificates, each of the securities administrator, the trustee, the trust oversight manager and the custodian will be paid a monthly fee on the principal balance of the mortgage loans as described under "Description of the Certificates--Distributions of Interest" in this prospectus supplement. Expenses of, and certain other amounts owed to, the servicer, the custodian, the securities administrator, the trustee and the trust oversight manager will be reimbursed before payments are made on the certificates.

See "Fees and Expenses of the Trust Fund" in this prospectus supplement.

                             MATERIAL FEDERAL INCOME
                                TAX CONSEQUENCES

For federal income tax purposes, a designated portion of the trust fund will comprise multiple REMICs in a tiered structure. Each offered certificate will represent a regular interest in a REMIC, coupled with certain contractual rights and obligations.

We refer you to "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for more information.

                                  ERISA MATTERS

The offered certificates may be eligible for acquisition by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") ("Plans") provided the acquisition and holding of such offered certificates is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under "ERISA Considerations".

We refer you to "ERISA Matters" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus for more information.

                                LEGAL INVESTMENT

The certificates will NOT constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

We refer you to "Legal Investment" in the prospectus for more information.

                           RATING OF THE CERTIFICATES

The certificates offered by this prospectus supplement will initially have ratings at least as high as the ratings specified on page S-1 from Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., Fitch, Inc. and Moody's Investors Service, Inc.

                                  RISK FACTORS

     Investors should consider the following factors in connection with the purchase of certificates. You should also consider the risk factors described in the accompanying prospectus. All statistical information referred to in this section is based on the mortgage groups as constituted on the cut-off date.

THE UNDERWRITING STANDARDS OF THE ORIGINATORS ARE NOT AS STRINGENT AS THOSE OF FANNIE MAE AND FREDDIE MAC, WHICH MAY RESULT IN LOSSES

     The originators' underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of that property as collateral for the mortgage loan and the applicant's credit standing and ability to repay. The originators provide loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property. While the primary consideration in underwriting a mortgage loan is the value and adequacy of the mortgaged property as collateral, the originators also consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The originators' underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originators' loan-to-value ratio determination.

     The mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.

     As a result of these underwriting standards, the mortgage loans in the mortgage group are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

     Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage group than on mortgage loans originated in a more traditional manner. We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

INCLUSION OF DELINQUENT MORTGAGE LOANS MAY INCREASE RISK OF LOSS

     Approximately 0.48% and 0.63% of the group 1 mortgage loans and group 2 mortgage loans, respectively, were 30 to 59 days delinquent by aggregate principal balance as of the close of business on the cut-off date. As of the cut-off date, no mortgage loan is 60 or more days delinquent. As a result, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent mortgage loan will not ever become current or, if it does become current, that the borrower may become delinquent again.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

     The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans of the related mortgage group or mortgage groups. For example, the rate of principal payments on the mortgage loans will be affected by the following:

     -    the amortization schedules of the mortgage loans;

     - the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

          -    refinancing by borrowers;

          -    liquidations of defaulted loans by the servicer; and

          - repurchases of mortgage loans by an originator or the seller as a result of defective documentation or breaches of representations and warranties.

     The yield to maturity of the certificates will also be affected by any exercise of the optional clean-up call on the mortgage loans.

     The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

     - if you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

     - if you are purchasing any offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected, and you could lose your initial investment;

     - if the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect, and you could lose all or a portion of your initial investment;

     - the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect;

     - the priorities governing payments of principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior certificates relative to the classes of subordinate certificates;

     - The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on the mortgage loans may decrease;

     - Approximately 71.28% of the group 1 mortgage loans and approximately 78.67% of the group 2 mortgage loans (in each case, by aggregate principal balance of the related Group as of the cut-off date) require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six to sixty months after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period;

     - An originator or the seller, as applicable, may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the servicer or the NIMS Insurer, if any, have the option to purchase mortgage loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this prospectus supplement and the pooling and servicing agreement. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans;

     - The servicer (or if the servicer elects not to exercise its option, the servicer at the direction of the majority Class C certificateholders or the NIMS Insurer, if any, may direct the servicer to exercise, on its behalf) may purchase all of the mortgage loans when the aggregate principal balance of the mortgage loans is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date;

     - If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect; and

     - The overcollateralization provisions may result in an accelerated rate of principal distributions to holders of the more senior classes of offered certificates.

     See "Yield, Prepayment and Weighted Average Life" and "Description of the Certificates -- Distributions of Principal" in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

RIGHTS OF THE NIMS INSURER

          Pursuant to the terms of the pooling agreement, unless there exists a continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities (such event, a "NIMS Insurer Default"), such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Senior and Subordinate Certificates, without the consent of such holders, and the holders of the Senior and Subordinate Certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of servicer defaults and the right to direct the trustee or the securities administrator to terminate the rights and obligations of the servicer under the pooling agreement in the event of a default by the servicer; (ii) the right to remove the trustee, the securities administrator or any co-trustee or custodian pursuant to the pooling agreement; and (iii) the right to direct the trustee or the securities administrator to make investigations and take actions pursuant to the pooling agreement. In addition, unless a NIMS Insurer Default exists, such NIMS Insurer's consent will be required prior to, among other things, (i) the removal or replacement of the servicer, any successor servicer or the trustee,
(ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the pooling agreement.

Investors in the Senior and Subordinate Certificates should note that:

     - any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the Senior and Subordinate Certificates;

     -    the rights to be granted to the NIMS Insurer, if any, are extensive;

     - the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the Senior and Subordinate Certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the Senior and Subordinate Certificates in connection with the exercise or nonexercise of such NIMS Insurer's rights;

     - such NIMS Insurer's exercise of the rights and consents set forth above may negatively affect the Senior and Subordinate Certificates and the existence of such NIMS Insurer's rights, whether or not exercised, may adversely affect the liquidity of the Senior and Subordinate Certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

     - there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS

     Approximately 29.16%, 1.07% and 1.41% and approximately 30.63%, 0.32% and 2.77% of the mortgage loans in group 1 and group 2, respectively, provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of two, three and five years, respectively, following the origination of the related mortgage loan. Following the applicable interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

     Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully amortizing mortgage loans. If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first five years of the term of the mortgage loan as a disincentive to prepayment.

     If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

     See "Description of the Mortgage Pool" in this prospectus supplement.

CREDIT ENHANCEMENT FOR THE OFFERED CERTIFICATES MAY BE INADEQUATE

     The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Senior Certificates, and to a limited extent, the holders of the offered subordinate certificates, will receive regular payments of interest and principal, as applicable. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicers nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

     If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

EXCESS INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO CREATE OR MAINTAIN OVERCOLLATERALIZATION

     We expect the mortgage loans to generate more interest than is needed to pay interest owed on the offered certificates and the Class M-10 and Class M-11 Certificates and to pay certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event). Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to create or maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to create or maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate.

     - Every time a mortgage loan is prepaid in full or in part, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

     - Every time a mortgage loan is liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

     - If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on the applicable date to make required distributions on the certificates.

     - Approximately 82.75% of the mortgage loans, by aggregate principal balance of the mortgage loans as of the cut-off date, are adjustable-rate mortgage loans. The first adjustment of the mortgage rates for approximately 80.63%, 1.83% and 0.11% of the mortgage loans, by aggregate principal balance of the mortgage loans as of the cut-off date, will not occur for approximately two, three or five years, respectively, after the date of origination, based on the Six-Month LIBOR Index. As a result, the interest rates on the offered certificates may increase relative to the interest rates on the mortgage loans, or may remain constant as the interest rates on the mortgage loans decline. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.

MORTGAGE LOAN RATES MAY ADVERSELY AFFECT THE YIELD ON THE OFFERED CERTIFICATES

     The offered certificates accrue interest at certificate interest rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the certificate interest rates on the offered certificates is based on the weighted average of the interest rates on the mortgage loans, net of certain fees and expenses of the trust and the supplemental interest trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event). The mortgage rates on the mortgage loans are either fixed-rate or adjust based on a six-month LIBOR index. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their interest rates. As a result, the offered certificates may accrue less interest than they would accrue if their interest rates were based solely on the one-month LIBOR index plus the specified margins.

     A variety of factors could limit the interest rates on the offered certificates and may adversely affect the yields to maturity on the offered certificates. Some of these factors are described below.

     - The certificate interest rates for the offered certificates adjust monthly while the mortgage rates on the mortgage loans either do not adjust or may adjust less frequently. Consequently, the cap on the offered certificates may limit increases in the interest rates for extended periods in a rising interest rate environment.

     - Six-month LIBOR may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that the six-month LIBOR rate applicable to the adjustable-rate mortgage loans may decline while the one-month LIBOR rate applicable to the offered certificates is stable or rising, increasing the likelihood that the interest rate applicable to one or more classes of offered certificates is the cap rate. It is also possible that the six-month LIBOR rate applicable to the adjustable-rate mortgage loans and the one-month LIBOR rate applicable to the offered certificates may decline or increase during the same period, but one-month LIBOR may decline more slowly or increase more rapidly.

     If the interest rates on the offered certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these classes of certificates on such distribution date or on future distribution dates to the extent that there is sufficient available funds remaining after distributions on the offered certificates and the Class M-10 and Class M-11 Certificates and the payment of certain fees and expenses of the trust and the supplemental interest trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event). No assurances can be given that such additional funds will be available.

     Amounts distributed on the offered certificates in respect of such shortfalls may be supplemented by the Interest Rate Swap Agreement to the extent that the floating payment by the Swap Provider exceeds the fixed payment by the supplemental interest trust on any distribution date and such amount is available in the priority described in this prospectus supplement. However, the amount received from the Swap Provider under the Interest

Rate Swap Agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

RESMAE MORTGAGE CORPORATION OBLIGATION COULD RESULT IN PREPAYMENT OF
CERTIFICATES

     With respect to approximately 3233 mortgage loans (representing approximately 89.85% of the mortgage loans), if the second monthly payment following the sale of the mortgage loans originated or acquired by ResMAE Mortgage Corporation to the seller is not made by the 30th day following the date it was due, ResMAE Mortgage Corporation in its capacity as originator will be obligated to purchase any such mortgage loan. The seller will not have any obligation to purchase such mortgage loans if ResMAE Mortgage Corporation in its capacity as originator fails to do so.

     Any such purchase will result in a payment of principal to the holders of the offered certificates then entitled to payment of principal. As a result, any such purchase will have a negative effect on the yield of any such certificate purchased at a premium. See "The Pooling Agreement--Assignment of the Mortgage Loans" in this prospectus supplement.

THE OFFERED SUBORDINATE CERTIFICATES INVOLVE ADDITIONAL RISKS

     The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will be progressively more sensitive in that order to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of those certificates may be lower than the yield anticipated by such investor. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage group are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date and any Net Swap Payment received under the Interest Rate Swap Agreement, will reduce the class principal amount of the class of subordinate certificates then outstanding with the lowest payment priority. As a result of these reductions, less interest will accrue on that class of subordinate certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no amounts will be distributable with respect to the written down amount, except to the limited extent pursuant the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" and "Description of the Certificates--The Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement. Unless the aggregate class principal amount of the Senior Certificates has been reduced to zero, the offered subordinate certificates will not be entitled to any principal distributions until at the earliest the distribution date in March 2009 or a later date as provided in this prospectus supplement or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of those certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of such certificates, the holders of those certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for those certificates to receive no principal distributions even if no losses have occurred on the mortgage group.

YIELDS ON THE OFFERED SUBORDINATE CERTIFICATES ARE SENSITIVE TO PREPAYMENTS AND LOSSES

     The multiple class structure of the Subordinate Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. The yield to maturity on those certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent the losses are not covered by excess interest, overcollateralization or a class of offered subordinate certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered subordinate certificates may be adversely affected by losses even if such classes of certificates are subsequently reimbursed for such losses.

PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT INTEREST SHORTFALLS MAY REDUCE YOUR YIELD

     When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicers are required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full on the mortgage loans during that portion of the related prepayment period in the preceding calendar month, but only up to the amount of the servicer's servicing fee for the related calendar month received by such servicer.

     In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act, as amended, or comparable state laws (together, for purposes of this prospectus supplement, the "Relief Act") may occur (the "Relief Act Interest Shortfalls"). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. These borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the servicer, and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates on a pro rata basis. In addition, the Relief Act imposes certain limitations that would impair the servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter.

     In response to the terrorist attacks in the United States on September 11, 2001 and the current situation in Iraq, the United States has initiated military operations and has placed a substantial number of military reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. These operations will increase the likelihood that Relief Act Interest Shortfalls may occur.

     On any distribution date, any Relief Act Interest Shortfalls and (to the extent not covered by compensating interest paid by the servicer) any prepayment interest shortfalls will be allocated, first, to the excess interest, and thereafter, to the interest otherwise due with respect to the offered certificates, Class M-10 and Class M-11 Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for the distribution date. If Relief Act Interest Shortfalls or prepayment interest shortfalls are allocated to the offered certificates, Class M-10 and Class M-11 Certificates, the amount of interest paid on those certificates will be reduced, adversely affecting the yield on these certificates.

CASH FLOW CONSIDERATIONS AND RISKS

     The related mortgage loans, the related mortgaged property and other assets of the trust fund are the sole source of payments on the certificates. Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent. This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

     Mortgage loans with high loan-to-value ratios may present a greater risk of loss than mortgage loans with lower loan-to-value ratios. Approximately 32.31% of the mortgage loans, based on the aggregate scheduled principal balance of the mortgage loans as of the cut-off date, had loan-to-value ratios at origination in excess of 80%, but no more than 100%. Additionally, the respective originators' determination of the value of a mortgaged property used in the calculation of the loan-to-values ratios of the mortgage loans may differ from the actual value of such mortgaged properties. None of the mortgage loans in the mortgage group were covered by a primary mortgage insurance policy at origination.

SIMULTANEOUS SECOND LIEN RISK

     With respect to approximately 32.55% of the group 1 mortgage loans and approximately 45.67% of the group 2 mortgage loans, at the time of origination of the first lien mortgage loan, the related originator also originated a second lien mortgage loan which may or may not be included in the trust. The weighted average original loan-to-value ratio of such mortgage loans is approximately 79.96%, with respect to such group 1 mortgage loans and approximately 79.96% with respect to such group 2 mortgage loans and the weighted average original combined loan-to-value ratio of such mortgage loans (including the second lien) is approximately 99.52%, with respect to such group 1 mortgage loans and approximately 99.69%, with respect to such group 2 mortgage loans. With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan even though the first lien loan is current which would constitute a default on the first lien loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the related originator, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property was also encumbered by a second lien mortgage to a mortgagee other than the related originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the related originator or from any other lender.

THERE ARE RISKS RELATING TO MORTGAGE LOANS SECURED BY SECOND LIENS

     Approximately 5.08% and 11.35% of the group 1 and group 2 mortgage loans (in each case, by aggregate principal balance of the related group as of the cut-off date), respectively, are secured by a second lien that is subordinate to the rights of the mortgagee under a first mortgage loan on the related mortgaged property. The proceeds from any liquidation, insurance or condemnation proceeding will be available to satisfy the outstanding principal balance of such subordinate mortgage loans only to the extent that the claims of the senior mortgage loans have been satisfied in full, including any foreclosure costs. In certain circumstances where the servicer determines that it would be uneconomical to foreclose on the mortgaged property, the servicer may modify or waive any term of the mortgage loan, including accepting a lesser amount than stated in the mortgage note in satisfaction of the mortgage note. The servicer may charge off any second lien mortgage loan that is 180 days or more delinquent. The foregoing consideration will be particularly applicable to subordinate mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on second lien mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

A DECREASE IN THE VALUE OF MORTGAGED PROPERTY MAY INCREASE THE RISK OF LOSS

     There are several factors that could adversely affect the value of a mortgaged property and cause the outstanding balance of the related mortgage loan, together with any senior financing, to equal or exceed the value of that mortgaged property. Among the factors that could adversely affect the value of a mortgaged property are:

     - an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

     - a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; or

     - natural disasters that are not necessarily covered by insurance, including earthquakes, hurricanes, wildfires, floods and eruptions.

     If a decline in the value of the mortgaged properties occurs, the actual rates of delinquencies, foreclosure and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS COULD ADVERSELY AFFECT YOUR
INVESTMENT

     Approximately 37.97% and 56.43% of the aggregate principal balance of the mortgage loans included in group 1 and group 2, respectively, are secured by mortgaged properties located in California. There are also significant concentrations of mortgage loans in other states as described under "Description of the Mortgage Pool -- Tabular Characteristics of the Mortgage Loans" in this prospectus supplement. Consequently, losses and prepayments on the mortgage loans in a particular group and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in any of these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mudslides, fires and floods in these areas.

MILITARY ACTION AND TERRORIST ATTACKS

     The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States or other incidents and related military action, may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state laws, and the servicer will not be required to advance for any interest shortfall caused by any such reduction. Shortfalls in interest may result from the application of the Servicemembers Civil Relief Act or similar state laws. Interest payable to senior and subordinate certificateholders will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state laws.

ABILITY TO RESELL SECURITIES MAY BE LIMITED

     There is currently no market for any of the certificates and the underwriter is not required to assist investors in resales of the offered certificates, although it may do so. We cannot assure you that a secondary market will develop, or if it does develop, that it will continue to exist for the term of the certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary market for mortgage pass-through certificates has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severe adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

CONSEQUENCES OF OWNING BOOK-ENTRY SECURITIES

     LIMIT ON LIQUIDITY OF SECURITIES. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     LIMIT ON ABILITY TO TRANSFER OR PLEDGE. Since transactions in the book-entry certificates can be effected only through the DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such certificates, may be limited due to lack of physical certificates.

     DELAYS IN PAYMENTS. You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by the securities administrator to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

     The mortgage loans were either originated or acquired in accordance, generally, with the underwriting guidelines described in this prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the related mortgage loans.

THE SELLER AND THE ORIGINATOR MAY NOT BE ABLE TO REPURCHASE DEFECTIVE MORTGAGE LOANS

     Each of the seller and the related originator has made various representations and warranties related to the mortgage loans with respect to the mortgage loans sold by it. Those representations are summarized in "The Pooling Agreement--Assignment of the Mortgage Loans" in this prospectus supplement.

     If the seller or the related originator fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller or the related originator would be required to repurchase or substitute for the defective mortgage loan. It is possible that the seller or the related originator may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of the seller or the related originator to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

REIMBURSEMENT OF ADVANCES BY THE SERVICER COULD DELAY DISTRIBUTIONS ON THE CERTIFICATES

     Under the pooling agreement, the servicer will generally make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments or recoveries on the mortgage loans. The servicer may make such advances from amounts held for future distribution. In addition, the servicer may withdraw from the collection account funds that were not included in available funds for the preceding distribution date to reimburse itself for advances previously made. Any such amounts withdrawn by the servicer in reimbursement for advances previously made are generally required to be replaced by the servicer on or before the next distribution date, subject to subsequent withdrawal. To the extent that the servicer is unable to replace any amounts withdrawn in reimbursement of advances previously made, there could be a delay in distributions on the offered certificates. Furthermore, the servicer's right to reimburse itself for advances previously made from funds held for future distribution could lead to amounts required to be restored to the collection account by the servicer that are higher, and potentially substantially higher, than one month's advance obligation.

THE CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY

     The certificates will not represent an interest in or obligation of the depositor, the servicer, the sponsor, the originators, the seller, the trustee, the securities administrator, the trust oversight manager, the swap provider or any of their respective affiliates. Neither the offered certificates nor the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the sponsor, the originators, the seller, the trustee, the securities administrator, the trust oversight manager, the swap provider or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the offered certificates, and there will be no recourse to any entity in the event that those proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

THE INTEREST RATE SWAP AGREEMENT AND THE SWAP PROVIDER

     Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this prospectus supplement to cover losses, maintain overcollateralization, pay interest shortfalls and basis risk shortfalls. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a distribution date exceeds the fixed amount owed to the Swap Provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) generally exceeds 5.0375%. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the loans. Any net payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the loans, thereby increasing the relative proportion of interest collections on the loans that must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates, Class M-10 and Class M-11 Certificates. In addition, any termination payment payable to the Swap Provider (other than a termination payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders.

     Upon early termination of the Interest Rate Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the subordinate certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the supplemental interest trust before such effects are borne by the senior certificates and one or more classes of subordinate certificates may suffer a loss as a result of such payment. Investors should note that the level of one-month LIBOR as of February 22, 2006 is approximately 4.571% which means the supplemental interest trust will make a Net Swap Payment to the Swap Provider unless and until one-month LIBOR exceeds approximately 5.0375%.

     To the extent that distributions on the offered certificates, Class M-10 and Class M-11 Certificates depend in part on payments to be received by the supplemental interest trust under the Interest Rate Swap Agreement, the ability of the Securities Administrator to make such distributions on such certificates will be subject to the credit risk of the Swap Provider to the Interest Rate Swap Agreement. The credit ratings of the Swap Provider as of the date of this prospectus supplement are lower than the ratings assigned to the senior certificates. See "Description of the Certificates--The Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

     Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement.

     The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia's Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the trust fund. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The related originator and the seller have warranted that the mortgage loans do not include any mortgage loan in violation of HOEPA or similar state laws. However, if the trust fund should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable.

     Given that the mortgage lending and servicing business involves the compliance with numerous local, state and federal lending laws, lenders and servicers, including the related originator from which the seller purchased the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business. It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto. If any finding were to have a material adverse effect on the financial condition of the servicer or on the validity of the mortgage loans, losses on the certificates could result.

     See "Material Legal Aspects of the Loans" in the accompanying prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

     It is believed that the transfer of the mortgage loans from the seller to the depositor and from the depositor to the trust fund will each be treated as a sale rather than a secured financing for purposes of federal and state law. Counsel for the seller and the depositor will render an opinion on the closing date that in the event of the bankruptcy of either the seller or the depositor, the mortgage loans and other assets of the trust fund would not be considered part of the seller's or depositor's bankruptcy estates and, thus, would not be available to their creditors. On the other hand, a bankruptcy trustee or one of the creditors of the seller or the depositor might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

TRANSFERS OF SERVICING MAY RESULT IN INCREASED DELINQUENCIES OR DEFAULTS

     The servicing function with respect to approximately 89.85% of the mortgage loans is expected to be transferred from ResMAE Mortgage Corporation to JPMorgan Chase Bank, National Association, after the closing date. Servicing transfers can result in a temporary increase in delinquencies or defaults on the transferred loans.

RESMAE MORTGAGE CORPORATION WILL ONLY INTERIM SERVICE THE RELATED MORTGAGE LOANS FOR A SHORT PERIOD

     The historical information presented in this prospectus supplement relating to ResMAE Mortgage Corporation is necessarily limited and the actual experience of the related mortgage loans owned by the trust may be materially different from such historical performance information. Specifically, historical information relating to ResMAE Mortgage Corporation's servicing may not be relevant with respect to any time after the transfer of servicing to JPMorgan Chase Bank, National Association.

THE BALLOON LOANS IN THE MORTGAGE POOL HAVE A GREATER DEGREE OF RISK OF DEFAULT

     Approximately 5.05% and 11.34% of the mortgage loans included in group 1 and group 2, respectively (by aggregate principal balance of the mortgage loans as of the cut-off date), will not fully amortize over their terms to maturity and, thus, will require principal payments at their stated maturity, which may be substantially greater than the monthly payments otherwise due on such mortgage loans (i.e., balloon payments). Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend on the mortgagor's ability either to timely refinance the mortgage loan or to timely sell the mortgaged property. The ability of a mortgagor to refinance the mortgage loan or sell the related mortgaged property will be affected by a number of factors, including:

     - the level of available mortgage interest rates at the time of refinancing or sale;

     -    the mortgagor's equity in the related mortgaged property;

     -    prevailing general economic conditions; and

     -    the availability of credit for residential properties generally.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The following is a summary description of the Mortgage Loans in the Mortgage Groups as of the close of business on February 1, 2006 (the "Cut-off Date"). The information presented herein does not take into account any Mortgage Loans that have or may prepay in full or have been or may be removed because of incomplete documentation or otherwise for the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor. As a result, the information regarding the Mortgage Loans may vary from comparable information based upon the actual composition of the Mortgage Groups as of the Closing Date, although such variance will not be material.

     Whenever reference is made herein to a percentage of some or all of the Mortgage Loans or some or all of a Mortgage Group, such percentage is determined on the basis of the Stated Principal Balance (as defined below at "Description of the Certificates -- Glossary") of the Mortgage Loans in aggregate or of a particular Mortgage Group as of the Cut-off Date.

     The Mortgage Loans were previously acquired by the Seller directly from the Originators pursuant to certain mortgage loan sale and servicing agreements between the related Originator and the Seller (the "Mortgage Loan Purchase Agreements"). Under certain assignment, assumption and recognition agreement, dated as of the Closing Date, among the related Originator, the Trustee, the Seller and the Depositor (the "Assignment, Assumption and Recognition Agreements"), the related Originator will make, as of the Closing Date, certain representations and warranties to the Trust relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and the Assignment, Assumption and Recognition Agreement and certain characteristics of the Mortgage Loans. The Seller will assign the Mortgage Loans and all of its rights under the Mortgage Loan Purchase Agreement to the Depositor pursuant to one or more assignment and assumption agreements. Pursuant to a pooling and servicing agreement, dated as of February 1, 2006, among the Seller, the Depositor, JPMorgan Chase Bank, National Association, as servicer, the Securities Administrator, the Trust Oversight Manager and the Trustee (the "Pooling Agreement"), the Depositor will cause the Mortgage Loans to be assigned to the Trust for the benefit of the certificateholders. Subject to certain limitations, pursuant to the related Mortgage Loan Purchase Agreement, the related Originator will be obligated to repurchase, or substitute a similar mortgage loan for, any Mortgage Loan as to which there exists deficient documentation or an uncured breach of certain representations or warranties, if such breach of any such representation or warranty materially and adversely affects the interests of the certificateholders in such Mortgage Loan. In the event that ResMAE is unable to repurchase, or substitute a similar mortgage loan for, any Mortgage Loan as specified in the above, the Seller will repurchase, or substitute a similar mortgage loan for, any Mortgage Loan, as appropriate. Subject to certain limitations, the Seller will be obligated to repurchase, or substitute a similar loan for, any Mortgage Loan as to which there exists an uncured breach of certain representations and warranties, if such breach of any such representation or warranty materially and adversely affects the interests of the certificateholders in such Mortgage Loan, made by the Seller in the Pooling Agreement, as described in "The Pooling Agreement--Assignment of Mortgage Loans" in this prospectus supplement. The Seller is selling the Mortgage Loans to the Depositor without recourse and will have no obligation with respect to the certificates in its capacity as Seller other than the repurchase or substitution obligations described in this prospectus supplement. The Depositor is also selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as Depositor. The related Originator will not have any obligation with respect to the certificates in its capacity as originator other than the repurchase or substitution obligations described in this prospectus supplement.

THE MORTGAGE LOANS

     At the Cut-off Date, the assets of the Trust Fund consisted of two groups ("Group 1" and "Group 2", respectively, and each, a "Mortgage Group") having, in aggregate, 3,527 fixed and adjustable rate mortgage loans (the "Mortgage Loans") secured by first and second liens on one- to four-family residential properties (each, a "Mortgaged Property"), substantially all of which have original terms to maturity of 30 years having an aggregate Stated Principal Balance as of the cut-off date of approximately $619,359,045 (the "Aggregate Cut-off Date Balance"). Group 1 and Group 2 are collectively referred to in this prospectus supplement as the "Aggregate Pool".

     The Mortgage Loans are subject to the "due-on-sale" provisions included therein which, among other things, may provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property (as defined herein).

     As described herein at "Description of the Certificates--General," the Mortgage Loans have been segregated into Group 1 and Group 2 for the purpose of allocating distributions among the Senior Certificates. Each Mortgage Group has the characteristics described below.

     Group 1 consists of 1,388 Mortgage Loans (the "Group 1 Mortgage Loans") having a Cut-off Date balance of approximately $216,377,719 (approximately 34.94% of the Aggregate Cut-off Date Balance). Group 1 consists of Mortgage Loans with original principal balances that conform to the guidelines of Fannie Mae or Freddie Mac. Approximately 86.53% and 13.47% of the Group 1 Mortgage Loans are Six Month LIBOR indexed Mortgage Loans and fixed rate Mortgage Loans, respectively (see "--The Index" below). Approximately 5.64%, 0.03% and 94.33% of Group 1 Mortgage Loans have original terms to maturity of approximately 15, 20 and 30 years, respectively. Approximately 29.16%, 1.07% and 1.41% of the Group 1 Mortgage Loans provide for payment of interest at the related rate at which interest accrues on the related Mortgage Loan (the "Mortgage Rate"), but no payment of principal, for a period of two, three and five years, respectively, following the origination of the related Mortgage Loan. Following such two-, three- or five-year interest-only period, the Scheduled Payment with respect to each such Group 1 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate.

     As of the Cut-off Date, with respect to the Group 1 Mortgage Loans, the weighted average current Mortgage Rate is approximately 7.891% per annum, the weighted average margin for the Group 1 adjustable rate loans is approximately 6.028%, the weighted average remaining term to maturity is approximately 346 months and the weighted average remaining interest-only term of the interest-only Group 1 Mortgage Loans is approximately 22 months.

     Approximately 83.67%, 2.60% and 0.06% of the Group 1 Mortgage Loans adjust, commencing approximately two, three or five years, respectively, after origination, based on the Six-Month LIBOR Index.

     Group 2 consists of 2,139 Mortgage Loans (the "Group 2 Mortgage Loans") having a Cut-off Date balance of approximately $402,981,326 (approximately 65.06% of the Aggregate Cut-off Date Balance). Group 2 consists of Mortgage Loans with original principal balances that may or may not conform to the guidelines of Fannie Mae or Freddie Mac. Approximately 80.73% and 19.27% of the Group 2 Mortgage Loans are Six Month LIBOR indexed Mortgage Loans and fixed rate Mortgage Loans, respectively (see "--The Index" below). Approximately 11.70%, 0.05% and 88.25% of the Group 2 Mortgage Loans have original terms to maturity of approximately 15, 25 and 30 years, respectively. Approximately 30.63%, 0.32% and 2.77% of the Group 2 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of two, three and five years, respectively, following the origination of the related Mortgage Loan. Following such two-, three- or five-year interest-only period, the Scheduled Payment with respect to each such Group 2 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate.

     As of the Cut-off Date, with respect to the Group 2 Mortgage Loans, the weighted average current Mortgage Rate is approximately 7.898% per annum, the weighted average margin for the Group 2 adjustable rate loans is approximately 6.020%, the weighted average remaining term to maturity is approximately 335 months and the weighted average remaining interest-only term of the interest-only Group 2 Mortgage Loans is approximately 23 months.

     Approximately 78.99%, 1.42% and 0.14% of the Group 2 Mortgage Loans adjust, commencing approximately two, three or five years, respectively, after origination, based on the Six-Month LIBOR Index.

     Approximately 5.05% and 11.34% of the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, will not fully amortize over their terms to maturity and, thus, will require principal payments at their stated maturity (the "Balloon Loans").

     All of the Mortgage Loans were originated or acquired initially by ResMAE Mortgage Corporation and Accredited Home Lenders, Inc. ("ResMAE" and "Accredited", respectively and together, the "Originators").

     Certain general information with respect to the Mortgage Loans is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Trust Fund and other mortgage loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 5%.

     None of the Mortgage Loans will be guaranteed by any governmental agency. Pursuant to the related Assignment, Assumption and Recognition Agreement the related Originator, the Seller will assign to the Trustee, on behalf of the Trust Fund, its interests in the Mortgage Loan Purchase Agreement.

     The Mortgage Loans have been acquired directly or indirectly by the Seller from the related Originator in the ordinary course of its business pursuant to the related Mortgage Loan Purchase Agreement. All of the Mortgage Loans were underwritten by the related Originator substantially in accordance with the related underwriting criteria utilized by such Originator during the period of origination of the Mortgage Loans. See "The Originators--Underwriting Standards" below. Prior to April 1, 2006, (the "Servicing Transfer Date"), ResMAE will service, pursuant to the Mortgage Loan Purchase Agreement, the Mortgage Loans originated or acquired by ResMAE and JPMorgan Chase Bank, National Association will service the Mortgage Loans originated or acquired by Accredited. Following the Servicing Transfer Date, it is expected that JPMorgan Chase Bank, National Association, will service all of the Mortgage Loans pursuant to the Pooling Agreement. There can be no assurance that the transfer of servicing will take place on the Servicing Transfer Date or any other date.

     Substantially all of the Mortgage Loans provide for payments due on the first day of each month (the "Due Date"). Due to the provisions for monthly advances by the Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

     The Mortgage Loans were originated from October 27, 2004 through November 30, 2005. No more than approximately 0.65% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area. The latest stated maturity date of any Mortgage Loan is December 1, 2035. As of the Cut-off Date, approximately, 0.48% and 0.63% of the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, were 30 to 59 days delinquent by aggregate principal balance as of the close of business on the cut-off date. As of the Cut-off Date, none of the Mortgage Loans were 60 or more days delinquent. As of the Cut-off Date, the weighted average current Mortgage Rate of the Mortgage Loans is approximately 7.896% per annum, the weighted average margin of the adjustable rate loans is approximately 6.023%, the weighted average remaining term to maturity is approximately 339 months and the weighted average remaining interest-only term of the interest-only Mortgage Loans is approximately 23 months. No Mortgage Loan had a Loan-to-Value Ratio at origination of more than 100%.

     The "Loan-to-Value Ratio" or "LTV" of a first lien mortgage loan as of the date of origination is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is (a) in the case of a mortgage loan other than a refinancing mortgage loan or a mortgage loan originated in connection with a lease-option purchase, the lesser of (i) the purchase price paid for the related Mortgaged Property by the mortgagor with the proceeds of the mortgage loan and
(ii) the value of the related Mortgaged Property as determined by an appraisal in accordance with the related originator's guidelines in effect at origination of the mortgage loan, (b) in the case of a refinancing mortgage loan, the value of the related Mortgaged Property as determined by an appraisal in accordance with the related originator's guidelines in effect at the time of such refinance or (c) in the case of a mortgage loan originated in connection with a lease-option purchase, the value of the related Mortgaged Property as determined by an appraisal in accordance with the related Originator's guidelines in effect at origination of the mortgage loan or, if and only if the lease option purchase price was set less than twelve months prior to origination and the resulting amount is lower, the sale price of the related Mortgaged Property.

     The LTV of a second lien mortgage loan as of the date of origination is a fraction, expressed as a percentage, the numerator of which is the sum of the principal balance of such mortgage loan at the date of origination plus the outstanding principal balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (a) in the case of a mortgage loan other than a refinancing mortgage loan or a mortgage loan originated in connection with a lease-option purchase, the lesser of (i) the purchase price paid for the related Mortgaged Property by the mortgagor with the proceeds of the mortgage loan and (ii) the value of the related Mortgaged Property as determined by an appraisal in accordance with the related Originator's guidelines in effect at origination of the mortgage loan, (b) in the case of a refinancing mortgage loan, the value of the related Mortgaged Property as determined by an appraisal in accordance with the related Originator's guidelines in effect at the time of such refinance or (c) in the case of a mortgage loan originated in connection with a lease-option purchase, the value of the related Mortgaged Property as determined by an appraisal in accordance with the related Originator's guidelines in effect at origination of the mortgage loan or, if and only if the lease option purchase price was set less than twelve months prior to origination and the resulting amount is lower, the sale price of the related Mortgaged Property.

     No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values overall or in a particular geographic area decline, the LTVs might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the Mortgage Loans.

     As set forth in the "Credit Scores" table below, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit scores are generated by models developed by third party credit reporting organizations which analyzed data on consumers in order to establish patterns which are believed to be indicative of a borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

                      POOL DELINQUENCY AND LOSS EXPERIENCE

     The following table sets forth certain information regarding delinquency with respect to the Mortgage Loans as of the Statistical Calculation Date.

         DELINQUENCY AND FORECLOSURE INFORMATION FOR THE MORTGAGE LOANS

                                                       DURING THE 12 MONTHS PRIOR TO FEBRUARY 1, 2006
                                     ---------------------------------------------------------------------------------
                                                                         SCHEDULED PRINCIPAL BALANCE OF LOANS WITH ONE
                                     NUMBER OF LOANS WITH ONE INSTANCE                      INSTANCE
                                     ---------------------------------   ---------------------------------------------
                                      NUMBER OF                          SCHEDULED PRINCIPAL   PERCENTAGE OF SCHEDULED
TOTAL                                   LOANS     PERCENTAGE OF LOANS          BALANCE            PRINCIPAL BALANCE
-----                                 ---------   -------------------    -------------------   -----------------------
Period of Delinquency
   30-59 days                             145            4.11%             $ 26,295,919.49              4.25%
   60-89 days                              19            0.54%             $  3,817,000.53              0.62%
   90 days or more                          2            0.06%             $    669,871.49              0.11%
Foreclosures, Bankruptcies or Real
   Estate Owned                             0            0.00%             $          0.00              0.00%
                                        -----                              ---------------
TOTAL PORTFOLIO                         3,527                              $619,359,045.30
                                        =====                              ===============

                                                            DURING THE 12 MONTHS PRIOR TO FEBRUARY 1, 2006
                                     -------------------------------------------------------------------------------------------
                                                                                     SCHEDULED PRINCIPAL BALANCE OF LOANS WITH
                                     NUMBER OF LOANS WITH MORE THAN ONE INSTANCE               MORE THAN ONE INSTANCE
                                     -------------------------------------------   ---------------------------------------------
                                           NUMBER OF                               SCHEDULED PRINCIPAL   PERCENTAGE OF SCHEDULED
TOTAL                                        LOANS     PERCENTAGE OF LOANS               BALANCE            PRINCIPAL BALANCE
-----                                      ---------   -------------------         -------------------   -----------------------
Period of Delinquency
   30-59 days (2 instances)                     11            0.31%                $  1,936,090.92              0.31%
   30-59 days (3 instances)                     20            0.57%                $  3,378,061.00              0.55%
   30-59 days (4 instances or
      greater)                                   6            0.17%                $  1,094,679.40              0.18%
   60-89 days                                    0            0.00%                $          0.00              0.00%
   90 days or more (2 instances
      or greater) (1)                           13            0.37%                $  1,901,121.49              0.31%
Foreclosures, Bankruptcies or Real
   Estate Owned                                  0            0.00%                $          0.00              0.00%
                                             -----                                 ---------------
TOTAL PORTFOLIO                              3,527                                 $619,359,045.30
                                             =====                                 ===============

(1) This category contains 10 loans originated in May 2005 and 3 loans originated in April 2005, with 9 and 10 months seasoning, respectively.

                 TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS (AGGREGATE POOL)

     The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans in Aggregate Pool................        3,527
Total Stated Principal Balance............................   $619,359,045.30
Current Mortgage Rates:
   Weighted Average.......................................        7.896%
   Range..................................................   5.220% - 12.470%
Weighted Average Margin (ARM loans only)..................        6.023%
Weighted Average Remaining Term to Maturity (in months)...         339

     The Stated Principal Balances of the Mortgage Loans range from approximately $11,973 to approximately $1,000,000. The Mortgage Loans have an average Stated Principal Balance of approximately $175,605.

     The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 81.69%, and no Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100%.

     No more than approximately 0.65% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The following tables set forth certain information, as of the Cut-off Date, as to the Mortgage Loans in the Aggregate Pool. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in the Aggregate Pool as of the Cut-off Date and, due to rounding, may not total 100%.

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE               WEIGHTED
                                                                    PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING    AVERAGE    CREDIT
STATED PRINCIPAL BALANCE ($)     # OF LOANS        BALANCE           BAL        RATE        TERM     ORIG LTV     SCORE
----------------------------     ----------   -----------------   ---------   --------   ---------   --------   --------
50,000 or less                        326      $ 11,790,100.95       1.90%     10.585%      191       96.74%       649
50,001 - 100,000                      968        72,259,657.47      11.67       9.465       259       90.13        638
100,001 - 150,000                     604        74,562,778.40      12.04       8.210       333       82.18        630
150,001 - 200,000                     406        70,748,309.13      11.42       7.682       356       78.85        629
200,001 - 250,000                     352        78,818,065.55      12.73       7.545       356       79.29        637
250,001 - 300,000                     289        79,367,174.63      12.81       7.570       356       80.12        639
300,001 - 350,000                     210        68,197,067.99      11.01       7.498       355       80.30        647
350,001 - 400,000                     157        58,947,126.45       9.52       7.500       356       80.24        649
400,001 - 450,000                      97        41,241,560.43       6.66       7.376       356       79.45        659
450,001 - 500,000                      65        31,087,233.82       5.02       7.499       356       80.40        637
500,001 - 550,000                      17         8,914,182.67       1.44       7.211       355       79.49        667
550,001 - 600,000                      14         8,043,988.17       1.30       7.412       356       82.84        667
600,001 - 650,000                      11         6,989,477.26       1.13       7.479       357       85.35        675
650,001 - 700,000                       4         2,687,773.66       0.43       7.214       354       87.40        713
700,001 - 750,000                       4         2,970,821.77       0.48       7.856       356       75.77        634
850,001 - 900,000                       2         1,733,726.95       0.28       7.713       358       84.92        643
950,001 - 1,000,000                     1         1,000,000.00       0.16       7.220       351       65.57        660
                                    -----      ---------------     ------       -----       ---       -----        ---
TOTAL                               3,527      $619,359,045.30     100.00%      7.896%      339       81.69%       641
                                    =====      ===============     ======       =====       ===       =====        ===

As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in the Aggregate Pool is expected to be approximately $175,605.

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE               WEIGHTED
                                                                    PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING    AVERAGE    CREDIT
CURRENT MORTGAGE RATE (%)        # OF LOANS        BALANCE           BAL        RATE        TERM     ORIG LTV     SCORE
-------------------------        ----------   -----------------   ---------   --------   ---------   --------   --------
5.000 - 5.499                           4      $    795,651.11       0.13%      5.350%      356       70.43%       692
5.500 - 5.999                          28         7,153,893.46       1.16       5.893       351       71.01        647
6.000 - 6.499                          98        24,450,994.66       3.95       6.287       354       70.20        663
6.500 - 6.999                         378        99,369,428.88      16.04       6.884       355       77.98        664
7.000 - 7.499                         580       134,966,242.31      21.79       7.275       356       80.12        653
7.500 - 7.999                         716       159,250,782.68      25.71       7.739       356       80.30        638
8.000 - 8.499                         318        59,806,184.42       9.66       8.244       356       81.21        617
8.500 - 8.999                         275        44,651,911.28       7.21       8.734       354       83.65        603
9.000 - 9.499                         116        16,159,290.41       2.61       9.271       351       85.61        593
9.500 - 9.999                         291        27,209,933.28       4.39       9.828       259       92.37        640
10.000 - 10.499                       177        12,539,269.92       2.02      10.240       213       96.08        649
10.500 - 10.999                       284        18,382,197.95       2.97      10.706       182       98.82        642
11.000 - 11.499                       160         8,966,935.31       1.45      11.146       179       99.25        636
11.500 - 11.999                        90         5,018,670.76       0.81      11.673       177       99.95        630
12.000 - 12.499                        12           637,658.87       0.10      12.098       189       98.75        624
                                    -----      ---------------     ------      ------       ---       -----        ---
TOTAL                               3,527      $619,359,045.30     100.00%      7.896%      339       81.69%       641
                                    =====      ===============     ======      ======       ===       =====        ===

As of the Cut off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in the Aggregate Pool is expected to be approximately 7.896% per annum.

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE               WEIGHTED
                                                                    PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING    AVERAGE    CREDIT
CREDIT SCORE                     # OF LOANS        BALANCE           BAL        RATE        TERM     ORIG LTV     SCORE
------------                     ----------   -----------------   ---------   --------   ---------   --------   --------
500 - 524                              60      $  8,780,718.78       1.42%     8.817%       352       72.15%       511
525 - 549                             167        29,853,106.00       4.82      8.309        353       75.21        537
550 - 574                             212        38,654,391.79       6.24      8.129        355       77.81        562
575 - 599                             295        51,622,144.55       8.33      7.879        354       80.09        588
600 - 624                             576        98,770,460.55      15.95      8.051        338       83.15        613
625 - 649                             767       123,682,835.47      19.97      8.058        328       83.26        637
650 - 674                             624       106,224,465.73      17.15      7.783        334       81.79        661
675 - 699                             391        74,712,632.07      12.06      7.592        340       82.33        686
700 - 724                             211        42,522,663.98       6.87      7.521        340       82.78        711
725 - 749                             121        22,013,722.84       3.55      7.600        334       83.79        736
750 - 774                              68        15,806,639.07       2.55      7.486        333       81.97        760
775 - 799                              30         6,292,709.31       1.02      7.835        338       84.57        785
800 - 824                               5           422,555.16       0.07      7.850        331       74.02        803
                                    -----      ---------------     ------      -----        ---       -----        ---
TOTAL                               3,527      $619,359,045.30     100.00%     7.896%       339       81.69%       641
                                    =====      ===============     ======      =====        ===       =====        ===

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE               WEIGHTED
                                                                    PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING    AVERAGE    CREDIT
ORIGINAL LTV (%)                 # OF LOANS        BALANCE           BAL        RATE        TERM     ORIG LTV     SCORE
----------------                 ----------   -----------------   ---------   --------   ---------   --------   --------
0.01 - 50.00                           72      $ 10,513,358.75       1.70%      7.393%      350       41.50%       603
50.01 - 55.00                          28         5,281,469.33       0.85       7.134       351       53.10        602
55.01 - 60.00                          42         8,951,792.21       1.45       7.545       353       58.32        612
60.01 - 65.00                          71        16,992,278.43       2.74       7.406       353       63.48        613
65.01 - 70.00                          96        21,512,411.80       3.47       7.374       353       68.42        612
70.01 - 75.00                         142        29,266,837.49       4.73       7.487       353       73.82        610
75.01 - 80.00                       1,496       326,720,012.50      52.75       7.479       356       79.83        653
80.01 - 85.00                         185        39,302,022.87       6.35       7.968       355       84.56        599
85.01 - 90.00                         294        62,838,974.83      10.15       7.947       355       89.81        640
90.01 - 95.00                         217        38,312,856.26       6.19       8.561       347       94.74        635
95.01 - 100.00                        884        59,667,030.83       9.63      10.386       190       99.99        658
                                    -----      ---------------     ------      ------       ---       -----        ---
TOTAL                               3,527      $619,359,045.30     100.00%      7.896%      339       81.69%       641
                                    =====      ===============     ======      ======       ===       =====        ===

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE               WEIGHTED
                                                                    PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING    AVERAGE    CREDIT
ORIGINAL TERM (MONTHS)           # OF LOANS        BALANCE           BAL        RATE        TERM     ORIG LTV     SCORE
----------------------           ----------   -----------------   ---------   --------   ---------   --------   --------
180                                   920      $ 59,345,839.22       9.58%     10.487%      177       98.43%       658
240                                     1            68,728.29       0.01       6.990       231       68.97        679
300                                     2           202,813.42       0.03       6.864       289       81.58        637
360                                 2,604       559,741,664.37      90.37       7.622       356       79.91        639
                                    -----      ---------------     ------      ------       ---       -----        ---
TOTAL                               3,527      $619,359,045.30     100.00%      7.896%      339       81.69%       641
                                    =====      ===============     ======      ======       ===       =====        ===

As of the Cut off Date, the weighted average Original Term to Maturity of the Mortgage Loans in the Aggregate Pool is expected to be approximately 343 months.

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED                     WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED     WEIGHTED      AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING     AVERAGE ORIG    CREDIT
STATED REMAINING TERM (MONTHS)   # OF LOANS        BALANCE           BAL        RATE          TERM             LTV         SCORE
------------------------------   ----------   -----------------   ---------   --------   --------------   ------------   --------
121 - 180                             920      $ 59,345,839.22       9.58%     10.487%         177           98.43%         658
181 - 240                               1            68,728.29       0.01       6.990          231           68.97          679
241 - 300                               2           202,813.42       0.03       6.864          289           81.58          637
301 - 360                           2,604       559,741,664.37      90.37       7.622          356           79.91          639
                                    -----      ---------------     ------      ------          ---           -----          ---
TOTAL                               3,527      $619,359,045.30     100.00%      7.896%         339           81.69%         641
                                    =====      ===============     ======      ======          ===           =====          ===

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED                     WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED     WEIGHTED      AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING     AVERAGE ORIG    CREDIT
DEBT RATIO (%)                   # OF LOANS        BALANCE           BAL        RATE          TERM             LTV         SCORE
--------------                   ----------   -----------------   ---------   --------   --------------   ------------   --------
0.01 - 20.00                           51      $ 10,727,634.64       1.73%     7.663%          353           78.87%         659
20.01 - 25.00                          87        11,850,020.13       1.91      7.775           351           80.48          630
25.01 - 30.00                         124        18,555,465.52       3.00      7.861           349           79.25          629
30.01 - 35.00                         243        34,295,933.07       5.54      7.781           343           80.32          631
35.01 - 40.00                         412        64,855,121.61      10.47      7.910           341           81.53          632
40.01 - 45.00                         845       156,825,727.10      25.32      7.857           341           81.66          643
45.01 - 50.00                       1,627       291,895,318.79      47.13      7.994           334           82.63          646
50.01 - 55.00                         138        30,353,824.44       4.90      7.401           349           77.64          624
                                    -----      ---------------     ------      -----           ---           -----          ---
TOTAL                               3,527      $619,359,045.30     100.00%     7.896%          339           81.69%         641
                                    =====      ===============     ======      =====           ===           =====          ===

As of the Cut off Date, the weighted average Debt Ratio in the Aggregate Pool is expected to be approximately 43.29%.

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED                     WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED     WEIGHTED      AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING     AVERAGE ORIG    CREDIT
FIXED RATE/ADJUSTABLE RATE       # OF LOANS        BALANCE           BAL        RATE          TERM             LTV         SCORE
--------------------------       ----------   -----------------   ---------   --------   --------------   ------------   --------
Adjustable Rate                     2,321      $512,535,592.88      82.75%     7.645%          356           80.47%         639
Fixed Rate                          1,206       106,823,452.42      17.25      9.100           256           87.51          650
                                    -----      ---------------     ------      -----           ---           -----          ---
TOTAL                               3,527      $619,359,045.30     100.00%     7.896%          339           81.69%         641
                                    =====      ===============     ======      =====           ===           =====          ===

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED                     WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED     WEIGHTED      AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING     AVERAGE ORIG    CREDIT
PRODUCT                          # OF LOANS        BALANCE           BAL        RATE          TERM             LTV         SCORE
-------                          ----------   -----------------   ---------   --------   --------------   ------------   --------
2/28 ARM                            1,572      $301,297,263.64      48.65%      7.755%         356            80.68%        621
2/28 ARM IO                           681       198,069,338.88      31.98       7.484          356            80.03         667
3/27 ARM                               41         7,512,053.53       1.21       7.466          355            83.93         636
3/27 ARM IO                            17         3,837,913.49       0.62       7.418          356            75.78         653
5/25 ARM                                1           327,483.66       0.05       6.950          351           100.00         635
5/25 ARM IO                             2           367,170.57       0.06       7.003          351            80.00         626
6ML ARM                                 7         1,124,369.11       0.18       8.743          357            89.22         628
Fixed                                 313        48,144,827.77       7.77       7.426          345            73.64         640
Fixed IO                                6         2,048,880.00       0.33       7.302          356            73.83         643
15/30 Balloon                         887        56,629,744.65       9.14      10.588          177            99.80         660
                                    -----      ---------------     ------      ------          ---           ------         ---
TOTAL                               3,527      $619,359,045.30     100.00%      7.896%         339            81.69%        641
                                    =====      ===============     ======      ======          ===           ======         ===

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED                     WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED     WEIGHTED      AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING     AVERAGE ORIG    CREDIT
INTEREST ONLY                    # OF LOANS        BALANCE           BAL        RATE          TERM             LTV         SCORE
-------------                    ----------   -----------------   ---------   --------   --------------   ------------   --------
Not Interest Only                   2,821      $415,035,742.36      67.01%     8.100%          330           82.57%         629
Interest Only                         706       204,323,302.94      32.99      7.480           356           79.89          666
                                    -----      ---------------     ------      -----           ---           -----          ---
TOTAL                               3,527      $619,359,045.30     100.00%     7.896%          339           81.69%         641
                                    =====      ===============     ======      =====           ===           =====          ===

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED                     WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED     WEIGHTED      AVERAGE
PREPAYMENT                                    CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING     AVERAGE ORIG    CREDIT
PENALTY ORIGINAL TERM            # OF LOANS        BALANCE           BAL        RATE          TERM             LTV         SCORE
----------------------           ----------   -----------------   ---------   --------   --------------   ------------   --------
None                                  935      $148,099,980.81      23.91%     8.135%          340           82.69%         642
6 months                                4         1,013,653.51       0.16      7.064           351           80.32          641
12 months                             171        44,999,384.15       7.27      7.720           345           81.24          653
18 months                               4           847,497.36       0.14      7.518           350           71.73          567
24 months                           2,095       371,288,995.52      59.95      7.890           336           82.12          641
30 months                               2           328,780.13       0.05      7.912           351           82.75          562
36 months                             283        47,052,532.62       7.60      7.465           348           75.77          635
60 months                              33         5,728,221.20       0.92      7.241           350           81.23          640
                                    -----      ---------------     ------      -----           ---           -----          ---
TOTAL                               3,527      $619,359,045.30     100.00%     7.896%          339           81.69%         641
                                    =====      ===============     ======      =====           ===           =====          ===

As of the Cut off Date, the non-zero weighted average Original Prepayment Penalty Term in the Aggregate Pool is expected to be approximately 24 months.

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED                     WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED     WEIGHTED     AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING     AVERAGE ORIG    CREDIT
LIEN                             # OF LOANS        BALANCE           BAL        RATE          TERM             LTV         SCORE
----                             ----------   -----------------   ---------   --------   --------------   ------------   --------
First Lien                          2,637      $562,603,503.36      90.84%      7.624%         355           79.86%         639
Second Lien                           890        56,755,541.94       9.16      10.590          177           99.80          660
                                    -----      ---------------     ------      ------          ---           -----          ---
TOTAL                               3,527      $619,359,045.30     100.00%      7.896%         339           81.69%         641
                                    =====      ===============     ======      ======          ===           =====          ===

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED                     WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED     WEIGHTED     AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING     AVERAGE ORIG    CREDIT
DOCUMENTATION TYPE               # OF LOANS        BALANCE           BAL        RATE          TERM             LTV        SCORE
------------------               ----------   -----------------   ---------   --------   --------------   ------------   --------
Full Documentation                  1,118      $191,683,448.50      30.95%     7.622%          345           80.64%         617
Stated Documentation                2,378       421,559,207.61      68.06      8.023           336           82.12          652
Alt1 Documentation                      8         1,359,273.15       0.22      7.615           350           85.04          624
Limited Documentation                  21         4,071,309.71       0.66      7.745           339           85.14          659
Lite Documentation                      2           685,806.33       0.11      7.663           351           85.00          684
                                    -----      ---------------     ------      -----           ---           -----          ---
TOTAL                               3,527      $619,359,045.30     100.00%     7.896%          339           81.69%         641
                                    =====      ===============     ======      =====           ===           =====          ===

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED                     WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED     WEIGHTED     AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING     AVERAGE ORIG    CREDIT
LOAN PURPOSE                     # OF LOANS        BALANCE           BAL        RATE          TERM             LTV        SCORE
------------                     ----------   -----------------   ---------   --------   --------------   ------------   --------
Purchase                            2,282      $367,236,611.22      59.29%     8.040%          331           84.38%         658
Cash-Out Refinance                  1,175       241,519,104.36      39.00      7.679           350           77.66          616
Rate / Term Refinance                  70        10,603,329.72       1.71      7.826           346           80.19          615
                                    -----      ---------------     ------      -----           ---           -----          ---
TOTAL                               3,527      $619,359,045.30     100.00%     7.896%          339           81.69%         641
                                    =====      ===============     ======      =====           ===           =====          ===

                                                                      WEIGHTED    WEIGHTED
                                                                       AVERAGE    AVERAGE               WEIGHTED
                                             CURRENT        PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                  # OF      PRINCIPAL        CURR     MORTGAGE   REMAINING    AVERAGE    CREDIT
PROPERTY TYPE                    LOANS       BALANCE       PRIN BAL     RATE        TERM     ORIG LTV     SCORE
-------------                    -----   ---------------   --------   --------   ---------   --------   --------
Single Family                    2,494   $430,032,766.53     69.43%    7.908%       339       81.56%       638
2-4 Family                         270     57,835,861.80      9.34     7.666        341       79.70        649
Condo                              362     59,194,998.08      9.56     7.952        334       83.12        653
Townhouse                            3        505,160.40      0.08     7.019        351       82.17        674
PUD                                396     71,610,712.47     11.56     7.965        342       82.87        643
MH                                   2        179,546.02      0.03     7.609        320       81.42        696
                                 -----   ---------------    ------     -----        ---       -----        ---
TOTAL                            3,527   $619,359,045.30    100.00%    7.896%       339       81.69%       641
                                 =====   ===============    ======     =====        ===       =====        ===

                                                                      WEIGHTED    WEIGHTED
                                                                       AVERAGE    AVERAGE               WEIGHTED
                                             CURRENT        PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                  # OF      PRINCIPAL        CURR     MORTGAGE   REMAINING    AVERAGE    CREDIT
OCCUPANCY STATUS                 LOANS       BALANCE       PRIN BAL     RATE        TERM     ORIG LTV     SCORE
----------------                 -----   ---------------   --------   --------   ---------   --------   --------
Owner                            3,269   $572,162,592.75     92.38%    7.890%       337       81.82%       640
Non-Owner                          221     38,560,945.34      6.23     8.026        355       79.15        651
Second Home                         37      8,635,507.21      1.39     7.713        353       84.40        689
                                 -----   ---------------    ------     -----        ---       -----        ---
TOTAL                            3,527   $619,359,045.30    100.00%    7.896%       339       81.69%       641
                                 =====   ===============    ======     =====        ===       =====        ===

                                                                      WEIGHTED    WEIGHTED
                                                                       AVERAGE    AVERAGE               WEIGHTED
                                             CURRENT        PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                  # OF      PRINCIPAL        CURR     MORTGAGE   REMAINING    AVERAGE    CREDIT
CREDIT GRADE                     LOANS       BALANCE       PRIN BAL     RATE        TERM     ORIG LTV     SCORE
------------                     -----   ---------------   --------   --------   ---------   --------   --------
A+                                 126   $ 31,850,801.18      5.14%    7.012%       350       80.31%       684
A                                  119     23,437,514.79      3.78     7.701        350       81.88        598
A1                               2,850    480,345,919.25     77.56     7.929        335       82.65        650
A2                                 218     41,963,835.20      6.78     7.997        347       80.85        604
A-                                  17      2,948,596.76      0.48     8.079        351       81.50        584
B                                   17      2,349,577.61      0.38     8.555        350       81.11        536
B1                                  75     15,682,399.38      2.53     7.960        356       74.08        584
B2                                  49     11,201,614.34      1.81     8.168        356       71.75        573
C (Other)                           14      2,019,731.29      0.33     8.600        351       68.36        545
C (ResMAE)                           1        400,416.19      0.06     7.880        345       79.00        585
C1                                  35      5,689,952.70      0.92     8.331        348       66.12        569
C2                                   5      1,217,936.10      0.20     9.870        356       58.39        598
C-                                   1        250,750.51      0.04     7.990        350       50.00        504
                                 -----   ---------------    ------     -----        ---       -----        ---
TOTAL                            3,527   $619,359,045.30    100.00%    7.896%       339       81.69%       641
                                 =====   ===============    ======     =====        ===       =====        ===

                                                                      WEIGHTED    WEIGHTED
                                                                       AVERAGE    AVERAGE               WEIGHTED
                                             CURRENT        PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                  # OF      PRINCIPAL        CURR     MORTGAGE   REMAINING    AVERAGE    CREDIT
STATE                            LOANS       BALANCE       PRIN BAL     RATE        TERM     ORIG LTV     SCORE
-----                            -----   ---------------   --------   --------   ---------   --------   --------
Alabama                              9   $  1,378,014.83      0.22%     8.641%      351        85.69%      634
Arizona                            120     17,017,983.21      2.75      7.947       339        84.23       643
California                       1,362    309,576,343.78     49.98      7.778       335        80.77       646
Colorado                            75     11,192,905.57      1.81      7.918       337        83.22       637
Connecticut                         14      2,403,017.41      0.39      8.064       347        81.82       640
Delaware                             3        455,307.34      0.07      7.339       350        90.01       635
Florida                            310     51,905,168.80      8.38      8.065       343        83.01       639
Georgia                             16      2,638,687.16      0.43      7.950       350        84.42       599
Hawaii                              18      4,976,634.84      0.80      7.479       344        77.41       685
Idaho                                2        162,496.28      0.03      7.203       316        85.79       662
Illinois                           512     78,914,752.22     12.74      7.999       339        83.28       646
Indiana                             14      1,410,985.14      0.23      8.030       345        85.03       598
Iowa                                 1        111,929.95      0.02      9.000       351        90.00       610
Kansas                               9        900,616.83      0.15      8.217       350        83.01       644
Kentucky                             4        582,259.71      0.09      8.003       350        92.38       601
Louisiana                           17      1,749,591.09      0.28      8.422       349        87.17       632
Maryland                             9      2,455,255.28      0.40      7.842       351        78.95       672
Massachusetts                        2        644,231.09      0.10      7.461       351        80.00       697
Michigan                            70      7,001,286.85      1.13      8.684       354        83.27       601
Minnesota                           79      9,199,295.49      1.49      8.193       324        84.79       635
Mississippi                          9        635,630.49      0.10      7.892       356        82.92       615
Missouri                            76      9,227,530.83      1.49      8.402       343        83.22       629
Nevada                              56      9,406,181.26      1.52      8.234       338        82.95       634
New Hampshire                        1        160,801.82      0.03      7.790       351        49.39       516
New Jersey                          10      2,998,891.75      0.48      7.288       351        85.34       636
New Mexico                          12        988,862.51      0.16      8.303       331        82.01       618
New York                            39     11,719,985.01      1.89      7.110       350        77.16       668
North Carolina                       3        528,824.08      0.09      8.260       350        82.51       571
Ohio                                 2        283,896.77      0.05      8.436       351        83.46       541
Oklahoma                            27      2,648,536.41      0.43      8.070       348        85.09       625
Oregon                              17      2,202,552.24      0.36      7.890       339        83.39       632
Pennsylvania                         9      2,205,997.33      0.36      7.260       351        87.27       658
Rhode Island                         3        550,764.45      0.09      8.308       351        72.84       581
South Carolina                       1         18,959.50      0.00     11.400       178       100.00       602
Tennessee                           18      2,290,745.64      0.37      7.757       354        87.93       600
Texas                              495     54,944,356.19      8.87      8.076       350        81.06       622
Utah                                43      4,730,776.78      0.76      8.077       329        83.26       635
Virginia                             8      1,691,770.23      0.27      8.056       351        75.64       596
Washington                          25      4,322,441.25      0.70      8.089       335        80.67       646
Wisconsin                           27      3,124,777.89      0.50      8.376       347        83.81       628
                                 -----   ---------------    ------     ------       ---       ------       ---
TOTAL                            3,527   $619,359,045.30    100.00%     7.896%      339        81.69%      641
                                 =====   ===============    ======     ======       ===       ======       ===

As of the Cut off Date, no more than approximately 0.65% of the Mortgage Loans in the Aggregate Pool will be secured by Mortgaged Properties in any one postal zip code area.

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED                     WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED     WEIGHTED      AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING     AVERAGE ORIG    CREDIT
MARGIN (%)                       # OF LOANS        BALANCE           BAL        RATE          TERM             LTV         SCORE
----------                       ----------   -----------------   ---------   --------   --------------   ------------   --------
3.500 - 3.999                          16      $  3,219,816.13       0.63%      7.303%         356           78.99%         645
4.000 - 4.499                          27         5,584,647.53       1.09       7.280          354           81.48          651
4.500 - 4.999                          23         5,986,280.87       1.17       6.986          351           79.41          657
5.000 - 5.499                          46        12,228,411.89       2.39       6.843          351           80.73          672
5.500 - 5.999                          38         9,033,549.42       1.76       7.135          350           78.82          647
6.000 - 6.499                       1,959       434,604,499.37      84.79       7.634          357           80.89          643
6.500 - 6.999                         124        27,111,181.38       5.29       8.058          355           76.69          588
7.000 - 7.499                          68        11,636,918.40       2.27       8.496          353           73.39          574
7.500 - 7.999                          11         1,725,375.76       0.34       8.965          350           88.41          572
8.000 - 8.499                           8         1,280,574.47       0.25       9.460          350           85.70          557
9.000 - 9.499                           1           124,337.66       0.02      10.500          351           80.00          541
                                    -----      ---------------     ------      ------          ---           -----          ---
TOTAL                               2,321      $512,535,592.88     100.00%      7.645%         356           80.47%         639
                                    =====      ===============     ======      ======          ===           =====          ===

As of the Cut off Date, the weighted average Margin of the Adjustable-Rate Mortgage Loans in the Aggregate Pool is expected to be approximately 6.023%.

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED                     WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED     WEIGHTED      AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING     AVERAGE ORIG    CREDIT
MINIMUM RATE (%)                 # OF LOANS        BALANCE           BAL        RATE          TERM             LTV         SCORE
----------------                 ----------   -----------------   ---------   --------   --------------   ------------   --------
5.000 - 5.499                           3      $    584,432.75       0.11%      5.331%         356           72.67%         684
5.500 - 5.999                          23         6,252,314.15       1.22       5.879          355           72.90          642
6.000 - 6.499                          53        13,693,250.73       2.67       6.302          355           73.27          660
6.500 - 6.999                         335        89,761,971.33      17.51       6.893          356           78.90          665
7.000 - 7.499                         537       127,411,544.59      24.86       7.275          356           80.27          653
7.500 - 7.999                         650       149,155,904.27      29.10       7.737          356           80.40          639
8.000 - 8.499                         289        56,892,732.86      11.10       8.243          356           81.32          617
8.500 - 8.999                         236        40,910,008.51       7.98       8.733          356           84.47          602
9.000 - 9.499                          94        14,488,476.43       2.83       9.281          356           85.72          592
9.500 - 9.999                          79        11,045,507.80       2.16       9.727          356           84.55          579
10.000 - 10.499                        16         1,874,507.24       0.37      10.195          357           82.95          554
10.500 - 10.999                         4           345,032.22       0.07      10.572          354           62.29          556
11.000 - 11.499                         1            79,920.32       0.02      11.370          356           47.62          542
12.000 - 12.499                         1            39,989.68       0.01      12.470          358           80.00          536
                                    -----      ---------------     ------      ------          ---           -----          ---
TOTAL                               2,321      $512,535,592.88     100.00%      7.645%         356           80.47%         639
                                    =====      ===============     ======      ======          ===           =====          ===

As of the Cut off Date, the weighted average Minimum Rate of the Adjustable-Rate Mortgage Loans in the Aggregate Pool is expected to be approximately 7.645% per annum.

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED                     WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED     WEIGHTED      AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING     AVERAGE ORIG    CREDIT
MAXIMUM RATE (%)                 # OF LOANS        BALANCE           BAL        RATE          TERM             LTV         SCORE
----------------                 ----------   -----------------   ---------   --------   --------------   ------------   --------
11.000 - 11.499                         3      $    584,432.75       0.11%      5.331%         356           72.67%         684
11.500 - 11.999                        12         2,977,139.43       0.58       5.853          356           68.95          616
12.000 - 12.499                        39        10,160,405.36       1.98       6.249          356           70.80          648
12.500 - 12.999                       200        49,817,393.47       9.72       6.875          357           78.27          657
13.000 - 13.499                       400        91,884,820.34      17.93       7.220          357           80.37          653
13.500 - 13.999                       626       151,347,384.69      29.53       7.506          356           80.14          648
14.000 - 14.499                       389        85,992,481.90      16.78       7.782          356           80.57          636
14.500 - 14.999                       361        72,984,416.59      14.24       8.201          355           82.48          623
15.000 - 15.499                       139        24,035,391.85       4.69       8.736          355           83.12          607
15.500 - 15.999                       107        16,235,788.91       3.17       9.307          355           83.95          597
16.000 - 16.499                        29         4,334,675.14       0.85       9.629          355           87.01          580
16.500 - 16.999                        13         1,937,014.79       0.38       9.799          353           83.94          566
17.000 - 17.499                         1            79,920.32       0.02      11.370          356           47.62          542
17.500 - 17.999                         1           124,337.66       0.02      10.500          351           80.00          541
18.000 - 18.499                         1            39,989.68       0.01      12.470          358           80.00          536
                                    -----      ---------------     ------      ------          ---           -----          ---
TOTAL                               2,321      $512,535,592.88     100.00%      7.645%         356           80.47%         639
                                    =====      ===============     ======      ======          ===           =====          ===

As of the Cut-off Date, the weighted average Maximum Rate of the Adjustable-Rate Mortgage Loans in the Aggregate Pool is expected to be approximately 13.941% per annum.

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED                     WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED     WEIGHTED      AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING     AVERAGE ORIG    CREDIT
INITIAL PERIODIC RATE CAP (%)    # OF LOANS        BALANCE           BAL        RATE          TERM             LTV         SCORE
-----------------------------    ----------   -----------------   ---------   --------   --------------   ------------   --------
1.000                               1,716      $361,252,730.72      70.48%     7.733%          357           80.46%         633
1.500                                 605       151,282,862.16      29.52      7.434           354           80.51          653
                                    -----      ---------------     ------      -----           ---           -----          ---
TOTAL                               2,321      $512,535,592.88     100.00%     7.645%          356           80.47%         639
                                    =====      ===============     ======      =====           ===           =====          ===

As of the Cut off Date, the weighted average Initial Periodic Rate Cap of the Adjustable-Rate Mortgage Loans in the Aggregate Pool is expected to be approximately 1.148%.

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED                     WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED     WEIGHTED      AVERAGE
SUBSEQUENT PERIODIC RATE                      CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING     AVERAGE ORIG    CREDIT
CAP (%)                          # OF LOANS        BALANCE           BAL        RATE          TERM             LTV         SCORE
------------------------         ----------   -----------------   ---------   --------   --------------   ------------   --------
1.000                               1,716      $361,252,730.72      70.48%     7.733%          357           80.46%         633
1.500                                 605       151,282,862.16      29.52      7.434           354           80.51          653
                                    -----      ---------------     ------      -----           ---           -----          ---
TOTAL                               2,321      $512,535,592.88     100.00%     7.645%          356           80.47%         639
                                    =====      ===============     ======      =====           ===           =====          ===

As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Adjustable-Rate Mortgage Loans in the Aggregate Pool is expected to be approximately 1.148%.

                                                                            WEIGHTED    WEIGHTED
                                                                             AVERAGE    AVERAGE    WEIGHTED   WEIGHTED
                                                  CURRENT         PCT BY    CURRENT      STATED     AVERAGE    AVERAGE
                                                 PRINCIPAL      CURR PRIN   MORTGAGE   REMAINING     ORIG      CREDIT
MONTHS TO NEXT RATE ADJUSTMENT   # OF LOANS       BALANCE          BAL        RATE       TERM         LTV       SCORE
------------------------------   ----------   ---------------   ---------   --------   ---------   --------   --------
1 - 3                                   4     $    571,516.58      0.11%     7.873%       357        84.71%      636
4 - 6                                   3          552,852.53      0.11      9.644        358        93.88       619
7 - 9                                   1          400,416.19      0.08      7.880        345        79.00       585
10 - 12                                15        3,076,955.16      0.60      7.396        347        85.54       599
13 - 15                               235       51,830,745.40     10.11      7.504        351        79.54       632
16 - 18                               110       19,144,982.36      3.74      7.862        353        84.11       618
19 - 21                             1,362      301,971,630.92     58.92      7.579        356        80.41       641
22 - 24                               533      123,540,432.51     24.10      7.847        358        80.22       643
25 - 27                                10        2,001,029.22      0.39      7.916        350        94.16       627
28 - 30                                 4          729,239.39      0.14      7.119        354        77.34       687
31 - 33                                35        6,634,821.05      1.29      7.293        357        77.19       636
34 - 36                                 6        1,386,317.34      0.27      7.689        358        76.23       657
49 - 51                                 3          694,654.23      0.14      6.978        351        89.43       630
                                    -----     ---------------    ------      -----        ---        -----       ---
TOTAL                               2,321     $512,535,592.88    100.00%     7.645%       356        80.47%      639

As of the Cut-off Date, the weighted average Months to Next Rate Adjustment of the Adjustable-Rate Mortgage Loans in the Aggregate Pool is expected to be approximately 20 months.

TABULAR CHARACTERISTICS OF THE GROUP 1 MORTGAGE LOANS

     The Group 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Group 1 Mortgage Loans                                  1,388
Total Stated Principal Balance............................   $216,377,719.31
Current Mortgage Rates:
   Weighted Average.......................................        7.891%
   Range..................................................   5.380% - 12.240%
Weighted Average Margin (ARM loans only)..................        6.028%
Weighted Average Remaining Term to Maturity (in months)...         346

     The Stated Principal Balances of the Group 1 Mortgage Loans range from approximately $11,973 to approximately $610,559. The Group 1 Mortgage Loans have an average Stated Principal Balance of approximately $155,892.

     The weighted average Loan-to-Value Ratio at origination of the Group 1 Mortgage Loans is approximately 81.07% and no Group 1 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100%.

     No more than approximately 1.05% of the Group 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The following tables set forth certain information, as of the Cut-off Date, as to the Group 1 Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

                                                                             WEIGHTED    WEIGHTED
                                                                             AVERAGE    AVERAGE    WEIGHTED   WEIGHTED
                                                  CURRENT         PCT BY    CURRENT      STATED     AVERAGE    AVERAGE
                                                 PRINCIPAL      CURR PRIN   MORTGAGE   REMAINING     ORIG      CREDIT
STATE PRINCIPAL BALANCE          # OF LOANS       BALANCE          BAL        RATE       TERM         LTV       SCORE
-----------------------          ----------   ---------------   ---------   --------   --------    --------   --------
50,000 or less                        144     $  5,011,874.05      2.32%     10.585%      187        97.00%      650
50,001 - 100,000                      352       26,139,808.84     12.08       8.747       310        84.50       633
100,001 - 150,000                     298       37,133,277.96     17.16       7.970       352        80.82       636
150,001 - 200,000                     195       33,519,157.18     15.49       7.743       356        79.51       637
200,001 - 250,000                     152       33,861,579.78     15.65       7.541       356        79.14       642
250,001 - 300,000                     103       28,127,118.79     13.00       7.681       356        81.14       633
300,001 - 350,000                      66       21,276,610.56      9.83       7.567       356        81.42       644
350,001 - 400,000                      54       20,312,916.57      9.39       7.628       356        79.87       638
400,001 - 450,000                      14        5,763,373.58      2.66       7.594       356        78.75       628
450,001 - 500,000                       4        1,915,364.89      0.89       7.931       357        73.54       656
500,001 - 550,000                       3        1,562,963.04      0.72       6.835       353        74.19       675
550,001 - 600,000                       2        1,143,115.00      0.53       7.782       358        85.71       677
600,001 - 650,000                       1          610,559.07      0.28       7.250       356        90.00       664
                                    -----     ---------------    ------      ------       ---        -----       ---
TOTAL                               1,388     $216,377,719.31    100.00%      7.891%      346        81.07%      638
                                    =====     ===============    ======      ======       ===        =====       ===

As of the Cut-off Date, the average Stated Principal Balance of the Group 1 Mortgage Loans is expected to be approximately $155,892.

                                                                            WEIGHTED    WEIGHTED
                                                                             AVERAGE    AVERAGE    WEIGHTED   WEIGHTED
                                                  CURRENT         PCT BY    CURRENT      STATED     AVERAGE    AVERAGE
CURRENT MORTGAGE                                 PRINCIPAL      CURR PRIN   MORTGAGE   REMAINING     ORIG      CREDIT
RATE (%)                         # OF LOANS       BALANCE          BAL        RATE       TERM         LTV       SCORE
----------------                 ----------   ---------------   ---------   --------   --------    --------   --------
5.000 - 5.499                           2     $    455,113.83      0.21%      5.389%      355        68.77%      687
6.000 - 6.499                          14        3,303,804.95      1.53       6.281       355        70.81       640
6.500 - 6.999                         136       29,634,479.76     13.70       6.916       354        75.74       656
7.000 - 7.499                         264       49,838,564.07     23.03       7.274       356        79.93       646
7.500 - 7.999                         340       61,277,214.10     28.32       7.736       355        80.71       641
8.000 - 8.499                         173       30,029,489.31     13.88       8.249       356        80.03       628
8.500 - 8.999                         141       20,070,065.64      9.28       8.724       355        82.59       604
9.000 - 9.499                          50        5,628,700.80      2.60       9.272       351        86.80       602
9.500 - 9.999                          82        7,448,430.58      3.44       9.786       295        92.37       638
10.000 - 10.499                        37        1,754,776.36      0.81      10.264       196        98.71       667
10.500 - 10.999                        66        3,270,309.75      1.51      10.737       176        99.49       649
11.000 - 11.499                        47        1,972,023.87      0.91      11.126       177        99.95       633
11.500 - 11.999                        34        1,537,305.38      0.71      11.688       177       100.00       630
12.000 - 12.499                         2          157,440.91      0.07      12.057       178       100.00       638
                                    -----     ---------------    ------      ------       ---       ------       ---
TOTAL                               1,388     $216,377,719.31    100.00%      7.891%      346        81.07%      638
                                    =====     ===============    ======      ======       ===       ======       ===

As of the Cut-off Date, the weighted average Current Mortgage Rate of the Group 1 Mortgage Loans is expected to be approximately 7.891% per annum.

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE    WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT     STATED     AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING     ORIG      CREDIT
CREDIT SCORE                     # OF LOANS        BALANCE           BAL        RATE        TERM        LTV       SCORE
------------                     ----------   -----------------   ---------   --------   ---------   --------   --------
550 - 574                             133      $ 22,593,592.29      10.44%      8.139%      354       75.52%       561
575 - 599                             167        25,031,045.73      11.57       7.941       354       79.08        588
600 - 624                             263        40,323,447.15      18.64       8.090       346       82.74        613
625 - 649                             312        47,919,776.52      22.15       7.960       342       81.85        637
650 - 674                             217        32,804,789.42      15.16       7.755       343       80.83        662
675 - 699                             152        24,300,114.69      11.23       7.538       345       82.20        686
700 - 724                              70        11,310,231.47       5.23       7.632       345       83.63        711
725 - 749                              46         6,268,096.58       2.90       7.734       336       83.96        734
750 - 774                              17         4,057,844.57       1.88       7.596       354       81.48        762
775 - 799                               9         1,641,244.42       0.76       7.875       347       81.86        783
800 - 824                               2           127,536.47       0.06       8.316       321       84.00        803
                                    -----      ---------------     ------       -----       ---       -----        ---
TOTAL                               1,388      $216,377,719.31     100.00%      7.891%      346       81.07%       638
                                    =====      ===============     ======       =====       ===       =====        ===

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE    WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT     STATED     AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING     ORIG      CREDIT
ORIGINAL LTV (%)                 # OF LOANS        BALANCE           BAL        RATE        TERM        LTV       SCORE
----------------                 ----------   -----------------   ---------   --------   ---------   --------   --------
0.01 - 50.00                           34      $  4,815,448.10       2.23%      7.723%      350       39.74%       608
50.01 - 55.00                          13         2,506,477.43       1.16       7.260       356       53.34        595
55.01 - 60.00                          20         3,657,909.13       1.69       7.515       350       57.72        603
60.01 - 65.00                          33         7,731,673.82       3.57       7.398       353       63.66        632
65.01 - 70.00                          41         7,409,029.03       3.42       7.688       351       68.86        631
70.01 - 75.00                          55        10,168,664.51       4.70       7.721       354       74.14        613
75.01 - 80.00                         611       104,178,356.47      48.15       7.584       356       79.74        647
80.01 - 85.00                          87        16,511,469.70       7.63       7.831       355       84.46        615
85.01 - 90.00                         160        28,995,592.09      13.40       7.981       356       89.73        639
90.01 - 95.00                         107        17,788,761.58       8.22       8.542       351       94.70        636
95.01 - 100.00                        227        12,614,337.45       5.83      10.244       206       99.96        653
                                    -----      ---------------     ------      ------       ---       -----        ---
TOTAL                               1,388      $216,377,719.31     100.00%      7.891%      346       81.07%       638
                                    =====      ===============     ======      ======       ===       =====        ===

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE    WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT     STATED     AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING     ORIG      CREDIT
ORIGINAL TERM (MONTHS)           # OF LOANS        BALANCE           BAL        RATE        TERM        LTV       SCORE
----------------------           ----------   -----------------   ---------   --------   ---------   --------   --------
180                                   239      $ 12,209,293.92       5.64%     10.445%      177       96.62%       653
240                                     1            68,728.29       0.03       6.990       231       68.97        679
360                                 1,148       204,099,697.10      94.33       7.739       356       80.14        637
                                    -----      ---------------     ------      ------       ---       -----        ---
TOTAL                               1,388      $216,377,719.31     100.00%      7.891%      346       81.07%       638
                                    =====      ===============     ======      ======       ===       =====        ===

As of the Cut-off Date, the weighted average Original Term to Maturity of the Group 1 Mortgage Loans is expected to be approximately 350 months.

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE    WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT     STATED     AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING     ORIG      CREDIT
STATED REMAINING TERM (MONTHS)   # OF LOANS        BALANCE           BAL        RATE        TERM        LTV       SCORE
------------------------------   ----------   -----------------   ---------   --------   ---------   --------   --------
121 - 180                             239      $ 12,209,293.92       5.64%     10.445%      177       96.62%       653
181 - 240                               1            68,728.29       0.03       6.990       231       68.97        679
301 - 360                           1,148       204,099,697.10      94.33       7.739       356       80.14        637
                                    -----      ---------------     ------      ------       ---       -----        ---
TOTAL                               1,388      $216,377,719.31     100.00%      7.891%      346       81.07%       638
                                    =====      ===============     ======      ======       ===       =====        ===

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE    WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT     STATED     AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING     ORIG      CREDIT
DEBT RATIO (%)                   # OF LOANS        BALANCE           BAL        RATE        TERM        LTV       SCORE
--------------                   ----------   -----------------   ---------   --------   ---------   --------   --------
0.01 - 20.00                           21      $  3,444,851.72       1.59%     7.632%       357       76.19%       670
20.01 - 25.00                          41         5,001,478.06       2.31      7.737        353       77.73        645
25.01 - 30.00                          66         9,458,212.88       4.37      7.858        349       77.61        642
30.01 - 35.00                         111        14,614,909.77       6.75      7.763        344       78.93        634
35.01 - 40.00                         185        26,645,646.29      12.31      7.941        347       82.38        638
40.01 - 45.00                         324        53,386,438.15      24.67      7.880        348       81.22        639
45.01 - 50.00                         584        93,620,479.53      43.27      7.968        343       82.04        639
50.01 - 55.00                          56        10,205,702.91       4.72      7.494        354       77.47        610
                                    -----      ---------------     ------      -----        ---       -----        ---
TOTAL                               1,388      $216,377,719.31     100.00%     7.891%       346       81.07%       638
                                    =====      ===============     ======      =====        ===       =====        ===

As of the Cut-off Date, the weighted average Debt Ratio of the Group 1 Mortgage Loans is expected to be approximately 42.65%

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE    WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT     STATED     AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING     ORIG      CREDIT
FIXED RATE/ADJUSTABLE RATE       # OF LOANS        BALANCE           BAL        RATE        TERM        LTV       SCORE
--------------------------       ----------   -----------------   ---------   --------   ---------   --------   --------
Adjustable Rate                     1,026      $187,225,190.44      86.53%     7.744%       356       80.72%       638
Fixed Rate                            362        29,152,528.87      13.47      8.839        281       83.33        642
                                    -----      ---------------     ------      -----        ---       -----        ---
TOTAL                               1,388      $216,377,719.31     100.00%     7.891%       346       81.07%       638
                                    =====      ===============     ======      =====        ===       =====        ===

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE    WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT     STATED     AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING     ORIG      CREDIT
PRODUCT                          # OF LOANS        BALANCE           BAL        RATE        TERM        LTV       SCORE
-------                          ----------   -----------------   ---------   --------   ---------   --------   --------
2/28 ARM                              707      $115,179,334.57      53.23%      7.836%      356       81.28%       625
2/28 ARM IO                           284        65,858,780.96      30.44       7.596       356       79.54        659
3/27 ARM                               19         3,321,757.35       1.54       7.570       354       87.33        638
3/27 ARM IO                            12         2,312,655.49       1.07       7.462       356       75.93        656
5/25 ARM IO                             1           127,999.99       0.06       7.700       351       80.00        603
6ML ARM                                 3           424,662.08       0.20       8.459       357       85.26        639
Fixed                                 140        18,074,910.39       8.35       7.717       343       73.46        633
Fixed IO                                1           144,800.00       0.07       7.990       358       80.00        639
15/30 Balloon                         221        10,932,818.48       5.05      10.704       177       99.71        656
                                    -----      ---------------     ------      ------       ---       -----        ---
TOTAL                               1,388      $216,377,719.31     100.00%      7.891%      346       81.07%       638
                                    =====      ===============     ======      ======       ===       =====        ===

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE    WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT     STATED     AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING     ORIG      CREDIT
INTEREST ONLY                    # OF LOANS        BALANCE           BAL        RATE        TERM        LTV       SCORE
-------------                    ----------   -----------------   ---------   --------   ---------   --------   --------
Not Interest Only                   1,090      $147,933,482.87      68.37%     8.030%       341       81.83%       629
Interest Only                         298        68,444,236.44      31.63      7.593        356       79.42        659
                                    -----      ---------------     ------      -----        ---       -----        ---
TOTAL                               1,388      $216,377,719.31     100.00%     7.891%       346       81.07%       638
                                    =====      ===============     ======      =====        ===       =====        ===

                                                                           WEIGHTED    WEIGHTED
                                                                            AVERAGE    AVERAGE               WEIGHTED
                                                  CURRENT        PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
PREPAYMENT PENALTY                               PRINCIPAL        CURR     MORTGAGE   REMAINING    AVERAGE    CREDIT
ORIGINAL TERM                    # OF LOANS       BALANCE       PRIN BAL     RATE        TERM     ORIG LTV     SCORE
------------------               ----------   ---------------   --------   --------   ---------   --------   --------
None                                  448     $ 62,151,308.84     28.72%    8.161%       343       82.65%       641
6 months                                1          219,441.17      0.10     7.350        351       85.00        614
12 months                              50       11,188,457.76      5.17     7.756        350       81.91        648
24 months                             748      122,266,652.52     56.51     7.814        347       80.90        636
36 months                             141       20,551,859.02      9.50     7.615        348       76.80        635
                                    -----     ---------------    ------     -----        ---       -----        ---
TOTAL:                              1,388     $216,377,719.31    100.00%    7.891%       346       81.07%       638
                                    =====     ===============    ======     =====        ===       =====        ===

As of the Cut-off Date, the non-zero weighted average Original Prepayment Penalty Term of the Group 1 Mortgage Loans is expected to be approximately 25 months.

                                                                           WEIGHTED    WEIGHTED
                                                                            AVERAGE    AVERAGE               WEIGHTED
                                                  CURRENT        PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                                 PRINCIPAL        CURR     MORTGAGE   REMAINING    AVERAGE    CREDIT
LIEN                             # OF LOANS       BALANCE       PRIN BAL     RATE        TERM     ORIG LTV     SCORE
----                             ----------   ---------------   --------   --------   ---------   --------   --------
First Lien                          1,165     $205,378,256.54     94.92%     7.741%      355       80.07%       637
Second Lien                           223       10,999,462.77      5.08     10.707       177       99.71        656
                                    -----     ---------------    ------     ------       ---       -----        ---
TOTAL                               1,388     $216,377,719.31    100.00%     7.891%      346       81.07%       638
                                    =====     ===============    ======     ======       ===       =====        ===

                                                                           WEIGHTED    WEIGHTED
                                                                            AVERAGE    AVERAGE               WEIGHTED
                                                  CURRENT        PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                                 PRINCIPAL        CURR     MORTGAGE   REMAINING    AVERAGE    CREDIT
DOCUMENTATION TYPE               # OF LOANS       BALANCE       PRIN BAL     RATE        TERM     ORIG LTV     SCORE
------------------               ----------   ---------------   --------   --------   ---------   --------   --------
Full Documentation                    475     $ 67,117,831.32     31.02%    7.710%       349       81.93%       621
Stated Documentation                  899      146,296,152.02     67.61     7.976        345       80.57        645
Alt1 Documentation                      1          112,472.95      0.05     7.150        350       89.36        693
Limited Documentation                  12        2,532,611.31      1.17     7.815        352       86.12        650
Lite Documentation                      1          318,651.71      0.15     7.990        350       85.00        768
                                    -----     ---------------    ------     -----        ---       -----        ---
TOTAL                               1,388     $216,377,719.31    100.00%    7.891%       346       81.07%       638
                                    =====     ===============    ======     =====        ===       =====        ===

                                                                           WEIGHTED    WEIGHTED
                                                                            AVERAGE    AVERAGE               WEIGHTED
                                                  CURRENT        PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                                 PRINCIPAL        CURR     MORTGAGE   REMAINING    AVERAGE    CREDIT
LOAN PURPOSE                     # OF LOANS       BALANCE       PRIN BAL     RATE        TERM     ORIG LTV     SCORE
------------                     ----------   ---------------   --------   --------   ---------   --------   --------
Purchase                              733     $ 91,361,719.85     42.22%    8.071%       340       84.12%       653
Cash-Out Refinance                    613      118,598,008.59     54.81     7.748        350       78.83        628
Rate/Term Refinance                    42        6,417,990.87      2.97     7.983        345       79.04        618
                                    -----     ---------------    ------     -----        ---       -----        ---
TOTAL                               1,388     $216,377,719.31    100.00%    7.891%       346       81.07%       638
                                    =====     ===============    ======     =====        ===       =====        ===

                                                                           WEIGHTED    WEIGHTED
                                                                            AVERAGE    AVERAGE               WEIGHTED
                                                  CURRENT        PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                                 PRINCIPAL        CURR     MORTGAGE   REMAINING    AVERAGE    CREDIT
PROPERTY TYPE                    # OF LOANS       BALANCE       PRIN BAL     RATE        TERM     ORIG LTV     SCORE
-------------                    ----------   ---------------   --------   --------   ---------   --------   --------
PSingle Family                      1,041     $151,339,656.15     69.94%    7.964%       343       81.11%       635
2-4 Family                            118       24,047,904.19     11.11     7.769        346       78.78        642
PUD                                   120       22,111,971.21     10.22     7.689        355       82.57        643
Condo                                 108       18,658,746.59      8.62     7.706        356       81.89        651
Townhouse                               1          219,441.17      0.10     7.350        351       85.00        614
                                    -----     ---------------    ------     -----        ---       -----        ---
TOTAL                               1,388     $216,377,719.31    100.00%    7.891%       346       81.07%       638
                                    =====     ===============    ======     =====        ===       =====        ===

                                                                           WEIGHTED    WEIGHTED
                                                                            AVERAGE    AVERAGE               WEIGHTED
                                                  CURRENT        PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                                 PRINCIPAL        CURR     MORTGAGE   REMAINING    AVERAGE    CREDIT
OCCUPANCY STATUS                 # OF LOANS       BALANCE       PRIN BAL     RATE        TERM     ORIG LTV     SCORE
----------------                 ----------   ---------------   --------   --------   ---------   --------   --------
Owner                               1,204     $185,387,687.47     85.68%    7.878%       345       81.21%       635
Non-Owner                             161       26,101,179.02     12.06     7.993        355       79.12        651
Second Home                            23        4,888,852.82      2.26     7.865        355       86.06        692
                                    -----     ---------------    ------     -----        ---       -----        ---
TOTAL                               1,388     $216,377,719.31    100.00%    7.891%       346       81.07%       638
                                    =====     ===============    ======     =====        ===       =====        ===

                                                                           WEIGHTED    WEIGHTED
                                                                            AVERAGE    AVERAGE               WEIGHTED
                                                  CURRENT        PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                                 PRINCIPAL        CURR     MORTGAGE   REMAINING    AVERAGE    CREDIT
CREDIT GRADE                     # OF LOANS       BALANCE       PRIN BAL     RATE        TERM     ORIG LTV     SCORE
------------                     ----------   ---------------   --------   --------   ---------   --------   --------
A+                                     30     $  6,510,564.19      3.01%    7.193%       351       79.96%       667
A                                      46        7,895,241.41      3.65     7.752        349       80.31        609
A1                                   1128      167,845,916.24     77.57     7.910        344       82.07        646
A2                                     96       16,915,139.28      7.82     7.855        354       81.35        616
A-                                      6        1,204,254.94      0.56     7.856        350       82.15        622
B                                       4          730,935.50      0.34     8.224        350       84.81        567
B1                                     37        7,559,803.64      3.49     8.004        355       74.59        599
B2                                     24        5,188,777.76      2.40     8.115        357       66.43        576
C (Other)                               1          113,086.58      0.05     8.500        351       65.00        589
C1                                     16        2,413,999.77      1.12     8.211        347       65.90        583
                                    -----     ---------------    ------     -----        ---       -----        ---
TOTAL                               1,388     $216,377,719.31    100.00%    7.891%       346       81.07%       638
                                    =====     ===============    ======     =====        ===       =====        ===

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE               WEIGHTED
                                                                    PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING    AVERAGE     CREDIT
STATE                            # OF LOANS        BALANCE           BAL        RATE        TERM     ORIG LTV     SCORE
-----                            ----------   -----------------   ---------   --------   ---------   --------   --------
Alabama                                 1      $    230,631.34       0.11%      8.250%      351        80.00%     632
Arizona                                56         7,953,770.78       3.68       7.707       346        83.39      654
California                            348        82,164,321.10      37.97       7.697       346        79.02      638
Colorado                               39         4,942,416.08       2.28       8.027       335        82.42      634
Connecticut                            11         1,959,588.40       0.91       8.013       346        81.48      646
Delaware                                3           455,307.34       0.21       7.339       350        90.01      635
Florida                               116        18,612,207.34       8.60       7.850       352        80.71      640
Georgia                                 4           460,784.61       0.21       7.881       350        85.71      609
Hawaii                                  8         2,362,362.92       1.09       7.671       351        76.12      677
Illinois                              268        37,935,733.30      17.53       8.036       343        83.54      645
Indiana                                 8           734,271.66       0.34       8.323       350        86.24      628
Kansas                                  5           469,526.25       0.22       8.038       344        84.28      640
Kentucky                                2           295,412.97       0.14       8.158       352        97.23      622
Louisiana                              11         1,197,770.75       0.55       8.130       349        85.03      636
Maryland                                4           810,938.71       0.37       7.773       350        80.92      678
Michigan                               39         3,470,361.89       1.60       8.361       353        85.16      622
Minnesota                              38         4,051,042.27       1.87       8.242       317        86.21      651
Mississippi                             8           546,189.91       0.25       7.876       357        90.23      632
Missouri                               46         4,695,622.38       2.17       8.399       348        80.92      639
Nevada                                 18         3,489,924.05       1.61       8.059       356        82.65      639
New Jersey                              4         1,165,452.51       0.54       7.314       350        87.74      634
New Mexico                              6           576,889.01       0.27       8.391       348        78.74      590
New York                                9         2,512,437.24       1.16       7.127       347        75.90      650
Oklahoma                                8           630,266.94       0.29       8.967       345        86.34      602
Oregon                                  9         1,217,286.81       0.56       7.939       339        87.58      629
Pennsylvania                            2           453,558.24       0.21       7.990       351        71.28      627
Rhode Island                            1           149,167.08       0.07       8.550       351        53.57      585
South Carolina                          1            18,959.50       0.01      11.400       178       100.00      602
Tennessee                               9         1,040,058.24       0.48       7.627       357        82.18      612
Texas                                 258        25,756,125.17      11.90       8.131       350        81.28      622
Utah                                   21         2,203,380.92       1.02       7.999       333        82.39      630
Virginia                                2           385,174.81       0.18       7.238       351        80.00      659
Washington                             12         2,184,654.48       1.01       8.114       343        77.31      657
Wisconsin                              13         1,246,124.31       0.58       8.585       337        84.13      647
                                    -----      ---------------     ------      ------       ---       ------      ---
TOTAL                               1,388      $216,377,719.31     100.00%      7.891%      346        81.07%     638
                                    =====      ===============     ======      ======       ===       ======      ===

As of the Cut-off Date, no more than approximately 1.05% of the Group 1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE               WEIGHTED
                                                                    PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING    AVERAGE    CREDIT
MARGIN (%)                       # OF LOANS        BALANCE           BAL        RATE        TERM     ORIG LTV     SCORE
----------                       ----------   -----------------   ---------   --------   ---------   --------   --------
3.500 - 3.999                          11      $  2,155,326.19       1.15%     7.289%       356        79.39%      637
4.000 - 4.499                          13         2,224,084.56       1.19      7.400        354        82.23       661
4.500 - 4.999                           4           828,077.95       0.44      7.329        350        78.32       629
5.000 - 5.499                          13         2,912,079.54       1.56      7.047        351        81.76       655
5.500 - 5.999                          13         2,514,349.58       1.34      7.083        351        79.03       639
6.000 - 6.499                         882       160,085,263.02      85.50      7.738        357        81.32       642
6.500 - 6.999                          60        12,057,008.57       6.44      8.069        356        75.24       597
7.000 - 7.499                          26         3,700,182.50       1.98      8.230        355        71.21       580
7.500 - 7.999                           3           654,302.00       0.35      8.957        350        89.12       564
8.000 - 8.499                           1            94,516.53       0.05      9.630        350       100.00       596
                                    -----      ---------------     ------      -----        ---       ------       ---
TOTAL                               1,026      $187,225,190.44     100.00%     7.744%       356        80.72%      638
                                    =====      ===============     ======      =====        ===       ======       ===

As of the Cut-off Date, the weighted average Margin of the Adjustable-Rate Mortgage Loans in Group 1 is expected to be approximately 6.028%.

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE               WEIGHTED
                                                                    PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING    AVERAGE    CREDIT
MINIMUM RATE (%)                 # OF LOANS        BALANCE           BAL        RATE        TERM     ORIG LTV     SCORE
----------------                 ----------   -----------------   ---------   --------   ---------   --------   --------
5.000 - 5.499                           1      $    243,895.47       0.13%      5.380%      355       72.70%       663
6.000 - 6.499                           9         2,247,560.05       1.20       6.298       354       75.90        636
6.500 - 6.999                         116        25,722,912.52      13.74       6.926       356       77.13        657
7.000 - 7.499                         243        46,907,197.84      25.05       7.272       356       80.27        647
7.500 - 7.999                         306        56,900,841.03      30.39       7.730       356       80.91        643
8.000 - 8.499                         154        27,971,833.06      14.94       8.246       357       80.14        627
8.500 - 8.999                         120        18,135,786.34       9.69       8.725       356       83.95        603
9.000 - 9.499                          40         4,831,269.70       2.58       9.280       356       87.16        599
9.500 - 9.999                          35         4,131,149.63       2.21       9.716       357       90.49        608
10.000 - 10.499                         2           132,744.80       0.07      10.455       358       84.88        576
                                    -----      ---------------     ------      ------       ---       -----        ---
TOTAL                               1,026      $187,225,190.44     100.00%      7.744%      356       80.72%       638
                                    =====      ===============     ======      ======       ===       =====        ===

As of the Cut-off Date, the weighted average Minimum Rate of the Adjustable-Rate Mortgage Loans in Group 1 is expected to be approximately 7.744% per annum.

                                                                               WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE               WEIGHTED
                                                                    PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING    AVERAGE    CREDIT
MAXIMUM RATE (%)                 # OF LOANS        BALANCE           BAL        RATE        TERM     ORIG LTV     SCORE
----------------                 ----------   -----------------   ---------   --------   ---------   --------   --------
11.000 - 11.499                         1      $    243,895.47       0.13%     5.380%       355       72.70%       663
12.000 - 12.499                         5         1,324,109.65       0.71      6.286        356       71.36        621
12.500 - 12.999                        70        14,503,675.22       7.75      6.936        357       76.17        649
13.000 - 13.499                       173        32,694,037.74      17.46      7.261        357       80.88        645
13.500 - 13.999                       273        52,512,320.17      28.05      7.562        356       80.14        644
14.000 - 14.499                       197        37,594,819.51      20.08      7.850        356       80.01        636
14.500 - 14.999                       182        31,361,072.58      16.75      8.220        356       83.39        630
15.000 - 15.499                        66         9,258,054.23       4.94      8.635        355       81.15        621
15.500 - 15.999                        49         6,026,469.90       3.22      9.309        355       85.00        603
16.000 - 16.499                         7         1,219,584.32       0.65      9.341        355       91.78        604
16.500 - 16.999                         3           487,151.65       0.26      9.784        355       89.94        596
                                    -----      ---------------     ------      -----        ---       -----        ---
TOTAL                               1,026      $187,225,190.44     100.00%     7.744%       356       80.72%       638
                                    =====      ===============     ======      =====        ===       =====        ===

As of the Cut-off Date, the weighted average Maximum Rate of the Adjustable-Rate Mortgage Loans in Group 1 is expected to be approximately 14.024% per annum.

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE               WEIGHTED
                                                                    PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING    AVERAGE    CREDIT
INITIAL PERIODIC RATE CAP (%)    # OF LOANS        BALANCE           BAL        RATE        TERM     ORIG LTV     SCORE
-----------------------------    ----------   -----------------   ---------   --------   ---------   --------   --------
1.000                                 767      $134,868,046.94      72.04%     7.830%       357       81.02%       633
1.500                                 259        52,357,143.50      27.96      7.522        354       79.94        650
                                    -----      ---------------     ------      -----        ---       -----        ---
TOTAL                               1,026      $187,225,190.44     100.00%     7.744%       356       80.72%       638
                                    =====      ===============     ======      =====        ===       =====        ===

As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Adjustable-Rate Mortgage Loans in Group 1 is expected to be approximately 1.140%.

                                                                                WEIGHTED    WEIGHTED
                                                                                 AVERAGE    AVERAGE               WEIGHTED
                                                                      PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
SUBSEQUENT                                      CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING    AVERAGE    CREDIT
PERIODIC RATE CAP (%)            # OF LOANS        BALANCE           BAL        RATE        TERM     ORIG LTV     SCORE
---------------------            ----------   -----------------   ---------   --------   ---------   --------   --------
1.000                                 767      $134,868,046.94      72.04%     7.830%       357       81.02%       633
1.500                                 259        52,357,143.50      27.96      7.522        354       79.94        650
                                    -----      ---------------     ------      -----        ---       -----        ---
TOTAL                               1,026      $187,225,190.44     100.00%     7.744%       356       80.72%       638
                                    =====      ===============     ======      =====        ===       =====        ===

As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Adjustable-Rate Mortgage Loans in Group 1 is expected to be approximately 1.140%.

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE               WEIGHTED
                                                                    PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING    AVERAGE    CREDIT
MONTHS TO NEXT RATE ADJUSTMENT   # OF LOANS        BALANCE           BAL        RATE        TERM     ORIG LTV     SCORE
------------------------------   ----------   -----------------   ---------   --------   ---------   --------   --------
1 - 3                                   2      $    275,613.91       0.15%     7.820%       357       80.00%       646
4 - 6                                   1           149,048.17       0.08      9.640        358       95.00        626
13 - 15                                80        14,719,718.46       7.86      7.583        351       79.73        625
16 - 18                                54         7,603,650.49       4.06      7.809        353       83.96        618
19 - 21                               621       112,754,584.24      60.22      7.706        356       81.07        639
22 - 24                               236        45,960,162.34      24.55      7.898        358       79.35        641
25 - 27                                 6         1,188,304.99       0.63      7.769        350       95.08        667
28 - 30                                 2           298,370.72       0.16      7.769        354       80.00        711
31 - 33                                20         3,470,925.67       1.85      7.372        357       81.27        634
34 - 36                                 3           676,811.46       0.36      7.779        358       69.08        636
49 - 51                                 1           127,999.99       0.07      7.700        351       80.00        603
                                    -----      ---------------     ------      -----        ---       -----        ---
TOTAL                               1,026      $187,225,190.44     100.00%     7.744%       356       80.72%       638
                                    =====      ===============     ======      =====        ===       =====        ===

As of the Cut-off Date, the weighted average Months to Next Rate Adjustment of the Adjustable-Rate Mortgage Loans in Group 1 is expected to be approximately 21 months.

TABULAR CHARACTERISTICS OF THE GROUP 2 MORTGAGE LOANS

     The Group 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Group 2 Mortgage Loans .........................              2,139
Total Stated Principal Balance ...........................   $ 402,981,325.99
Current Mortgage Rates:
   Weighted Average ......................................              7.898%
   Range .................................................    5.220% - 12.470%
Weighted Average Margin (ARM loans only) .................              6.020%
Weighted Average Remaining Term to Maturity (in months) ..                335

     The Stated Principal Balances of the Group 2 Mortgage Loans range from approximately $12,691 to approximately $1,000,000. The Group 2 Mortgage Loans have an average Stated Principal Balance of approximately $188,397.

     The weighted average Loan-to-Value Ratio at origination of the Group 2 Mortgage Loans is approximately 82.02% and no Group 2 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100%.

     No more than approximately 0.64% of the Group 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The following tables set forth certain information, as of the Cut-off Date, as to the Group 2 Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE               WEIGHTED
                                                                    PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING    AVERAGE    CREDIT
STATED PRINCIPAL BALANCE ($)     # OF LOANS        BALANCE           BAL        RATE        TERM     ORIG LTV     SCORE
----------------------------     ----------   -----------------   ---------   --------   ---------   --------   --------
50,000 or less                        182      $  6,778,226.90       1.68%     10.585%      195       96.54%       648
50,001 - 100,000                      616        46,119,848 63      11.44       9.873       230       93 32        642
100,001 - 150,000                     306        37,429,500 44       9.29       8.448       315       83 53        624
150,001 - 200,000                     211        37,229,151 95       9.24       7.628       355       78 24        622
200,001 - 250,000                     200        44,956,485 77      11.16       7.549       356       79 41        633
250,001 - 300,000                     186        51,240,055 84      12.72       7.509       356       79 56        642
300,001 - 350,000                     144        46,920,457 43      11.64       7.467       355       79 79        649
350,001 - 400,000                     103        38,634,209 88       9.59       7.433       356       80 44        656
400,001 - 450,000                      83        35,478,186 85       8.80       7.341       356       79 57        665
450,001 - 500,000                      61        29,171,868 93       7.24       7.471       356       80 85        635
500,001 - 550,000                      14         7,351,219 63       1.82       7.291       355       80 61        665
550,001 - 600,000                      12         6,900,873 17       1.71       7.351       356       82 37        665
600,001 - 650,000                      10         6,378,918 19       1.58       7.501       357       84 90        676
650,001 - 700,000                       4         2,687,773 66       0.67       7.214       354       87 40        713
700,001 - 750,000                       4         2,970,821 77       0.74       7.856       356       75 77        634
850,001 - 900,000                       2         1,733,726.95       0.43       7.713       358       84.92        643
950,001 - 1,000,000                     1         1,000,000.00       0.25       7.220       351       65.57        660
                                    -----      ---------------     ------      ------       ---       -----        ---
TOTAL                               2,139      $402,981,325.99     100.00%      7.898%      335       82.02%       643
                                    =====      ===============     ======      ======       ===       =====        ===

As of the Cut-off Date, the average Stated Principal Balance of the Group 2 Mortgage Loans is expected to be approximately $188,397.

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE               WEIGHTED
                                                                    PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING    AVERAGE    CREDIT
CURRENT MORTGAGE RATE (%)        # OF LOANS        BALANCE           BAL        RATE        TERM     ORIG LTV     SCORE
-------------------------        ----------   -----------------   ---------   --------   ---------   --------   --------
5.000 - 5.499                           2      $    340,537.28       0.08%      5.296%      357       72.64%       699
5.500 - 5.999                          28         7,153,893.46       1.78       5.893       351       71.01        647
6.000 - 6.499                          84        21,147,189.71       5.25       6.288       354       70.10        667
6.500 - 6.999                         242        69,734,949.12      17.30       6.871       355       78.93        668
7.000 - 7.499                         316        85,127,678.24      21.12       7.276       356       80.23        657
7.500 - 7.999                         376        97,973,568.58      24.31       7.741       356       80.04        636
8.000 - 8.499                         145        29,776,695.11       7.39       8.239       355       82.41        606
8.500 - 8.999                         134        24,581,845.64       6.10       8.742       353       84.52        602
9.000 - 9.499                          66        10,530,589.61       2.61       9.271       351       84.97        588
9.500 - 9.999                         209        19,761,502.70       4.90       9.844       245       92.37        641
10.000 - 10.499                       140        10,784,493.56       2.68      10.236       216       95.65        646
10.500 - 10.999                       218        15,111,888.20       3.75      10.700       183       98.67        641
11.000 - 11.499                       113         6,994,911.44       1.74      11.152       180       99.06        637
11.500 - 11.999                        56         3,481,365.38       0.86      11.667       177       99.92        631
12.000 - 12.499                        10           480,217.96       0.12      12.111       193       98.33        620
                                    -----      ---------------     ------      ------       ---       -----        ---
TOTAL                               2,139      $402,981,325.99     100.00%      7.898%      335       82.02%       643
                                    =====      ===============     ======      ======       ===       =====        ===

As of the Cut-off Date, the weighted average Current Mortgage Rate of the Group 2 Mortgage Loans is expected to be approximately 7.898% per annum.

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED      WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED    AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING       ORIG      CREDIT
CREDIT SCORE                     # OF LOANS        BALANCE           BAL        RATE          TERM           LTV       SCORE
------------                     ----------   -----------------   ---------   --------   --------------   --------   --------
500 - 524                              60      $  8,780,718.78       2.18%     8.817%          352         72.15%       511
525 - 549                             167        29,853,106.00       7.41      8.309           353         75.21        537
550 - 574                              79        16,060,799.50       3.99      8.114           355         81.04        563
575 - 599                             128        26,591,098.82       6.60      7.821           354         81.04        588
600 - 624                             313        58,447,013.40      14.50      8.025           333         83.44        614
625 - 649                             455        75,763,058.95      18.80      8.121           320         84.14        637
650 - 674                             407        73,419,676.31      18.22      7.795           331         82.21        661
675 - 699                             239        50,412,517.38      12.51      7.617           337         82.40        686
700 - 724                             141        31,212,432.51       7.75      7.481           338         82.47        711
725 - 749                              75        15,745,626.26       3.91      7.546           332         83.72        736
750 - 774                              51        11,748,794.50       2.92      7.449           326         82.14        759
775 - 799                              21         4,651,464.89       1.15      7.820           334         85.53        786
800 - 824                               3           295,018.69       0.07      7.648           335         69.71        803
                                    -----      ---------------     ------      -----           ---         -----        ---
TOTAL                               2,139      $402,981,325.99     100.00%     7.898%          335         82.02%       643
                                    =====      ===============     ======      =====           ===         =====        ===

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED      WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED    AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING       ORIG      CREDIT
ORIGINAL LTV (%)                 # OF LOANS        BALANCE           BAL        RATE          TERM           LTV       SCORE
----------------                 ----------   -----------------   ---------   --------   --------------   --------   --------
0.01 - 50.00                           38      $  5,697,910.65       1.41%      7.114%         351         42.99%       600
50.01 - 55.00                          15         2,774,991.90       0.69       7.020          346         52.87        608
55.01 - 60.00                          22         5,293,883.08       1.31       7.565          355         58.74        619
60.01 - 65.00                          38         9,260,604.61       2.30       7.413          354         63.34        597
65.01 - 70.00                          55        14,103,382.77       3.50       7.208          355         68.19        601
70.01 - 75.00                          87        19,098,172.98       4.74       7.362          352         73.65        609
75.01 - 80.00                         885       222,541,656.03      55.22       7.430          356         79.87        656
80.01 - 85.00                          98        22,790,553.17       5.66       8.068          355         84.64        587
85.01 - 90.00                         134        33,843,382.74       8.40       7.917          355         89.87        640
90.01 - 95.00                         110        20,524,094.68       5.09       8.578          345         94.77        635
95.01 - 100.00                        657        47,052,693.38      11.68      10.424          186         99.99        659
                                    -----      ---------------     ------      ------          ---         -----        ---
TOTAL                               2,139      $402,981,325.99     100.00%      7.898%         335         82.02%       643
                                    =====      ===============     ======      ======          ===         =====        ===

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED      WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED    AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING       ORIG      CREDIT
ORIGINAL TERM (MONTHS)           # OF LOANS        BALANCE           BAL        RATE          TERM           LTV       SCORE
----------------------           ----------   -----------------   ---------   --------   --------------   --------   --------
180                                   681      $ 47,136,545.30      11.70%     10.497%        177          98.90%       659
300                                     2           202,813.42       0.05       6.864         289          81.58        637
360                                 1,456       355,641,967.27      88.25       7.554         356          79.78        641
                                    -----      ---------------     ------      ------         ---          -----        ---
TOTAL                               2,139      $402,981,325.99     100.00%      7.898%        335          82.02%       643
                                    =====      ===============     ======      ======         ===          =====        ===

As of the Cut-off Date, the weighted average Original Term to Maturity of the Group 2 Mortgage Loans is expected to be approximately 339 months.

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED      WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED    AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING       ORIG      CREDIT
STATED REMAINING TERM (MONTHS)   # OF LOANS        BALANCE           BAL        RATE          TERM           LTV       SCORE
------------------------------   ----------   -----------------   ---------   --------   --------------   --------   --------
121 - 180                             681      $ 47,136,545.30      11.70%     10.497%         177         98.90%       659
241 - 300                               2           202,813.42       0.05       6.864          289         81.58        637
301 - 360                           1,456       355,641,967.27      88.25       7.554          356         79.78        641
                                    -----      ---------------     ------      ------          ---         -----        ---
TOTAL                               2,139      $402,981,325.99     100.00%      7.898%         335         82.02%       643
                                    =====      ===============     ======      ======          ===         =====        ===

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED      WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED    AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING       ORIG      CREDIT
DEBT RATIO (%)                   # OF LOANS        BALANCE           BAL        RATE          TERM           LTV       SCORE
--------------                   ----------   -----------------   ---------   --------   --------------   --------   --------
0.01 - 20.00                           30      $  7,282,782.92       1.81%     7.677%          351         80.14%       654
20.01 - 25.00                          46         6,848,542.07       1.70      7.802           348         82.48        620
25.01 - 30.00                          58         9,097,252.64       2.26      7.864           348         80.95        616
30.01 - 35.00                         132        19,681,023.30       4.88      7.794           342         81.36        628
35.01 - 40.00                         227        38,209,475.32       9.48      7.888           337         80.93        628
40.01 - 45.00                         521       103,439,288.95      25.67      7.845           337         81.88        644
45.01 - 50.00                       1,043       198,274,839.26      49.20      8.006           330         82.91        649
50.01 - 55.00                          82        20,148,121.53       5.00      7.354           346         77.72        632
                                    -----      ---------------     ------      -----           ---         -----        ---
TOTAL                               2,139      $402,981,325.99     100.00%     7.898%          335         82.02%       643
                                    =====      ===============     ======      =====           ===         =====        ===

As of the Cut-off Date, the weighted average Debt Ratio of the Group 2 Mortgage Loans is expected to be approximately 43.64%.

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED      WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED    AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING       ORIG      CREDIT
FIXED RATE/ADJUSTABLE RATE       # OF LOANS        BALANCE           BAL        RATE          TERM           LTV       SCORE
--------------------------       ----------   -----------------   ---------   --------   --------------   --------   --------
Adjustable Rate                     1,295      $325,310,402.44      80.73%     7.588%          356         80.33%       640
Fixed Rate                            844        77,670,923.55      19.27      9.198           246         89.08        654
                                    -----      ---------------     ------      -----           ---         -----        ---
TOTAL                               2,139      $402,981,325.99     100.00%     7.898%          335         82.02%       643
                                    =====      ===============     ======      =====           ===         =====        ===

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED      WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED    AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING       ORIG      CREDIT
PRODUCT                          # OF LOANS        BALANCE           BAL        RATE          TERM           LTV       SCORE
-------                          ----------   -----------------   ---------   --------   --------------   --------   --------
2/28 ARM                              865      $186,117,929.07      46.19%      7.705%         356          80.32%      619
2/28 ARM IO                           397       132,210,557.92      32.81       7.429          356          80.28       671
3/27 ARM                               22         4,190,296.18       1.04       7.383          355          81.23       635
3/27 ARM IO                             5         1,525,258.00       0.38       7.351          355          75.55       647
5/25 ARM                                1           327,483.66       0.08       6.950          351         100.00       635
5/25 ARM IO                             1           239,170.58       0.06       6.630          351          80.00       638
6ML ARM                                 4           699,707.03       0.17       8.916          358          91.62       621
Fixed                                 173        30,069,917.38       7.46       7.252          346          73.74       643
Fixed IO                                5         1,904,080.00       0.47       7.250          356          73.36       643
15/30 Balloon                         666        45,696,926.17      11.34      10.560          177          99.83       661
                                    -----      ---------------     ------      ------          ---         ------       ---
TOTAL                               2,139      $402,981,325.99     100.00%      7.898%         335          82.02%      643
                                    =====      ===============     ======      ======          ===         ======       ===

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED      WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED    AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING       ORIG      CREDIT
INTEREST ONLY                    # OF LOANS        BALANCE           BAL        RATE          TERM           LTV       SCORE
-------------                    ----------   -----------------   ---------   --------   --------------   --------   --------
Not Interest Only                   1,731      $267,102,259.49      66.28%     8.139%          324         82.98%       629
Interest Only                         408       135,879,066.50      33.72      7.424           356         80.13        670
                                    -----      ---------------     ------      -----           ---         -----        ---
TOTAL                               2,139      $402,981,325.99     100.00%     7.898%          335         82.02%       643
                                    =====      ===============     ======      =====           ===         =====        ===

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED      WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED    AVERAGE    AVERAGE
PREPAYMENT PENALTY ORIGINAL                   CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING       ORIG      CREDIT
TERM                             # OF LOANS        BALANCE           BAL        RATE          TERM           LTV       SCORE
---------------------------      ----------   -----------------   ---------   --------   --------------   --------   --------
None                                  487      $ 85,948,671.97      21.33%     8.115%          337         82.72%       642
6 months                                3           794,212.34       0.20      6.986           351         79.03        648
12 months                             121        33,810,926.39       8.39      7.708           343         81.02        655
18 months                               4           847,497.36       0.21      7.518           350         71.73        567
24 months                           1,347       249,022,343.00      61.80      7.927           331         82.73        643
30 months                               2           328,780.13       0.08      7.912           351         82.75        562
36 months                             142        26,500,673.60       6.58      7.349           347         74.97        636
60 months                              33         5,728,221.20       1.42      7.241           350         81.23        640
                                    -----      ---------------     ------      -----           ---         -----        ---
TOTAL                               2,139      $402,981,325.99     100.00%     7.898%          335         82.02%       643
                                    =====      ===============     ======      =====           ===         =====        ===

As of the Cut-off Date, the non-zero weighted average Original Prepayment Penalty Term of the Group 2 Mortgage Loans is expected to be approximately 24 months.

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED      WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED    AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING       ORIG      CREDIT
LIEN                             # OF LOANS        BALANCE           BAL        RATE          TERM           LTV       SCORE
----                             ----------   -----------------   ---------   --------   --------------   --------   --------
First Lien                          1,472      $357,225,246.82      88.65%      7.557%         355         79.74%       641
Second Lien                           667        45,756,079.17      11.35      10.562          177         99.83        661
                                    -----      ---------------     ------      ------          ---         -----        ---
TOTAL                               2,139      $402,981,325.99     100.00%      7.898%         335         82.02%       643
                                    =====      ===============     ======      ======          ===         =====        ===

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED      WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED    AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING       ORIG      CREDIT
DOCUMENTATION TYPE               # OF LOANS        BALANCE           BAL        RATE          TERM           LTV       SCORE
------------------               ----------   -----------------   ---------   --------   --------------   --------   --------
Full Documentation                    643      $124,565,617.18      30.91%     7.574%          343         79.95%       615
Stated Documentation                 1479       275,263,055.59      68.31      8.048           331         82.93        655
Alt1 Documentation                      7         1,246,800.20       0.31      7.657           349         84.65        618
Limited Documentation                   9         1,538,698.40       0.38      7.629           318         83.53        673
Lite Documentation                      1           367,154.62       0.09      7.380           351         85.00        612
                                    -----      ---------------     ------      -----           ---         -----        ---
TOTAL                               2,139      $402,981,325.99     100.00%     7.898%          335         82.02%       643
                                    =====      ===============     ======      =====           ===         =====        ===

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED      WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED    AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING       ORIG      CREDIT
LOAN PURPOSE                     # OF LOANS        BALANCE           BAL        RATE          TERM           LTV       SCORE
------------                     ----------   -----------------   ---------   --------   --------------   --------   --------
Purchase                            1,549      $275,874,891.37      68.46%     8.030%          328         84.47%       660
Cash-Out Refinance                    562       122,921,095.77      30.50      7.613           350         76.53        605
Rate / Term Refinance                  28         4,185,338.85       1.04      7.584           347         81.94        612
                                    -----      ---------------     ------      -----           ---         -----        ---
TOTAL                               2,139      $402,981,325.99     100.00%     7.898%          335         82.02%       643
                                    =====      ===============     ======      =====           ===         =====        ===

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED      WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED    AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING       ORIG      CREDIT
PROPERTY TYPE                    # OF LOANS        BALANCE           BAL        RATE          TERM           LTV       SCORE
-------------                    ----------   -----------------   ---------   --------   --------------   --------   --------
Single Family                       1,453      $278,693,110.38      69.16%     7.878%          336         81.81%       640
2-4 Family                            152        33,787,957.61       8.38      7.593           337         80.36        655
Condo                                 254        40,536,251.49      10.06      8.065           324         83.69        655
Townhouse                               2           285,719.23       0.07      6.764           351         80.00        721
PUD                                   276        49,498,741.26      12.28      8.089           336         83.00        644
MH                                      2           179,546.02       0.04      7.609           320         81.42        696
                                    -----      ---------------     ------      -----           ---         -----        ---
TOTAL                               2,139      $402,981,325.99     100.00%     7.898%          335         82.02%       643
                                    =====      ===============     ======      =====           ===         =====        ===

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED      WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED    AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING       ORIG      CREDIT
OCCUPANCY STATUS                 # OF LOANS        BALANCE           BAL        RATE          TERM           LTV       SCORE
----------------                 ----------   -----------------   ---------   --------   --------------   --------   --------
Owner                               2,065      $386,774,905.28      95.98%     7.895%         334          82.11%       642
Non-Owner                              60        12,459,766.32       3.09      8.095          355          79.21        651
Second Home                            14         3,746,654.39       0.93      7.516          349          82.23        685
                                    -----      ---------------     ------      -----          ---          -----        ---
TOTAL                               2,139      $402,981,325.99     100.00%     7.898%         335          82.02%       643
                                    =====      ===============     ======      =====          ===          =====        ===

                                                                              WEIGHTED
                                                                               AVERAGE      WEIGHTED      WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT   AVERAGE STATED    AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE      REMAINING       ORIG      CREDIT
CREDIT GRADE                     # OF LOANS        BALANCE           BAL        RATE          TERM           LTV       SCORE
------------                     ----------   -----------------   ---------   --------   --------------   --------   --------
A+                                     96      $ 25,340,236.99       6.29%     6.966%          350         80.40%       689
A                                      73        15,542,273.38       3.86      7.675           350         82.68        592
A1                                   1722       312,500,003.01      77.55      7.939           331         82.96        652
A2                                    122        25,048,695.92       6.22      8.093           341         80.51        596
A-                                     11         1,744,341.82       0.43      8.233           351         81.06        558
B                                      13         1,618,642.11       0.40      8.704           350         79.43        523
B1                                     38         8,122,595.74       2.02      7.918           357         73.61        570
B2                                     25         6,012,836.58       1.49      8.213           354         76.35        569
C (Other)                              13         1,906,644.71       0.47      8.606           350         68.56        542
C (ResMAE)                              1           400,416.19       0.10      7.880           345         79.00        585
C1                                     19         3,275,952.93       0.81      8.419           349         66.28        559
C2                                      5         1,217,936.10       0.30      9.870           356         58.39        598
C-                                      1           250,750.51       0.06      7.990           350         50.00        504
                                    -----      ---------------     ------      -----           ---         -----        ---
TOTAL                               2,139      $402,981,325.99     100.00%     7.898%          335         82.02%       643
                                    =====      ===============     ======      =====           ===         =====        ===

                                                                              WEIGHTED    WEIGHTED
                                                                               AVERAGE    AVERAGE    WEIGHTED   WEIGHTED
                                                                    PCT BY     CURRENT     STATED     AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL   CURR PRIN   MORTGAGE   REMAINING    CREDIT     CREDIT
STATE                            # OF LOANS        BALANCE           BAL        RATE        TERM     ORIG LTV     SCORE
-----                            ----------   -----------------   ---------   --------   ---------   --------   --------
Alabama                                 8      $  1,147,383.49       0.28%     8.720%       351       86.84%       634
Arizona                                64         9,064,212.43       2.25      8.157        333       84.96        633
California                          1,014       227,412,022.68      56.43      7.807        330       81.40        649
Colorado                               36         6,250,489.49       1.55      7.832        339       83.84        639
Connecticut                             3           443,429.01       0.11      8.289        352       83.33        614
Florida                               194        33,292,961.46       8.26      8.186        338       84.29        638
Georgia                                12         2,177,902.55       0.54      7.964        350       84.15        596
Hawaii                                 10         2,614,271.92       0.65      7.305        339       78.58        692
Idaho                                   2           162,496.28       0.04      7.203        316       85.79        662
Illinois                              244        40,979,018.92      10.17      7.965        335       83.04        646
Indiana                                 6           676,713.48       0.17      7.712        339       83.71        564
Iowa                                    1           111,929.95       0.03      9.000        351       90.00        610
Kansas                                  4           431,090.58       0.11      8.412        357       81.62        649
Kentucky                                2           286,846.74       0.07      7.843        348       87.38        579
Louisiana                               6           551,820.34       0.14      9.054        350       91.81        624
Maryland                                5         1,644,316.57       0.41      7.876        352       77.98        670
Massachusetts                           2           644,231.09       0.16      7.461        351       80.00        697
Michigan                               31         3,530,924.96       0.88      9.000        355       81.40        581
Minnesota                              41         5,148,253.22       1.28      8.156        330       83.67        623
Mississippi                             1            89,440.58       0.02      7.990        351       38.30        508
Missouri                               30         4,531,908.45       1.12      8.405        339       85.61        618
Nevada                                 38         5,916,257.21       1.47      8.337        327       83.13        631
New Hampshire                           1           160,801.82       0.04      7.790        351       49.39        516
New Jersey                              6         1,833,439.24       0.45      7.271        351       83.82        637
New Mexico                              6           411,973.50       0.10      8.179        308       86.58        657
New York                               30         9,207,547.77       2.28      7.105        351       77.51        673
North Carolina                          3           528,824.08       0.13      8.260        350       82.51        571
Ohio                                    2           283,896.77       0.07      8.436        351       83.46        541
Oklahoma                               19         2,018,269.47       0.50      7.790        349       84.70        632
Oregon                                  8           985,265.43       0.24      7.829        338       78.21        636
Pennsylvania                            7         1,752,439.09       0.43      7.071        350       91.40        666
Rhode Island                            2           401,597.37       0.10      8.218        351       80.00        580
Tennessee                               9         1,250,687.40       0.31      7.866        352       92.70        590
Texas                                 237        29,188,231.02       7.24      8.027        350       80.86        622
Utah                                   22         2,527,395.86       0.63      8.144        325       84.02        638
Virginia                                6         1,306,595.42       0.32      8.298        351       74.35        577
Washington                             13         2,137,786.77       0.53      8.065        327       84.10        635
Wisconsin                              14         1,878,653.58       0.47      8.237        353       83.59        615
                                    -----      ---------------     ------      -----        ---       -----        ---
TOTAL                               2,139      $402,981,325.99     100.00%     7.898%       335       82.02%       643
                                    =====      ===============     ======      =====        ===       =====        ===

As of the Cut-off Date, no more than approximately 0.64% of the Group 2 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                                                                      WEIGHTED    WEIGHTED
                                                                       AVERAGE    AVERAGE               WEIGHTED
                                             CURRENT        PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                  # OF      PRINCIPAL        CURR     MORTGAGE   REMAINING    AVERAGE    CREDIT
MARGIN (%)                       LOANS       BALANCE       PRIN BAL     RATE        TERM     ORIG LTV     SCORE
----------                       -----   ---------------   --------   --------   ---------   --------   --------
3.500 - 3.999                        5   $  1,064,489.94      0.33%     7.332%      357       78.16%       659
4.000 - 4.499                       14      3,360,562.97      1.03      7.201       354       80.98        645
4.500 - 4.999                       19      5,158,202.92      1.59      6.931       351       79.58        662
5.000 - 5.499                       33      9,316,332.35      2.86      6.779       351       80.41        677
5.500 - 5.999                       25      6,519,199.84      2.00      7.155       350       78.74        651
6.000 - 6.499                    1,077    274,519,236.35     84.39      7.574       357       80.64        644
6.500 - 6.999                       64     15,054,172.81      4.63      8.049       355       77.86        581
7.000 - 7.499                       42      7,936,735.90      2.44      8.619       353       74.40        572
7.500 - 7.999                        8      1,071,073.76      0.33      8.969       350       87.98        577
8.000 - 8.499                        7      1,186,057.94      0.36      9.446       350       84.56        554
9.000 - 9.499                        1        124,337.66      0.04     10.500       351       80.00        541
                                 -----   ---------------    ------     ------       ---       -----        ---
TOTAL                            1,295   $325,310,402.44    100.00%     7.588%      356       80.33%       640
                                 =====   ===============    ======     ======       ===       =====        ===

As of the Cut-off Date, the weighted average Margin of the Adjustable-Rate Mortgage Loans in Group 2 is expected to be approximately 6.020%.

                                                                      WEIGHTED    WEIGHTED
                                                                       AVERAGE    AVERAGE               WEIGHTED
                                             CURRENT        PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                  # OF      PRINCIPAL        CURR     MORTGAGE   REMAINING    AVERAGE    CREDIT
MINIMUM RATE (%)                 LOANS       BALANCE       PRIN BAL     RATE        TERM     ORIG LTV     SCORE
----------------                 -----   ---------------   --------   --------   ---------   --------   --------
5.000 - 5.499                        2   $    340,537.28      0.10%     5.296%      357       72.64%       699
5.500 - 5.999                       23      6,252,314.15      1.92      5.879       355       72.90        642
6.000 - 6.499                       44     11,445,690.68      3.52      6.303       355       72.76        664
6.500 - 6.999                      219     64,039,058.81     19.69      6.880       355       79.61        669
7.000 - 7.499                      294     80,504,346.75     24.75      7.277       356       80.27        657
7.500 - 7.999                      344     92,255,063.24     28.36      7.742       356       80.08        637
8.000 - 8.499                      135     28,920,899.80      8.89      8.239       356       82.46        607
8.500 - 8.999                      116     22,774,222.17      7.00      8.740       356       84.89        601
9.000 - 9.499                       54      9,657,206.73      2.97      9.281       356       85.00        588
9.500 - 9.999                       44      6,914,358.17      2.13      9.733       356       81.01        561
10.000 - 10.499                     14      1,741,762.44      0.54     10.175       357       82.81        552
10.500 - 10.999                      4        345,032.22      0.11     10.572       354       62.29        556
11.000 - 11.499                      1         79,920.32      0.02     11.370       356       47.62        542
12.000 - 12.499                      1         39,989.68      0.01     12.470       358       80.00        536
                                 -----   ---------------    ------     ------       ---       -----        ---
TOTAL                            1,295   $325,310,402.44    100.00%     7.588%      356       80.33%       640
                                 =====   ===============    ======     ======       ===       =====        ===

As of the Cut-off Date, the weighted average Minimum Rate of the Adjustable-Rate Mortgage Loans in Group 2 is expected to be approximately 7.588% per annum.

                                                                      WEIGHTED    WEIGHTED
                                                                       AVERAGE    AVERAGE               WEIGHTED
                                             CURRENT        PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                  # OF      PRINCIPAL        CURR     MORTGAGE   REMAINING    AVERAGE    CREDIT
MAXIMUM RATE (%)                 LOANS       BALANCE       PRIN BAL     RATE        TERM     ORIG LTV     SCORE
----------------                 -----   ---------------   --------   --------   ---------   --------   --------
11.000 - 11.499                      2   $    340,537.28      0.10%     5.296%      357       72.64%       699
11.500 - 11.999                     12      2,977,139.43      0.92      5.853       356       68.95        616
12.000 - 12.499                     34      8,836,295.71      2.72      6.243       357       70.71        653
12.500 - 12.999                    130     35,313,718.25     10.86      6.850       357       79.13        660
13.000 - 13.499                    227     59,190,782.60     18.20      7.197       357       80.08        657
13.500 - 13.999                    353     98,835,064.52     30.38      7.476       356       80.14        650
14.000 - 14.499                    192     48,397,662.39     14.88      7.729       356       81.01        636
14.500 - 14.999                    179     41,623,344.01     12.79      8.187       355       81.80        617
15.000 - 15.499                     73     14,777,337.62      4.54      8.800       355       84.36        598
15.500 - 15.999                     58     10,209,319.01      3.14      9.305       355       83.33        594
16.000 - 16.499                     22      3,115,090.82      0.96      9.742       355       85.14        570
16.500 - 16.999                     10      1,449,863.14      0.45      9.805       353       81.92        556
17.000 - 17.499                      1         79,920.32      0.02     11.370       356       47.62        542
17.500 - 17.999                      1        124,337.66      0.04     10.500       351       80.00        541
18.000 - 18.499                      1         39,989.68      0.01     12.470       358       80.00        536
                                 -----   ---------------    ------     ------       ---       -----        ---
TOTAL                            1,295   $325,310,402.44    100.00%     7.588%      356       80.33%       640
                                 =====   ===============    ======     ======       ===       =====        ===

As of the Cut-off Date, the weighted average Maximum Rate of the Adjustable-Rate Mortgage Loans in Group 2 is expected to be 13.893% per annum.

                                                                      WEIGHTED    WEIGHTED
                                                                       AVERAGE    AVERAGE               WEIGHTED
                                             CURRENT        PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
                                  # OF      PRINCIPAL        CURR     MORTGAGE   REMAINING    AVERAGE    CREDIT
INITIAL PERIODIC RATE CAP (%)    LOANS       BALANCE       PRIN BAL     RATE        TERM     ORIG LTV     SCORE
-----------------------------    -----   ---------------   --------   --------   ---------   --------   --------
1.000                              949   $226,384,683.78     69.59%    7.675%       357       80.12%       634
1.500                              346     98,925,718.66     30.41     7.388        354       80.82        655
                                 -----   ---------------    ------     ------       ---       -----        ---
TOTAL                            1,295   $325,310,402.44    100.00%    7.588%       356       80.33%       640
                                 =====   ===============    ======     ======       ===       =====        ===

As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Adjustable-Rate Mortgage Loans in Group 2 is expected to be 1.152%.

                                                                      WEIGHTED    WEIGHTED
                                                                       AVERAGE    AVERAGE               WEIGHTED
                                             CURRENT        PCT BY     CURRENT     STATED    WEIGHTED    AVERAGE
SUBSEQUENT PERIODIC RATE CAP      # OF      PRINCIPAL        CURR     MORTGAGE   REMAINING    AVERAGE    CREDIT
(%)                              LOANS       BALANCE       PRIN BAL     RATE        TERM     ORIG LTV     SCORE
----------------------------     -----   ---------------   --------   --------   ---------   --------   --------
1.000                              949   $226,384,683.78     69.59%    7.675%       357       80.12%       634
1.500                              346     98,925,718.66     30.41     7.388        354       80.82        655
                                 -----   ---------------    ------     ------       ---       -----        ---
TOTAL                            1,295   $325,310,402.44    100.00%    7.588%       356       80.33%       640
                                 =====   ===============    ======     ======       ===       =====        ===

As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Adjustable-Rate Mortgage Loans in Group 2 is expected to be 1.152%.

                                                                             WEIGHTED    WEIGHTED
                                                                              AVERAGE    AVERAGE    WEIGHTED   WEIGHTED
                                                                   PCT BY     CURRENT     STATED     AVERAGE    AVERAGE
                                              CURRENT PRINCIPAL     CURR     MORTGAGE   REMAINING     ORIG      CREDIT
MONTHS TO NEXT RATE ADJUSTMENT   # OF LOANS        BALANCE        PRIN BAL     RATE        TERM        LTV      SCORE
------------------------------   ----------   -----------------   --------   --------   ---------   --------   --------
1 - 3                                   2      $    295,902.67       0.09%    7.921%       357       89.09%       627
4 - 6                                   2           403,804.36       0.12     9.645        358       93.47        617
7 - 9                                   1           400,416.19       0.12     7.880        345       79.00        585
10 - 12                                15         3,076,955.16       0.95     7.396        347       85.54        599
13 - 15                               155        37,111,026.94      11.41     7.473        351       79.47        635
16 - 18                                56        11,541,331.87       3.55     7.897        353       84.21        618
19 - 21                               741       189,217,046.68      58.17     7.503        357       80.02        642
22 - 24                               297        77,580,270.17      23.85     7.817        358       80.74        644
25 - 27                                 4           812,724.23       0.25     8.129        351       92.81        569
28 - 30                                 2           430,868.67       0.13     6.669        354       75.50        670
31 - 33                                15         3,163,895.38       0.97     7.207        357       72.73        639
34 - 36                                 3           709,505.88       0.22     7.603        358       83.04        678
49 - 51                                 2           566,654.24       0.17     6.815        351       91.56        636
                                    -----      ---------------     ------     -----        ---       -----        ---
TOTAL                               1,295      $325,310,402.44     100.00%    7.588%       356       80.33%       640
                                    =====      ===============     ======     =====        ===       =====        ===

        As of the Cut-off Date, the weighted average Months to Next Rate
         Adjustment of the Adjustable-Rate Mortgage Loans in Group 2 is
                            expected to be 20 months.

THE INDEX

     The Mortgage Rate for all of the adjustable rate Mortgage Loans will be adjusted semi-annually on the related adjustment date. The index for the Mortgage Rate borne by all of the Mortgage Loans may be calculated as follows (in each case, rounded to the nearest one-eighth of one percent):

          SIX-MONTH LIBOR. The Mortgage Rate borne by approximately 82.75% of the Mortgage Loans (by Aggregate Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, every six months to equal the London interbank offered rate for Six-Month U.S. dollar deposits as listed under "Money Rates" in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date ("Six-Month LIBOR") plus a margin of ranging from 3.500% to 9.000%.

                                  THE DEPOSITOR

     J.P. Morgan Acceptance Corporation I, a Delaware corporation incorporated on June 27, 1988, is a direct, wholly-owned subsidiary of JPMorgan Securities Holdings LLC and will act as the depositor for the trust. The principal executive offices of the depositor are located at 270 Park Avenue, New York, New York 10017. As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust. Its telephone number is (212) 270-8863.

     The depositor has been engaged in the securitization of loans, contracts and mortgage-backed securities since its incorporation. The depositor is generally engaged in the business of acting as depositor of one or more trusts that issues series of notes, bonds or other evidence or indebtedness and certificates that are secured by or represent interests in the assets of a trust fund. The depositor is also generally engaged in acquiring, owning, holding and pledging as collateral and otherwise dealing with loans and mortgaged-backed securities. The depositor acquires the loans and mortgaged-backed securities for inclusion in a securitization from the sponsor, or if specified in the prospectus supplement, from another seller, in each case in privately negotiated transactions.

     The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to issuing and selling one or more series of securities, acquiring and selling loans and mortgage-backed securities, serving as depositor of the trusts and engaging in activities incidental to the foregoing.

     The depositor will have limited obligations with respect to a series of securities. The depositor will obtain representations and warranties from each originator and sponsor regarding the assets included in the related trust fund. The depositor will also assign to the trustee the depositor's rights with respect to those representations and warranties. See "The Agreements -Assignment of the Trust Fund Assets" in the prospectus. In addition, after the issuance of the certificates, the depositor has limited obligations with respect to the preparation of any reports filed under the Exchange Act and providing notices and other information to certain parties under the operative agreements.

     The depositor does not have, nor is it expected in the future to have, any significant assets. Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the certificates.

                                   THE SPONSOR

GENERAL

     J.P. Morgan Mortgage Acquisition Corp., or JPMAC, will act as sponsor of the trust fund. The sponsor will sell the mortgage loans directly to the depositor for sale or transfer to a trust.

     JPMAC, a Delaware corporation incorporated on July 12, 2002, is a direct, wholly-owned subsidiary of JPMorgan Chase Bank, N.A. The principal executive offices of the sponsor are located at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 270-8863.

SECURITIZATION ACTIVITIES OF THE SPONSOR

     JPMAC has been engaged in the securitization of assets since its incorporation. In connection with these activities, JPMAC uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages and home equity loans.

     During fiscal years 2003 and 2004, JPMAC securitized approximately $275,299,016 and $4,510,234,249 of residential mortgages, respectively. During this period, no securitizations sponsored by JPMAC have defaulted or experienced an early amortization or trigger event.

     Through its affiliates, JPMAC services and master services loans. The Mortgage Loans will be serviced by an affiliate of JPMAC.

     In the normal course of its securitization program, JPMAC acquires loans from third party originators and through its affiliates. Employees of JPMAC or its affiliates structure securitization transactions in which the loans are sold to the depositor. In consideration for the assets which JPMAC sells to the depositor, the depositor issues the securities supported by the cash flows generated by the assets.

     JPMAC has obtained appropriate representations and warranties from the related Originator upon the acquisition of the Mortgage Loans and will assign its rights under these representations and warranties for the benefit of the depositor (or the trustee). See "The Trust Fund -- Representations by Seller or Originators; Repurchases" in the prospectus.

                             STATIC POOL INFORMATION

     The depositor shall make available any of the sponsor's material static pool information as required under the SEC's rules and regulations. The static pool information material to this offering of certificates is located at http://Ap01.jpmorgan.com/docs.nsf/web/JPMAC2006-HE1.

     The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

                                 THE ORIGINATORS

GENERAL

     The Mortgage Loans were previously purchased by the Seller from the related Originator, which originated or acquired the Mortgage Loans in the ordinary course of business. Each entity from which the Seller purchased Mortgage Loans has represented and warranted that each of the Mortgage Loans sold by that entity was underwritten in accordance with standards utilized by such entity or the applicable Originator during the period of origination for the Mortgage Loans. The underwriting criteria under which the Mortgage Loans were originated are described under "--Underwriting Standards" below. Approximately 89.85% and 10.15% of the Mortgage Loans by aggregate principal balance of the Mortgage Loans as of the cut-off date were originated by ResMAE Mortgage Corporation and Accredited Home Lenders, Inc., respectively.

UNDERWRITING STANDARDS

     General. Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide the underwriting officer with pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy.

     A lender may also originate mortgage loans pursuant to alternative sets of underwriting criteria under various documentation programs, including, but not limited to, stated documentation, reduced documentation, lite documentation, streamlined documentation, no documentation and no-ratio programs. Although the specific requirements of each lender's documentation programs may vary, these programs are generally designed to facilitate the loan approval process and generally require less documentation and verification than do traditional full documentation programs. Generally, under these programs, certain documentation requirements concerning income/employment and asset verification are reduced or excluded.

     When a mortgage loan is originated, the borrower's credit report is generally reviewed. Generally, each credit report provides a credit score for the borrower. The credit score, called a "FICO" score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 250 to 900 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower's credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by adding together the attribute weights for the applicant.

     ResMAE Mortgage Corporation

     Residential Mortgage Assistance Enterprise LLC ("ResMAE LLC") was originally founded by M. Jack Mayesh, Edward Resendez and William K. Komperda. On October 1, 2003 ResMAE LLC was restructured and recapitalized through the sale of a portion of its stock to a strategic partner, TH Lee Putnam Ventures, in a newly formed Delaware Holding subsidiary of ResMAE Financial Corporation.

     On November 13, 2003, the Originator, ResMAE Mortgage Corporation ("ResMAE"), was founded as a wholly owned subsidiary of ResMAE Financial Corporation.

     ResMAE focuses its resources on the origination, sale and servicing of subprime and Alt-A credit quality, first and second lien residential mortgage loans via their wholesale/broker operations.

     The information set forth in this section contains a brief description of the underwriting guidelines used for Mortgage Loans originated by ResMAE Mortgage Corporation. The following information has been provided by ResMAE Mortgage Corporation and none of the seller, the depositor, the master servicer, the trustee, the securities administrator, Accredited Home Lenders, Inc. or the underwriter makes any representations or warranties as to the accuracy or completeness of that information.

     The underwriting guidelines of ResMAE are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the property offered as collateral and the applicant's credit standing and repayment ability. Applicants who qualify under the underwriting guidelines generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

     The underwriting standards of ResMAE are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. ResMAE considers, among other things, a mortgagor's credit history, repayment ability and debt service-to income ratio (referred to herein as the Debt Ratio), as well as the value, type and use of the mortgaged property.

     Substantially all of the mortgage loans originated by ResMAE are based on loan application packages submitted through licensed mortgage brokers. These brokers must meet minimum standards set by ResMAE based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing), signed broker agreement and signed broker authorization. Once approved, licensed mortgage brokers are eligible to submit loan application packages in compliance with the terms of a signed broker agreement.

     ResMAE has one underwriting program called the "TotalScore Program." Within this underwriting program, there are three documentation types, the "Full Documentation," the "Limited Documentation" and the "Stated Income." While each underwriting program is intended to assess the risk of default, the TotalScore Program makes greater use of credit bureau risk scores (referred to herein as the Credit Bureau Risk Score). The Credit Bureau Risk Score is used in conjunction with, among other factors, mortgage payment history and seasoning on bankruptcy and/or foreclosure and as an aid to, not a substitute for, the underwriter's judgment. The underwriting staff fully reviews each loan to determine whether ResMAE's guidelines for income, assets, employment and collateral are met.

     The TotalScore Program was developed to simplify the origination process for the licensed mortgage brokers approved by ResMAE. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods (i.e., mortgage and other credit delinquencies), the TotalScore Program relies upon a borrower's Credit Bureau Risk Score, mortgage ratings and seasoning on bankruptcy and/or foreclosure initially to determine a borrower's likely future credit performance. Licensed mortgage brokers are able to access Credit Bureau Risk Scores at the initial phases of the loan application process and use the score to determine a borrower's interest rate based upon the TotalScore Program risk-based pricing matrix (subject to final loan approval by ResMAE).

     Under the TotalScore Program, ResMAE requires that the Credit Bureau Risk Score of the primary borrower (the borrower with at least 51.00% of total income) be used to determine program eligibility. Credit Bureau Risk Scores must be obtained from at least two national credit repositories with the lower of two scores being utilized in program eligibility determination. If Credit Bureau Risk Scores are obtained from three credit repositories, the middle of the three scores is utilized. In all cases, a borrower's complete credit history must be detailed in the credit report that produces a given Credit Bureau Risk Score. Generally, the minimum Credit Bureau Risk Score allowed under the TotalScore Program is 500.

     All of the mortgage loans were underwritten by ResMAE's underwriters having the appropriate signature authority. Each underwriter is granted a level of authority commensurate with their proven judgment, maturity and credit skills. On a case by case basis, ResMAE may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low Debt Ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant's current address. A substantial portion of the Mortgage Loans represent such underwriting exceptions.

     ResMAE's underwriters verify the income of each applicant under the Full Documentation and Limited Documentation programs. Under Full Documentation, applicants are generally required to submit verification of stable year to date income and the preceding year's income; under Limited Documentation, the borrower is qualified based on verification of adequate cash flow by means of personal or business bank statements. Under Stated Income, applicants are qualified based on monthly income as stated on the mortgage application. Under all programs, the income stated must be reasonable and customary for the applicant's line of work; also, a pre-closing audit is conducted to confirm that the borrower is employed as stated on the mortgage application. Verification may be made through phone contact to the place of business, obtaining a valid business license or through Nexis On-Line Services.

     ResMAE originates loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. The underwriting guidelines of ResMAE are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and generally require an appraisal of the mortgaged property which conforms to Freddie Mac and/or Fannie Mae standards, and if appropriate, a review appraisal. Generally, appraisals are provided by qualified independent appraisers licensed in their respective states. Review appraisals may only be provided by appraisers approved by the Originator. In most cases, ResMAE relies on a statistical appraisal methodology provided by a third-party. Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required in order to become approved to do business with ResMAE. Each Uniform Residential Appraisal Report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk review, field review or an automated valuation report that confirms or supports the original appraiser's value of the mortgaged premises.

     ResMAE requires title insurance on all first mortgage loans secured by liens on real property. ResMAE also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related mortgage loan or the replacement cost of the premises, whichever is less.

     ResMAE conducts a number of quality control procedures, including a post funding compliance audit as well as a full re-underwriting of a random selection of mortgage loans to assure asset quality. Under the compliance audit, all mortgage loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the post- funding quality procedure, a random selection of each month's originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing audit findings and level of error is provided quarterly to loan production for response. The audit findings and responses are then reviewed by ResMAE's senior management. Adverse findings are tracked monthly and reported quarterly. This review procedure allows ResMAE to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

     The underwriting guidelines of ResMAE under the TotalScore Program generally have the following criteria for borrower eligibility:

     "A1": Minimum FICO of 500. No mortgage payment has been late in the last 12 months. 3 years since any foreclosure activity. 2 years since Chapter 7 bankruptcy discharge or Chapter 13 bankruptcy filing or more than 90 days since Chapter 13 bankruptcy discharge. No liens or judgments affecting title may remain open after the funding of the loan. Maximum of $5,000.00 aggregate on open collection/charge-offs on loan-to-values of less than or equal to 90% and a maximum of $2,500.00 aggregate on open collections/charge-offs on loan-to-values greater than 90%. Disregard collections/charge-offs that are over 24 months. Collection, charge-offs or judgments not affecting title may be required to be paid through closing. The maximum loan-to-value ratio is 100% with a minimum 600 FICO score. Loan-to-value ratios are reduced based on fico score, reduced income documentation, non-owner occupied properties, second homes, properties with 3-4 units or properties with rural characteristics.

     "A2": Minimum FICO of 500. One 30-day mortgage payment has been late in the last 12 months. Maximum one to six month rolling late mortgage payment permitted in the last 12 months. 3 years since any foreclosure activity. 2 years since Chapter 7 bankruptcy discharge or Chapter 13 bankruptcy filing or more than 90 days since Chapter 13 bankruptcy discharge. No liens or judgments affecting title may remain open after the funding of the loan. Maximum of $5,000.00 aggregate on open collection/charge-offs on loan-to-values of less than or equal to 90% and a maximum of $2,500.00 aggregate on open collections/charge-offs on loan-to-values greater than 90%. Disregard collections/charge-offs that are over 24 months. Collection, charge-offs, or judgments not affecting title may be required to be paid through closing. The maximum loan-to-value ratio is 100% with a minimum 580 FICO score. Loan-to-value ratios are reduced based on fico score, reduced income documentation, non-owner occupied properties, second homes, properties with 3-4 units or properties with rural characteristics.

     "B1": Minimum FICO of 500. Up to three 30-day mortgage payments have been late in the last 12 months. Maximum one to six month rolling late mortgage payment permitted in the last 12 months. No foreclosure activity in the last 2 years. 18 months since Chapter 7 bankruptcy discharge or Chapter 13 bankruptcy filing or more than 90 days since Chapter 13 bankruptcy discharge. No liens or judgments affecting title may remain open after the funding of the loan. Maximum of $5,000.00 aggregate on open collections/charge-offs. Disregard collections/charge-offs that are over 24 months. Collection, charge-offs or judgments not affecting title may be required to be paid through closing. The maximum loan-to-value ratio is 90% with a 550 FICO score. Loan-to-values are based on fico score, reduced for reduced income documentation, non-owner occupied properties, second homes, properties with 3-4 units or properties with rural characteristics.

     "B2": Minimum FICO of 500. Up to one 60-day mortgage payment has been late in the last 12 months. No foreclosure activity in the last 2 years. 18 months since Chapter 7 bankruptcy discharge or Chapter 13 bankruptcy filing or more than 90 days since Chapter 13 bankruptcy discharge. No liens or judgments affecting title may remain open after the funding of the loan. Maximum of $5,000.00 aggregate on open collections/charge-offs. Disregard collections/charge-offs that are over 24 months. Collection, charge-offs, or judgments not affecting title may be required to be paid through closing. The maximum loan-to-value ratio is 85% with a 550 FICO score. Loan-to-value ratios are reduced based on fico score, reduced income documentation, non owner occupied properties, second homes, properties with 3-4 units or properties with rural characteristics.

     "C" grade up to 2004: Full Document-with Minimum FICO of 500. Up to two 90-day mortgage payments have been late in the last 12 months. Any foreclosure activity must be released prior to the date of application. Either 500 FICO or major derogatory credit accepted. Chapter 7 bankruptcy must be discharged and Chapter 13 bankruptcy must be discharged or paid through the loan. No liens or judgments affecting title may remain open after the funding of the loan. The maximum loan-to-value ratio is 80% with a minimum 500 FICO score. Loan-to-value ratios are reduced based on mortgage lates, non-owner occupied properties, second homes, properties with 3-4 unit characteristics.

     "C1": Minimum FICO of 500. Up to one 90-day mortgage payment has been late in the last 12 months. One year since any foreclosure activity. Chapter 7 bankruptcy must be discharged and Chapter 13 bankruptcy must be discharged or paid through the loan. No liens or judgments affecting title may remain open after the funding of the loan. Collection, charge-offs, or judgments not affecting title may be required to be paid through closing. The maximum loan-to-value ratio is 80% with a minimum 550 FICO score. Loan-to-value ratios are reduced based on fico score, reduced income documentation, non-owner occupied properties, second homes, properties with 3-4 unit characteristics.

     "C2": Minimum FICO of 500. Up to two 90-day mortgage payments have been late or one 120-day mortgage payment has been late in the last 12 months. Any foreclosure activity may be released prior to the date of application. Chapter 7 bankruptcy must be discharged and Chapter 13 bankruptcy must be discharged or paid through the loan. No liens or judgments affecting title may remain open after the funding of the loan. Collection, chargeoffs, or judgments not affecting title may be required to be paid through closing. The maximum loan-to-value ratio is 70% with a minimum 500 FICO score. Loan-to-value ratios are reduced based on fico score, reduced income documentation, non-owner occupied properties, second homes, properties with 3-4 unit characteristics.

     Generally, for Full Documentation and Limited Documentation Programs, Debt Ratios must be 55% or less on loan-to-value ratios of 85% or less and Debt Ratios of 50% or less are required on loan-to-value ratios greater than 85%. For Stated Documentation Program the a Debt Ratios of 50% or less is required.

                       AFFILIATES AND RELATED TRANSACTIONS

     The Sponsor and the Depositor are affiliated entities and wholly owned subsidiaries of JPMorgan Chase Bank, National Association. JPMorgan Chase Bank, National Association is a Servicer of the Mortgage Loans, the Securities Administrator and the Swap Provider. J.P. Morgan Trust Company is the Custodian for the mortgage files. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, the Securities Administrator, the Swap Provider, the Custodian or JPMorgan Chase Bank, National Association that was entered into outside the ordinary course of business of each such party or in terms other than would be obtained in an arm's length transaction with unaffiliated entities.

                                  THE SERVICERS

RESMAE MORTGAGE CORPORATION

     The information set forth in the following paragraphs has been provided by ResMAE Mortgage Corporation ("ResMAE"). None of the Depositor, the Trustee, the Swap Provider, the Trust Oversight Manager, the Securities Administrator, JPMorgan, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

     ResMAE is a Delaware Corporation headquartered in Brea, California. ResMAE has been servicing sub-prime mortgage loans since 2003 through its servicing operation, currently located in Brea, California. The product types serviced include both fixed and adjustable rate residential sub-prime mortgage loans, which may provide for principal payments that may fully amortize all payments of principal, or provide an initial interest only period of up to 5 years or provide for a balloon payment at maturity.

     ResMAE is rated Select Servicer by S&P, and is currently in the process of receiving a servicer rating from Moody's. In its capacity as a Servicer until the Servicing Transfer Date, ResMAE will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Mortgage Loan Purchase Agreement.

     ResMAE has only been servicing mortgage loans for third parties for a limited period of time, and most of ResMAE's servicing portfolio consists of mortgage loans serviced on a temporary basis, generally for a period of thirty to ninety days.

     ResMAE has not defaulted nor has it been terminated for cause under any servicing agreement with respect to closed-end sub-prime mortgage loans to which it is or has been a party.

     ResMAE employs a collections strategy that is based on risk scoring and phone strategy to make appropriate contact with delinquent customers. Currently, outbound calling is made Monday through Friday from 8:00 a.m. to 8:00 p.m. Pacific Standard Time, and under reduced operational hours on Saturday. As loan production grows along the East Coast, extended AM hours will be instituted. There are special servicing teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

     ResMAE attempts to assist mortgagors to re-perform under their mortgage commitments prior to referring loans to foreclosure. Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed. Loss mitigation solicitation efforts include outbound calling strategies, internal dedicated loss mitigation teams and targeted assistance letters.

     ResMAE has created a network pursuant to which mortgage loans are referred, as applicable, for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions. Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and the requirements of the investor. Performance of these timelines is periodically monitored to increase loss mitigation opportunities, billing accuracy, managing data security and effectively managing any initiated legal action.

COLLECTION PROCEDURES

     ResMAE employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by ResMAE is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. Prior to initiating foreclosure proceedings, ResMAE makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. ResMAE will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

INTERIM SERVICING UNDER THE MORTGAGE LOAN PURCHASE AGREEMENT

     Until the Servicing Transfer Date, ResMAE, as an independent contractor, is required to service and administer those Mortgage Loans originated or acquired by ResMAE (the "ResMAE Mortgage Loans") in accordance with the Mortgage Loan Purchase Agreement, customary servicing procedures and the terms of the mortgage notes and mortgages, and will have full power and authority, acting alone or through subservicers or agents, to do or cause to be done any and all things in connection with such servicing and administration which ResMAE may deem necessary or desirable and consistent with the terms of the Mortgage Loan Purchase Agreement.

     Customary servicing procedures means, with respect to any mortgage loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such mortgage loan in the jurisdiction where the related mortgaged property is located, and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

     ResMAE may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor if in ResMAE's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the purchaser; provided, however, that (unless the mortgagor is in default with respect to the mortgage loan, or such default is, in the judgment of ResMAE, imminent, and ResMAE has the consent of the purchaser or its designee) ResMAE is not permitted to enter into any payment plan or agreement to modify payments with a mortgagor lasting more than six (6) months or permit any modification with respect to any mortgage loan that would change the mortgage interest rate, the lifetime rate cap, the initial rate cap, the periodic rate cap or the gross margin, defer or forgive the payment of any principal or interest, change the outstanding principal amount (except for actual payments of principal), make any future advances or extend the final maturity date, as the case may be, with respect to such mortgage loan or subordinate the priority of the lien of the mortgage loan.

     ResMAE is required to notify the purchaser or its designee of its intention to institute any foreclosure proceeding no less than ten (10) days prior to initiating such proceeding. ResMAE is required to notify the purchaser or its designee of its intention to accept a deed-in-lieu of foreclosure or a partial release of any of the mortgaged property subject to the lien of the mortgage no less than ten (10) days prior to accepting such deed-in-lieu or partial release and will only accept such deed-in-lieu or grant such partial release if the purchaser or its designee has not objected before the end of the tenth day after delivery of such notice. In connection with any foreclosure sale, ResMAE is required to consult with the purchaser or its designee with regard to a bid price for the related mortgaged property and will set such bid price in accordance with the purchaser's or its designee's instructions. ResMAE is required to make all required servicing advances and will service and administer the mortgage loans in accordance with all applicable laws, rules and regulations and will provide to the mortgagors any reports required to be provided to them thereby; provided that ResMAE will obtain the prior written consent of the purchaser or its designee prior to making any servicing advance of $5,000 or more.

     In the event that any payment due under any mortgage loan remains delinquent for a period of ninety (90) days or more, ResMAE is required to, with the consent of the purchaser or its designee, commence foreclosure proceedings in accordance with customary servicing procedures. In such connection, ResMAE is required to make all necessary and proper servicing advances from its own funds; provided that ResMAE obtains the prior written consent of the purchaser or its designee prior to making any servicing advance of $5,000 or more.

     ResMAE is required to proceed diligently, in accordance with the Mortgage Loan Purchase Agreement, to collect all payments due under the ResMAE Mortgage Loans when the same will become due and payable.

     On the business day immediately preceding each remittance date, ResMAE is required to either (a) deposit in the custodial account from its own funds an amount equal to the aggregate amount of all monthly payments (with interest adjusted to the mortgage loan remittance date) which were due on the ResMAE Mortgage Loans during the applicable due period and which were delinquent at the close of business on the immediately preceding determination date (each such advance a "Monthly Advance"), (b) cause to be made an appropriate entry in the records of the custodial account that amounts held for future distribution have been used by ResMAE in discharge of any such Monthly Advance or (c) make Monthly Advances in the form of any combination of (a) or (b) aggregating the total amount of advances to be made. Any amounts held for future distribution and so used are required to be replaced by ResMAE by deposit in the custodial account on or before any future remittance date if funds in the custodial account on such remittance date are less than payments to the purchaser required to be made on such remittance date. The determination by ResMAE that a Monthly Advance, if made, would be nonrecoverable, shall be evidenced by an officer's certificate of ResMAE, delivered to the purchaser or its designee, which details the reasons for such determination.

     As compensation for its services, ResMAE will be entitled to retain the servicing fee (which is 0.50% per annum) from interest payments actually collected on the ResMAE Mortgage Loans. Additional servicing compensation in the form of assumption fees, late payment charges, and other ancillary income (which will not include prepayment penalties) will be retained by ResMAE to the extent not required to be deposited in the custodial account.

     ResMAE may recover advances and servicing advances to the extent permitted by the Mortgage Loan Purchase Agreement. This reimbursement may come from late collections on the related mortgage loan, including liquidation proceeds, condemnation proceeds, insurance proceeds and such other amounts as may be collected by ResMAE from the mortgagor or otherwise relating to the ResMAE Mortgage Loans. In the event an advance or a servicing advance becomes a non-recoverable advance, ResMAE may be reimbursed for such advance from any amounts in the custodial account.

     ResMAE is required to use diligent efforts to enforce any "due-on-sale" provision contained in any mortgage or mortgage note; provided that ResMAE will permit such assumption if so required in accordance with the terms of the mortgage or the mortgage note. When the mortgaged property has been conveyed by the mortgagor, ResMAE is required, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such mortgage loan under the "due-on-sale" clause applicable thereto; provided, however, ResMAE is not permitted to exercise such rights if prohibited by law from doing so.

JPMORGAN CHASE BANK, N.A.

     JPMorgan Chase Bank, National Association ("JPMorgan" or the "Servicer") is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMorgan's main office is located in Columbus, Ohio. JPMorgan is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation. JPMorgan is an affiliate of J.P. Morgan Securities, Inc., the underwriter. JPMorgan is rated "RPS1", "Strong" and "SQ1" by Fitch, S&P and Moody's, respectively. JPMorgan does not believe that its financial condition will have any adverse effect on its ability to service the mortgage loans in accordance with the terms set forth in the Pooling Agreement.

     Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC ("CHF"), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation ("CMMC"), was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

     In its capacity as a Servicer, JPMorgan will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. JPMorgan may perform any or all of its obligations under its servicing agreement through one or more subservicers. JPMorgan has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. JPMorgan will remain liable for its servicing duties and obligations under the Pooling Agreement as if JPMorgan alone were servicing the Mortgage Loans. As a result we are providing disclosure regarding CHF. CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

     JPMorgan is the product of numerous mergers and acquisitions. Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank's operations. As JPMorgan's mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (conforming, jumbo, Alt-A, community development programs and rural housing), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

     Servicing operations, for "subprime" quality mortgage loans are audited internally by JPMorgan's General Audit and Risk groups and are subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency. JPMorgan utilizes committees assembled on a quarterly basis to analyze compliance to Fair Debt Collections and Fair Lending legislation. JPMorgan employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

     As of December 31, 2003, December 31, 2004 and September 30, 2005, JPMorgan's portfolio of closed-end subprime mortgage loans equaled approximately $27.5 billion, $45.4 billion and $58.5 billion, respectively.

     Neither JPMorgan nor CHF is in default or has been terminated for cause under any servicing agreement with respect to closed-end subprime mortgage loans to which it is a party.

     JPMorgan, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers. Outbound calling is made five days a week from 8:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday. There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

     Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure. Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed. Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters. In addition to the Chase internet site delivering applications and program overviews, High Risk Property Managers review options during site inspections and local housing association referrals.

     CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions. Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor. Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status. Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accurately, managing data securely, and effectively managing any initiated legal action.

     Under the terms of the Pooling Agreement, the Servicer may agree to modification upon the request of the mortgagor provided the modification is in lieu of a refinancing and the Servicer purchases the related mortgage loan for a price equal to the outstanding principal balance of the Mortgage Loan.

     Under the terms of the Pooling Agreement, the Servicer generally will not be liable for any losses on the Mortgage Loans.

     The Servicer is required to make advances of delinquent monthly payments of interest and principal to the extent described in this prospectus supplement. See "The Pooling and Servicing Agreement--Advances." The Servicer has not failed to make a required advance in connection with any mortgage-backed securitization.

     Chase Home Finance LLC. Because JPMorgan does not itself perform the servicing function on mortgage loans as to which it is the named servicer, JPMorgan does not have meaningful historical servicing data with respect to delinquencies, foreclosure or losses.

     Due to JPMorgan's engagement of CHF as its subservicer, CHF is providing below historical delinquency, foreclosure and loan loss data for its portfolio of fixed rate and adjustable rate subprime mortgage loans which were originated or purchased by CHF and subsequently securitized in asset-backed transactions (the "CHF Subprime Securitized Servicing Portfolio"). The CHF Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of CHF. There can be no assurance that the delinquency, foreclosure and loan loss experience on the mortgage loans subserviced by CHF for JPMorgan in this transaction will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the mortgage loans subserviced by CHF for JPMorgan in this transaction could be significantly worse. Moreover, any mortgage loans subserviced by CHF for JPMorgan in this transaction could be significantly worse. Moreover, any mortgage loans subserviced by CHF for JPMorgan in this transaction were acquired by the Seller from ResMAE Mortgage Corporation and Accredited Home Lenders, Inc. and were not originated by CHF and as a result, the actual delinquency, loss and foreclosure experience on such mortgage loans could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.

     CHF SUBPRIME SECURITIZED SERVICING PORTFOLIO. The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the CHF Subprime Securitized Servicing Portfolio.

                  DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE
                  CHF SUBPRIME SECURITIZED SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                         AS OF SEPTEMBER 30,                              AS OF DECEMBER 31,
                        ---------------------   ----------------------------------------------------------------------
                                 2005                    2004                    2003                     2002
                        ---------------------   ---------------------   ----------------------   ---------------------
                         NUMBER      DOLLAR      NUMBER      DOLLAR      NUMBER       DOLLAR      NUMBER      DOLLAR
PERIOD OF DELINQUENCY   OF LOANS     AMOUNT     OF LOANS     AMOUNT     OF LOANS      AMOUNT     OF LOANS     AMOUNT
---------------------   --------   ----------   --------   ----------   --------   -----------   --------   ----------
Portfolio ...........    54,143    $6,440,312    75,898    $9,388,238    90,370    $11,146,244    73,597    $8,326,818
Delinquency
   30 to 59 days ....      2.78%         2.28%     2.41%         1.83%     2.40%          1.83%     2.69%         2.28%
   60 to 89 days ....      0.87%         0.71%     0.70%         0.54%     0.84%          0.66%     0.86%         0.72%
   90 days or more ..      1.94%         1.40%     1.75%         1.31%     1.43%          1.15%     1.41%         1.21%
                         ------    ----------    ------    ----------    ------    -----------    ------    ----------
Total ...............      5.59%         4.39%     4.86%         3.68%     4.67%          3.64%     4.96%         4.21%
                         ======    ==========    ======    ==========    ======    ===========    ======    ==========
Foreclosure rate ....      2.75%         2.34%     2.72%         2.20%     2.47%          2.06%     2.65%         2.48%
REO properties ......       407           N/A       504           N/A       532            N/A       480           N/A

     The delinquency statistics set forth above were calculated using the OTS methodology. Under the OTS methodology, a mortgage loan is not considered delinquent until any payment is contractually past due 30 days or more, assuming 30-day months. For example, a mortgage loan payment due on the first day of a month is not considered delinquent until the first day of the next month. The delinquency statistics for the period exclude mortgage loans in foreclosure. The portfolio statistics set forth above exclude REO Properties.

     The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by CHF pending disposition.

                           LOAN LOSS EXPERIENCE OF THE
                  CHF SUBPRIME SECURITIZED SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                    NINE MONTHS
                                       ENDING
                                   SEPTEMBER 30,          YEAR ENDING DECEMBER 31,
                                   -------------   -------------------------------------
                                        2005           2004         2003         2002
                                   -------------   -----------   ----------   ----------
Average amount outstanding .....    $7,688,139     $10,443,888   $9,642,035   $7,902,732
Net losses .....................    $   47,426     $    73,858   $   73,504   $   43,458
Net losses as a percentage of
   average amount outstanding ..          0.62%           0.71%        0.76%        0.55%

     The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by CHF to be uncollectible, less amounts received by CHF as recoveries from liquidation proceeds and deficiency judgments.

     There can be no assurance that the delinquency, foreclosures and loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. Moreover, the Mortgage Loans subserviced by CHF for JPMorgan in this transaction were acquired by the Seller from an originator other than CHF. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the related Mortgaged Properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by Mortgagors of Monthly Payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans in the Trust Fund.

COLLECTION PROCEDURES

     CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     On or about February 28, 2006 (the "Closing Date"), the Certificates will be issued pursuant to the Pooling Agreement. Set forth below are summaries of the specific terms and provisions of the Pooling Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement. When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Certificates will consist of (a) the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (the "Senior Certificates") and (b) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates (the "Subordinate Certificates" or the "Subordinate Classes") and the Class C, Class P and Class R Certificates (the "Non-Offered Certificates" ). The Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are sometimes collectively referred to herein as the "Offered Certificates." Only the Offered Certificates are offered under this prospectus supplement. The Class M-10 and Class M-11 Certificates are referred to as the "Privately-Offered Certificates." The Privately-Offered Certificates and the Non-Offered Certificates are not offered under this prospectus supplement. Accordingly, the description of the Privately-Offered Certificates and the Non-Offered Certificates provided in this prospectus supplement is solely for informational purposes. The Class C, Class P and Class R Certificate will initially be retained by an affiliate of the Depositor, the Sponsor and the Underwriter.

     The Offered Certificates will be issued in the initial Class Principal Amounts set forth in the table under "Summary -- Offered Certificates". The Class M-10 and Class M-11 Certificates will be issued in the initial Class Principal Amount set forth in the table under "Summary --Offered Certificates".

     The initial Class Principal Amounts of each class may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at "Description of the Mortgage Pool." In addition, percentages and dollar figures set forth in this prospectus supplement are subject to a variance of plus or minus 5%.

     The Offered Certificates will be issued in minimum denominations in principal amounts of $100,000 and integral multiples of $1 in excess thereof.

     The Certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which on the Closing Date will consist primarily of (1) the Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Account and the Distribution Account (see "The Pooling Agreement -- Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account" below);
(3) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (4) any applicable insurance policies; and (5) the distribution on and proceeds of all of the foregoing.

     Solely for purposes of determining distributions of interest and principal on the Senior Certificates, the Senior Certificates have been divided into the following payment groups (each a "Certificate Group"):

     THE GROUP 1 CERTIFICATES: The Class A-1 Certificates are referred to herein as the "Group 1 Certificates." Distributions of interest and principal on the Class A-1 Certificates will be based primarily on interest and principal received on, or advanced with respect to, the Group 1 Mortgage Loans.

     THE GROUP 2 CERTIFICATES: The Class A-2, Class A-3 and Class A-4 Certificates are referred to herein as the "Group 2 Certificates." Distributions of interest and principal on the Class A-2, Class A-3 and Class A-4 Certificates will be based primarily on interest and principal received on, or advanced with respect to, the Group 2 Mortgage Loans.

     Distributions of interest and principal on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 and the other Subordinate Classes will be based solely on interest and principal received on, or advanced with respect to, the Group 1 and Group 2 Mortgage Loans in the aggregate.

     Distributions on the Certificates will be made by the Securities Administrator on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter commencing in March 2006 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered on the Record Date. For this purpose, a "Business Day" is any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in The City of New York, New York, the States of California, Texas, New Jersey and Minnesota or the city in which the Corporate Trust Office of the Trustee or Securities Administrator is located are authorized or obligated by law or executive order to be closed. A "Record Date" with respect to any Distribution Date and the Offered Certificates for so long as they are in book-entry form is the Business Day immediately preceding that Distribution Date and the Record Date for any book-entry certificate that becomes a definitive certificate is the last Business Day of the month preceding the month of that Distribution Date.

     Payments on each Distribution Date will be made by check mailed to the address of the holder of the certificate (the "Certificateholder") entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds Certificates with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator. See "-- Book-Entry Certificates" below for the method of payment to Beneficial Owners of Book-Entry Certificates.

BOOK-ENTRY CERTIFICATES

     The Offered Certificates will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owner") will hold such certificates through The Depository Trust Company ("DTC") in the United States, or Clearstream Banking Luxembourg,

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formerly known as Cedelbank SA ("Clearstream") or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Certificate Principal Balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in the minimum denominations described above under "--General." Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal and of interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.


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     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

     Clearstream, 42 Avenue J.F. Kennedy, L-2967 Luxembourg, is a limited liability company incorporated under the laws of the Grand Duchy of Luxembourg. Clearstream is a subsidiary of Clearstream International societe anonyme, which was formed in January 2000 through the merger of Cedel International and Deutsche Borse Clearing, a subsidiary of Deutsche Borse AG. In July 2002, Deutsche Borse AG acquired Cedel International and its 50 percent interest in Clearstream International stock.

     Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Banque Central du Luxembourg, the Luxembourg Central Bank, and the Commission de Surveillance de Secteur Financier, the Luxembourg Commission for the Supervision of the Financial Sector.

     Clearstream holds securities for its customers ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems.

     Clearstream's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

     The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in multiple currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance System plc, a United Kingdom corporation (the "Euroclear Clearance System"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is registered as a bank in Belgium, and as such is subject to the supervision of the National Bank of Belgium and the Belgian Banking and Finance Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, or (b) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as certificateholders under the Pooling Agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Annex I" to this prospectus supplement.

     None of the Depositor, the Originators, the Seller, the Servicer, the Securities Administrator nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the accompanying prospectus.

GLOSSARY

     The "Accrual Period" for the Offered Certificates for any Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

     The "Administrative Fee" for any Distribution Date is the sum of the Servicing Fee, the Securities Administrator Fee, the Custodian Fee, the Trustee Fee and the Trust Oversight Manager Fee, each for such Distribution Date.

     An "Allocated Realized Loss Amount" with respect to any class of Subordinate Certificates and any Distribution Date is an amount equal to the sum of (i) any Realized Loss allocated to that class of certificates on that Distribution Date and (ii) any Realized Loss allocated to that class of certificates on any previous Distribution Date that has not been reimbursed as reduced by an amount equal to the increase in the related Class Principal Amount due to the receipt of Subsequent Recoveries.

     The "Class Principal Amount" of any Offered Certificate, Class M-10, Class M-11 or Class P Certificate immediately prior to any Distribution Date will be equal to the Class Principal Amount thereof on the Closing Date (the "Original Class Principal Amount") reduced by the sum of (a) all amounts actually distributed in respect of principal of such class and (b) with respect to the Subordinate Certificates, any reductions in the Class Principal Amount thereof deemed to have occurred in connection with allocations of Realized Losses on all prior Distribution Dates. The Class Principal Amount of the Subordinate Certificates with respect to which there is an unpaid Allocated Realized Loss Amount may be increased by the amount of any Subsequent Recoveries as set forth in the Pooling Agreement.

     The "Class A Principal Distribution Amount" is an amount equal to the excess of (x) the aggregate Class Principal Amount of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 54.20% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and
(B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.

     The "Class M-1 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (2) the Class Principal Amount of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 61.70% and (2) the aggregate Stated Principal Balance of the Mortgage Loans

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as of the last day of the related Due Period and (B) the aggregate Stated
Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.

     The "Class M-2 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(2) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (3) the Class Principal Amount of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (1) approximately 68.50% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.

     The "Class M-3 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(2) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (4) the Class Principal Amount of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 73.00% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.

     The "Class M-4 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(2) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (5) the Class Principal Amount of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 76.30% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.

     The "Class M-5 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(2) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date) and (6) the Class Principal Amount of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 79.60% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and
(B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.

     The "Class M-6 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(2) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution
Date) and (7) the Class Principal Amount of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 82.60% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and
(B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.

     The "Class M-7 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(2) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (6) the Class Principal Amount of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (8) the Class Principal Amount of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 85.50% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.

     The "Class M-8 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(2) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (6) the Class Principal Amount of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (8) the Class Principal Amount of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date) and (9) the Class Principal Amount of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 87.80% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.

     The "Class M-9 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(2) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such

Distribution Date), (6) the Class Principal Amount of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (8) the Class Principal Amount of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution
Date), (9) the Class Principal Amount of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (10) the Class Principal Amount of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (1) approximately 89.90% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.

     The "Class M-10 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(2) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (6) the Class Principal Amount of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (8) the Class Principal Amount of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (9) the Class Principal Amount of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution
Date), (10) the Class Principal Amount of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date) and (11) the Class Principal Amount of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (1) approximately 91.60% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.

     The "Class M-11 Principal Distribution Amount" is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(2) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (6) the Class Principal Amount of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (8) the Class Principal Amount of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (9) the Class Principal Amount of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution
Date), (10) the Class Principal Amount of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date), (11) the Class Principal Amount of the Class M-10 Certificates (after taking into account the payment of the Class M-10 Principal Distribution Amount on such Distribution Date) and (12) the Class Principal Amount of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 93.60% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.

     A Mortgage Loan is "Delinquent" if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days Delinquent" and "90 days Delinquent," etc.

     A "Due Period" with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     The "Group 1 Basic Principal Distribution Amount" with respect to any Distribution Date is the excess of (i) the Group 1 Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by the Group 1 Percentage.

     The "Group 1 Interest Remittance Amount" with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 1 Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Group 1 Mortgage Loans.

     The "Group 1 Percentage" is an amount equal to, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Group 1 Principal Remittance Amount for such Distribution Date and the denominator of which is the Principal Remittance Amount for such Distribution Date.

     The "Group 1 Principal Distribution Amount" with respect to any Distribution Date is sum of (i) the Group 1 Basic Principal Distribution Amount for such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date multiplied by the Group 1 Percentage.

     The "Group 1 Principal Remittance Amount" means, with respect to any Distribution Date, the portion of the Principal Remittance Amount for such Distribution Date derived from the Group 1 Mortgage Loans.

     The "Group 1 Senior Principal Distribution Amount" is an amount equal to Class A Principal Distribution Amount multiplied by the Group 1 Percentage.

     The "Group 2 Basic Principal Distribution Amount" with respect to any Distribution Date is the excess of (i) the Group 2 Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by the Group 2 Percentage.

     The "Group 2 Interest Remittance Amount" with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 2 Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Group 2 Mortgage Loans.

     The "Group 2 Percentage" is an amount equal to, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Group 2 Principal Remittance Amount for such Distribution Date and the denominator of which is the Principal Remittance Amount for such Distribution Date.

     The "Group 2 Principal Distribution Amount" with respect to any Distribution Date is sum of (i) the Group 2 Basic Principal Distribution Amount for such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date multiplied by the Group 2 Percentage.

     The "Group 2 Principal Remittance Amount" means, with respect to any Distribution Date, the portion of the Principal Remittance Amount for such Distribution Date derived from the Group 2 Mortgage Loans.

     The "Group 2 Senior Principal Distribution Amount" is an amount equal to the Class A Principal Distribution Amount multiplied by the Group 2 Percentage.

     The "Interest Remittance Amount" with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Mortgage Loans.

     The "Monthly Interest Distributable Amount" for any Distribution Date and each class of Offered, Class M-10 and Class M-11 Certificates will equal the amount of interest accrued during the related Accrual Period at the related Certificate Interest Rate on the Class Principal Amount for such Distribution Date, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to such class (allocated to each class based on its respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls or Relief Act Interest Shortfalls for such Distribution Date).

     The "Net Monthly Excess Cashflow" for any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Offered Certificates, the Class M-10 Certificates and the Class M-11 Certificates, (B) the Unpaid Interest Shortfall Amounts for the Senior Certificates and (C) the Principal Remittance Amount.

     An "Overcollateralization Deficiency Amount" with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the aggregate Principal Remittance Amount on such Distribution Date).

     The "Overcollateralization Floor" with respect to any Distribution Date is an amount equal to the product of (i) 0.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     The "Overcollateralization Increase Amount" for any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and
(y) the Overcollateralization Deficiency Amount for such Distribution Date.

     The "Overcollateralization Release Amount" means, with respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralized Amount for such Distribution Date over (2) the Overcollateralization Target Amount for such Distribution Date.

     The "Overcollateralization Target Amount" means with respect to any Distribution Date (1) prior to the Stepdown Date, approximately 3.20% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date,
(2) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 6.40% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (y) the Overcollateralization Floor, and (3) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

     The "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the sum of the aggregate Class Principal Amount of the Offered Certificates, the Class M-10 Certificates, the Class M-11 Certificates and the Class P Certificates as of such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date). Initially, the Overcollateralized Amount will be approximately 3.20% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, which is approximately $19,820,045.

     The "Prepayment Period" for any Distribution Date and any principal prepayment in full received on a Mortgage Loan, is the period that (a) commences on the 16th calendar day in the month immediately preceding the month in which such Distribution Date occurs and (b) ends on the 15th calendar day in the month in which such Distribution Date occurs. The Prepayment Period for any Distribution Date and any principal prepayment in part received on a Mortgage Loan, is the calendar month preceding that Distribution Date.

     The "Principal Distribution Amount" means with respect to any Distribution Date the sum of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount, in each case, for such Distribution Date.

     The "Principal Remittance Amount" means with respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Subsequent Recoveries, condemnation proceeds and insurance proceeds received during the calendar month preceding the month of such Distribution Date, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Collection Account during the calendar month preceding the month of such Distribution Date, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the calendar month preceding the month of such Distribution Date, and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, in respect of principal.

     A "Realized Loss" means, with respect to any defaulted Mortgage Loan that is finally liquidated (a "Liquidated Mortgage Loan"), the amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all liquidation proceeds net of amounts reimbursable to the Servicer for related Advances, Servicing Advances, Servicing Fees and liquidation expenses (such amount, the "Net Liquidation Proceeds") in respect of such Mortgage Loan. If the Servicer receives any Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be deemed reduced to the extent such recoveries are included in the Principal Remittance Amount on any Distribution Date.

     The "Senior Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the Subordinate Certificates (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) and (ii) the Overcollateralized Amount (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

     The "Stated Principal Balance" of a Mortgage Loan at any Due Date is equal to the unpaid principal balance of such Mortgage Loan as of the Cut-off Date as specified in the mortgage loan schedule less any amounts received representing payments or recoveries of principal or advances in lieu thereof.

     The "Stepdown Date" means the earlier to occur of (1) the Distribution Date on which the aggregate Class Principal Amount of the Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring March 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 45.80% (for the purpose of this definition only, the Senior Enhancement Percentage shall be calculated prior to the distribution of Principal Distribution Amount on the Subordinate Certificates).

     "Subsequent Recoveries" are, in the case of any Distribution Date, unexpected amounts received by the Servicer (net of any related reimbursable expenses) specifically related to a Mortgage Loan as to which a Realized Loss was incurred in connection with a final liquidation of such Mortgage Loan occurring prior to the related Prepayment Period for such Distribution Date. It is not expected that there will be any material amount of Subsequent Recoveries.

     A "Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if either (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of the Mortgage Loans that are 60 days or more Delinquent or REO or in bankruptcy or in foreclosure as of the last day of the prior calendar month by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the previous calendar month exceeds 37.00% of the Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses (after reduction for all Subsequent Recoveries received from the Cut-off Date through the last day of the related Due Period) as a percentage of the original aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date is greater than the percentage set forth in the following table:

Range of Distribution Dates   Percentage
---------------------------   ----------
March 2008 - February 2009       1.35%
March 2009 - February 2010       3.00%
March 2010 - February 2011       4.65%
March 2011 - February 2012       6.00%
March 2012 and thereafter        6.70%

----------
* The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range

     The "Unpaid Interest Shortfall Amount" means (i) for the first Distribution Date and with respect to the Senior Certificates and the Subordinate Certificates, zero, and (ii) for such class of certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class of certificates for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of certificates for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class of certificates in respect of interest on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the class of certificates on such preceding Distribution Date, to the extent permitted by law, at the Certificate Interest Rate on such Distribution Date for such class of certificates for the related Accrual Period.

     The "Unpaid Realized Loss Amount" means for any class of Subordinate Certificates, the portion of the aggregate Allocated Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates.

ALLOCATION OF AVAILABLE FUNDS

     Distributions to holders of each class of Offered Certificates will be made on each Distribution Date from Available Funds. With respect to any Distribution Date, "Available Funds" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Securities Administrator, the Custodian, the Trust Oversight Manager and the Trustee in respect of expenses and indemnification as described in the Pooling Agreement and amounts reimbursable to the Swap Provider (including any Net Swap Payment and any amount, if any, owed by the supplemental interest trust to the Swap Provider upon a Swap Early Termination (the "Swap Termination Payment ") owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from any Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party ("Swap Provider Trigger Event"):

     - the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received by the related Determination Date, after deduction of the Servicing Fee, the Custodian Fee, the Trust Oversight Management Fee and the Securities Administration Fee for such Distribution Date and any accrued and unpaid Servicing Fees in respect of any prior Distribution Dates;

     - unscheduled full and partial prepayments for such Mortgage Loans occurring during the related Prepayment Period (excluding prepayment premiums) and insurance proceeds, condemnation proceeds, Net Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the calendar month preceding the month of such Distribution Date; and

     - payments from the Servicer in connection with Advances and Compensating Interest for such Distribution Date.

     The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates.

DISTRIBUTIONS OF INTEREST

     On each Distribution Date the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds, after paying itself the Securities Administrator Fee and paying the Custodian the Custodian Fee and the Trust Oversight Manager the Trust Oversight Management Fee, for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Distribution Date.

     1. concurrently, to the holders of the Senior Certificates, the related Monthly Interest Distributable Amount for each such class for such Distribution Date, on a pro rata basis, based on the entitlement of each such class pursuant to this Clause 1. and applied in accordance with the allocation rules set forth below;

     2. concurrently, to the holders of the Senior Certificates, the related Unpaid Interest Shortfall Amount, if any, for each such class for each such Distribution Date, on a pro rata basis based on the entitlement of each such class pursuant to this Clause 2. and applied in accordance with the allocation rules set forth below;

     3. to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

     4. to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

     5. to the holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

     6. to the holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

     7. to the holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

     8. to the holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount allocable to such certificates.

     9. to the holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

     10. to the holders of the Class M-8 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

     11. to the holders of the Class M-9 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

     12. to the holders of the Class M-10 Certificates, the Monthly Interest Distributable Amount allocable to such certificates; and

     13. to the holders of the Class M-11 Certificates, the Monthly Interest Distributable Amount allocable to such certificates.

     The Interest Remittance Amount distributed pursuant to Clauses 1. and 2. above will be applied to the Senior Certificates as follows:

     1. amounts distributed to the Class A-1 Certificates will reduce the Group 1 Interest Remittance Amount before any reduction to the Group 2 Interest Remittance Amount in respect of such distribution; and

     2. amounts distributed to the Class A-2, Class A-3 and Class A-4 Certificates will reduce the Group 2 Interest Remittance Amount before any reduction to the Group 1 Interest Remittance Amount in respect of such distribution.

     Any Interest Remittance Amounts remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date. On any Distribution Date, any Relief Act Interest Shortfalls and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will first reduce Net Monthly Excess Cashflow as provided under "-Overcollateralization Provisions" and then reduce the Monthly Interest Distributable Amounts with respect to the Offered Certificates, the Class M-10 Certificates and the Class M-11 Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date.

DISTRIBUTIONS OF PRINCIPAL

     A. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the Group 1 Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group 1 Principal Distribution Amount remaining for such Distribution Date:

     1. to the holders of the Group 1 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

     2. to the holders of the Group 2 Certificates, allocated as provided below, until the Class Principal Amounts thereof have been reduced to zero.

     B. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the Group 2 Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group 2 Principal Distribution Amount remaining for such Distribution Date:

     1. to the holders of the Group 2 Certificates, allocated as provided below, until the Class Principal Amounts thereof have been reduced to zero; and

     2. to the holders of the Group 1 Certificates, until the Class Principal Amount thereof has been reduced to zero.

     C. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the remaining Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below:

     1. to the holders of the Class M-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

     2. to the holders of the Class M-2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

     3. to the holders of the Class M-3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

     4. to the holders of the Class M-4 Certificates, until the Class Principal Amount thereof has been reduced to zero;

     5. to the holders of the Class M-5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

     6. to the holders of the Class M-6 Certificates, until the Class Principal Amount thereof has been reduced to zero;

     7. to the holders of the Class M-7 Certificates, until the Class Principal Amount thereof has been reduced to zero;

     8. to the holders of the Class M-8 Certificates, until the Class Principal Amount thereof has been reduced to zero;

     9. to the holders of the Class M-9 Certificates, until the Class Principal Amount thereof has been reduced to zero;

     10. to the holders of the Class M-10 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

     11. to the holders of the Class M-11 Certificates, until the Class Principal Amount thereof has been reduced to zero.

     D. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each Group 1 Principal Distribution Amount will be distributed in the following amounts and order of priority:

     1. the holders of the Group 1 Certificates, allocated as provided below, the Group 1 Senior Principal Distribution Amount until the Class Principal Amounts thereof have been reduced to zero; and

     2. to the holders of each class of Group 2 Certificates, allocated as provided below, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause E.1. below for such Distribution Date over (y) the amount actually distributed pursuant to clause E.1. below from the Group 2 Principal Distribution Amount on such Distribution Date.

     E. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group 2 Principal Distribution Amount will be distributed in the following order of priority:

     1. to the holders of each class of the Group 2 Certificates, allocated as provided below, the Group 2 Senior Principal Distribution Amount, until the Class Principal Amount thereof has been reduced to zero; and

     2. to the holders of each class of the Group 1 Certificates, allocated as provided below, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause D.1. above for such Distribution Date over (y) the amount actually distributed pursuant to clause D.1. below from the Group 1 Principal Distribution Amount on such Distribution Date.

     F. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, any remaining Group 1 Principal Distribution amount and Group 2 Principal Distribution Amount will be distributed in the following order of priority:

     1. to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

     2. to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

     3. to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

     4. to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

     5. to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

     6. to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

     7. to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

     8. to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

     9. to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

     10. to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero; and

     11. to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero.

     With respect to the Group 2 Certificates, distributions of principal will be made sequentially to the Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Class Principal Amounts thereof have been reduced to zero; provided, however, that on any Distribution Date after the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero, distributions of principal to the Class A-2, Class A-3 and Class A-4 Certificates will be made pro rata to such Classes based on their respective Class Principal Amounts.

CREDIT ENHANCEMENT

     The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of subordination, overcollateralization, excess interest and the Interest Rate Swap Agreement.

     The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Senior Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Senior Certificates of the full amount of their scheduled monthly payments of interest and principal, as applicable, and to afford such holders protection against Realized Losses.

     The protection afforded to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the holders of the Senior Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, as applicable.

     In addition, the rights of the holders of the Subordinate Certificates with lower payment priorities will be junior to the rights of holders of the Subordinate Certificates with higher payment priorities, and the rights of the holders of the Subordinate Certificates to receive distributions in respect of the Mortgage Loans will be senior to the rights of the holders of the Class C Certificates to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the more senior classes of certificates of distributions in respect of interest and principal and to afford such classes protection against Realized Losses.

OVERCOLLATERALIZATION PROVISIONS

     The weighted average net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Certificate Interest Rates on the Offered Certificates, the Class M-10 Certificates and the Class M-11 Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the Offered Certificates, the Class M-10 Certificates and the Class M-11 Certificates and the fees and expenses payable by the Trust and Supplemental Interest Trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). The Pooling Agreement requires that on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Offered Certificates, Class M-10 Certificates and Class M-11 Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

     With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

     1. to the holders of the class or classes of Offered Certificates, the Class M-10 and Class M-11 Certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses experienced on the Mortgage Loans during the preceding month, payable to such holders as part of the Principal Distribution Amount;

     2. to the holders of the class or classes of Offered Certificates, the Class M-10 Certificates and Class M-11 Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount (without taking into account amounts, if any, received under the Interest Rate Swap Agreement), payable to such holders as part of the Principal Distribution Amount as described under "--Allocation of Available Funds-- Distributions of Principal" above;

     3. to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

     4. to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

     5. to the holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

     6. to the holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

     7. to the holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

     8. to the holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

     9. to the holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

     10. to the holders of the Class M-8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

     11. to the holders of the Class M-9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

     12. to the holders of the Class M-10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

     13. to the holders of the Class M-11 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

     14. concurrently, to the holders of the Senior Certificates, pro rata, in an amount equal to each such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls, if any;

     15. to the holders of the Class M-1 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls, if any;

     16. to the holders of the Class M-2 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls, if any;

     17. to the holders of the Class M-3 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls, if any;

     18. to the holders of the Class M-4 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls, if any;

     19. to the holders of the Class M-5 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls a, if any;

     20. to the holders of the Class M-6 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls, if any;

     21. to the holders of the Class M-7 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls, if any;

     22. to the holders of the Class M-8 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls, if any;

     23. to the holders of the Class M-9 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls, if any;

     24. to the holders of the Class M-10 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls, if any;

     25. to the holders of the Class M-11 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls, if any;

     26. to the Net WAC Reserve Fund for distribution to the Offered Certificates, Class M-10 Certificates and Class M-11 Certificates, an amount equal to any Net WAC Rate Carryover Amount for the Offered Certificates, Class M-10 Certificates and Class M-11 Certificates for such Distribution Date (without taking into account amounts, if any, received under the Interest Rate Swap Agreement that are available to pay any Net WAC Rate Carryover Amounts on such Distribution Date);

     27. concurrently, to the holders of the Senior Certificates, pro rata, in an amount equal to each such class' previously allocated and not reimbursed share of Relief Act Interest Shortfalls, if any;

     28. to the holders of the Class M-1 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Relief Act Interest Shortfalls, if any;

     29. to the holders of the Class M-2 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Relief Act Interest Shortfalls, if any;

     30. to the holders of the Class M-3 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Relief Act Interest Shortfalls, if any;

     31. to the holders of the Class M-4 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Relief Act Interest Shortfalls, if any;

     32. to the holders of the Class M-5 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Relief Act Interest Shortfalls a, if any;

     33. to the holders of the Class M-6 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Relief Act Interest Shortfalls, if any;

     34. to the holders of the Class M-7 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Relief Act Interest Shortfalls, if any;

     35. to the holders of the Class M-8 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Relief Act Interest Shortfalls, if any;

     36. to the holders of the Class M-9 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Relief Act Interest Shortfalls, if any;

     37. to the holders of the Class M-10 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Relief Act Interest Shortfalls, if any;

     38. to the holders of the Class M-11 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Relief Act Interest Shortfalls, if any;

     39. to the Securities Administrator, the Custodian, the Trust Oversight Manager or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto;

     40. sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, any related Allocated Realized Loss Amount allocable to such class not previously reimbursed;

     41. to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

     42. to the holders of the Class C Certificates as provided in the Pooling Agreement; and

     43. to the holders of the Residual Certificates, any remaining amounts.

     On each Distribution Date, after making the distributions of the Available Funds as described above, the Securities Administrator will withdraw from the Net WAC Reserve Fund the amount deposited therein pursuant to subclause 26. above and will distribute these amounts to the holders of the Offered Certificates, Class M-10 Certificates and Class M-11 Certificates in the same order of priority as the Monthly Interest Distributable Amount is allocated to such classes of certificates.

     On each Distribution Date, Securities Administrator will withdraw from the Distribution Account all amounts representing prepayment premiums in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates. On the first Distribution Date immediately following the expiration of the latest prepayment premium term with respect to the Mortgage Loans and if funds are available on such date, the Class P Certificates shall be entitled to its outstanding Class Principal Amount prior to any distributions of Net Monthly Excess Cashflow on such Distribution Date.

ALLOCATION OF LOSSES; SUBORDINATION

     Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to any excess interest that may be payable on the Class C Certificates, second, to the Overcollateralized Amount, third, to Net Swap Payments received under the Interest Rate Swap Agreement, fourth, to the Class M-11 Certificates, fifth, to the Class M-10 Certificates, sixth, to the Class M-9 Certificates, seventh, to the Class M-8 Certificates, eighth, to the Class M-7 Certificates, ninth, to the Class M-6 Certificates, tenth, to the Class M-5 Certificates, eleventh, to the Class M-4 Certificates, twelfth, to the Class M-3 Certificates, thirteenth, to the Class M-2 Certificates and fourteenth, to the Class M-1 Certificates, in each instance until their Class Principal Amounts are reduced to zero.

     The Pooling Agreement does not permit the allocation of Realized Losses to the Senior Certificates or the Class P Certificates. Investors in the Senior Certificates should note that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough interest and principal on the Mortgage Loans to distribute to the Senior Certificates all interest and principal amounts to which they are then entitled.

     Once Realized Losses have been allocated to the Subordinate Certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts be reinstated thereafter (except to the extent of Subsequent Recoveries as set forth in the Pooling Agreement). However, Allocated Realized Loss Amounts may be paid to the holders of the Subordinate Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under "--Overcollateralization Provisions" above or from the Swap Account, according to the priorities set forth under "--The Interest Rate Swap Agreement, the Swap Provider and the Swap Account" below.

     Any allocation of a Realized Loss to a Certificate will be made by reducing the Class Principal Amount thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Class Principal Amount of any Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) distributable as principal to the holder of such Certificate from Net Monthly Excess Cashflow.

CERTIFICATE INTEREST RATES

     The "Certificate Interest Rate" on any Distribution Date with respect to any class of Offered, Class M-10 and Class M-11 Certificates will equal the least of (a) the related Formula Rate, (b) the Net WAC Rate and (c) the Maximum Cap Rate for such Distribution Date. With respect to the Offered Certificates, the Class M-10 and Class M-11 Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

     The "Net WAC Rate" for any Distribution Date with respect to the Offered Certificates, Class M-10 Certificates and Class M-11 Certificates (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) shall be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans for the related Accrual Period, net of the sum of (1) the Administrative Fee, (2) any Net Swap Payment owed to the Swap Provider and (3) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Supplemental Interest Trust and (y) the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period.

     If on any Distribution Date, the Certificate Interest Rate for any class of Offered Certificates, Class M-10 Certificates or Class M-11 Certificates is the Net WAC Rate, then the "Net WAC Rate Carryover Amount" for any such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Offered Certificates, Class M-10 Certificates or Class M-11 Certificates accrued on such Distribution Date at the related Formula Rate (up to the related Maximum Cap Rate) with respect to the Offered Certificates, Class M-10 Certificates or Class M-11 Certificates, over
(y) the amount of interest such class of certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class of Offered Certificates, Class M-10 Certificates and Class M-11 Certificates, for the related Accrual Period. Any Net WAC Rate Carryover Amount on the Offered Certificates, Class M-10 Certificates or Class M-11 Certificates will be paid on that Distribution Date and on future

Distribution Dates from and to the extent of funds available therefor in accordance with the priorities described above.

     The "Maximum Cap Rate" for any Distribution Date is the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the sum of (x) the weighted average Expense Adjusted Net Maximum Mortgage Rates of the Mortgage Loans and (y) the Net Swap Payment, if any, made by the Swap Provider, expressed as a percentage of the principal balance of the Mortgage Loans multiplied by 12.

     The "Expense Adjusted Net Maximum Mortgage Rate" for any Mortgage Loan is the Maximum Mortgage Rate for such Mortgage Loan less the rate at which the Administrative Fee accrues with respect to such Mortgage Loan.

     The "Maximum Mortgage Rate " for any Mortgage Loan is the maximum rate at which interest is permitted to accrue on such Mortgage Loan pursuant to the terms of the related Mortgage Note or applicable law.

     The "Formula Rate" for any class of Offered Certificates, the Class M-10 or Class M-11 Certificates is the sum of (i) the interbank offered rate for one-month United States dollar deposits in the London market as of the related LIBOR Determination Date (the "Certificate Index") and (ii) a related margin (the "Certificate Margin"). The Certificate Margins with respect to the Classes of Offered Certificates, Class M-10 Certificates or Class M-11 Certificates on each Distribution Date will be as follows:

                        Certificate Margin to and Including   Certificate Margin after the
Class of Certificates     the Optional Clean-Up Call Date      Optional Clean-Up Call Date
---------------------   -----------------------------------   ----------------------------
      Class A-1                        0.190%                            0.380%
      Class A-2                        0.080%                            0.160%
      Class A-3                        0.180%                            0.360%
      Class A-4                        0.290%                            0.580%
      Class M-1                        0.390%                            0.585%
      Class M-2                        0.400%                            0.600%
      Class M-3                        0.420%                            0.630%
      Class M-4                        0.520%                            0.780%
      Class M-5                        0.540%                            0.810%
      Class M-6                        0.620%                            0.930%
      Class M-7                        1.300%                            1.950%
      Class M-8                        1.500%                            2.250%
      Class M-9                        2.450%                            3.675%
      Class M-10                       2.500%                            3.750%
      Class M-11                       2.500%                            3.750%

NET WAC RESERVE FUND

     On the Closing Date, the Securities Administrator will establish a reserve fund account (the "Net WAC Reserve Fund") from which payments in respect of Net WAC Rate Carryover Amounts on the Offered Certificates, Class M-10 Certificates and Class M-11 Certificates will be made. The Net WAC Reserve Fund will be an asset of the Trust but not of any REMIC. On each Distribution Date, to the extent required following the distribution of Available Funds as described under "--Allocation of Available Funds" above deposited into the Net WAC Reserve Fund, the Securities Administrator will withdraw from amounts in the Net WAC Reserve Fund to pay the Offered Certificates, Class M-10 Certificates and Class M-11 Certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Reserve
Fund:

1. concurrently, to the Senior Certificates, pro rata, based on their respective remaining Net WAC Rate Carryover Amounts;

2.   to the Class M-1 Certificates;

3.   to the Class M-2 Certificates;

4.   to the Class M-3 Certificates;

5.   to the Class M-4 Certificates;

6.   to the Class M-5 Certificates;

7.   to the Class M-6 Certificates;

8.   to the Class M-7 Certificates;

9.   to the Class M-8 Certificates;

10.  to the Class M-9 Certificates;

11.  to the Class M-10 Certificates; and

12.  to the Class M-11 Certificates.

THE INTEREST RATE SWAP AGREEMENT, THE SWAP PROVIDER AND THE SWAP ACCOUNT

The Interest Rate Swap Agreement

     On or before the Closing Date, the Securities Administrator on behalf of the supplemental interest trust, as directed by the Depositor, will enter into an Interest Rate Swap Agreement (the "Interest Rate Swap Agreement") with the Swap Provider. On each Distribution Date, the Securities Administrator, will deposit into the Swap Account certain amounts, if any, received from the Swap Provider from which distributions in respect of Unpaid Interest Shortfall Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and Allocated Realized Loss Amounts on the Subordinate Certificates will be made. The Swap Account will be an asset of the supplemental interest trust but not of any REMIC.

     The Significance Percentage of the Interest Rate Swap Agreement will be less than 10% as of the Closing Date. The Significance Percentage is calculated by reference to the "Significance Estimate" of the Interest Rate Swap Agreement which is determined based on a reasonable good faith estimate of maximum probable exposure represented by the Interest Rate Swap Agreement made in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar instruments. The "Significance Percentage" is the percentage that the amount of the significance estimate represents of the aggregate principal balance of the Mortgage Loans.

     Under the Interest Rate Swap Agreement, on each Distribution Date, the supplemental interest trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Pooling Agreement, a Fixed Swap Payment based on a schedule, a copy of which is attached hereto as Annex II for that Distribution Date, and the Swap Provider will be obligated to pay to the Securities Administrator a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the notional amount for that Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the closing date to but excluding the first Distribution Date), and the denominator of which is 360. The "Fixed Swap Payment" for any Distribution Date shall be the product of 5.0375% and the notional amount for such Distribution Date (as set forth on Annex II hereof) multiplied by a fraction, the numerator of which is 30 and the denominator of which is 360. A net payment will be required to be made on each

Distribution Date (each such net payment, a "Net Swap Payment") (a) by the supplemental interest trust, to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the supplemental interest trust to the extent that the floating amount exceeds the corresponding fixed amount.

     The Interest Rate Swap Agreement will terminate immediately after the Distribution Date on August 25, 2010, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event. "Swap Default" means an Event of Default under the Interest Rate Swap Agreement. "Events of Default" under the Interest Rate Swap Agreement include the following standard events of default under the ISDA Master
Agreement:

     -    "Failure to Pay or Deliver,"

     -    "Bankruptcy" (as amended in the Interest Rate Swap Agreement) and

     - "Merger without Assumption" (but only with respect to the Swap Provider), as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

     The respective obligations of the Swap Provider and the supplemental interest trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and
(2) no "Early Termination Date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

     Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. A "Termination Event" shall be defined in the Interest Rate Swap Agreement.

     Upon any occurrence of an Early Termination Date under the Interest Rate Swap Agreement (a "Swap Early Termination "), the supplemental interest trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid from the supplemental interest trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.

     Upon a Swap Early Termination, the Securities Administrator, at the direction of the depositor and with the consent of the NIMS Insurer, if any, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the trust receives a Swap Termination Payment from the Swap Provider, the supplemental interest trust will apply, as set forth in the Pooling Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the supplemental interest trust is required to pay a Swap Termination Payment to the Swap Provider, the supplemental interest trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

     "Downgrade Provisions" of the Interest Rate Swap Agreement will be triggered if the Swap Provider's short-term or long-term credit ratings fall below the levels specified in the ISDA Master Agreement. Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement or (2) obtain a substitute Swap Provider acceptable to the Rating Agencies and the NIMS Insurer, if any (such consent by the NIMS Insurer not to be unreasonably withheld), that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement.

The Swap Provider

     JPMorgan Chase Bank, National Association (in such capacity, "JPMCB"), a national banking association, is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB will be the swap provider and has long term, unsecured ratings, as of the date of this prospectus supplement, of "AA-" from Standard & Poor's, "Aa2" from Moody's Investors Service, Inc. and "A+" from Fitch Ratings.

     The information under this heading "--The Swap Provider" has been provided by JPMorgan Chase Bank, National Association for use in this prospectus supplement.

The Swap Account

     The Interest Rate Swap Agreement will be administered by the Securities Administrator pursuant to the Pooling Agreement. Any Net Swap Payments made by the Swap Provider will be distributed in accordance with the Pooling Agreement. The Securities Administrator will be required to deposit into a segregated trust account, in which payments owed to or received from, the Swap Provider will be deposited (the "Swap Account"), an amount equal to any remaining Unpaid Interest Shortfall Amounts, Net WAC Rate Carryover Amounts, Allocated Realized Loss Amounts and amounts necessary to maintain the applicable Overcollateralization Target Amount on the Senior Certificates and Subordinate Certificates, up to the Net Swap Payment received by the Securities Administrator from the Swap Provider.

     Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the supplemental interest trust will be deducted from Available Funds before distributions to certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.

     On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow as described in "--Overcollateralization Provisions" above and withdrawals from the Net WAC Reserve Fund as described in "--Net WAC Reserve Fund" above, the Securities Administrator will withdraw from amounts in the Swap Account to distribute to the Swap Provider and to the Senior Certificates and Subordinate Certificates in the following order of priority:

     first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

     second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

     third, to the holders of the class or classes of Offered Certificates, the Class M-10 and Class M-11 Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Realized Losses experienced on the Mortgage Loans during the preceding month, payable to such holders as part of the Principal Distribution Amount; remaining undistributed after distribution of the Net Monthly Excess Cashflow;

     fourth, to the holders of the class or classes of Offered Certificates, the Class M-10 Certificates and Class M-11 Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount as described under "--Allocation of Available Funds-- Distributions of Principal" above to the extent not otherwise paid;

     fifth, to the Senior Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distribution of the Interest Remittance Amount, sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

     seventh, concurrently, to the holders of the Senior Certificates, pro rata, in an amount equal to each such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls, if any, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

     eighth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Net Prepayment Interest Shortfalls, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

     ninth, sequentially, to the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Reserve Fund;

     tenth, concurrently, to the holders of the Senior Certificates, pro rata, in an amount equal to each such class' previously allocated and not reimbursed share of Relief Act Interest Shortfalls, if any, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

     eleventh, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Relief Act Interest Shortfalls, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow; and

     twelfth, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, any related Allocated Realized Loss Amount allocable to such class not previously reimbursed;

     thirteenth, to the Class C holders as specified in the Pooling Agreement, any remaining amount.

CALCULATION OF CERTIFICATE INDEX

     On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Offered Certificates, Class M-10 Certificates and Class M-11 Certificates (each such date, a "LIBOR Determination Date"), the Securities Administrator will determine the Certificate Index for such Accrual Period for the Offered Certificates, Class M-10 Certificates and Class M-11 Certificates on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such LIBOR Determination Date. The Securities Administrator, on behalf of Trustee, will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period shall be the higher of (x) the Certificate Index as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

     As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London; "Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the

Depositor and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) which have been designated as such by the Depositor, and (3) not controlling, controlled by or under common control with, the Depositor, the Servicer or any successor servicer or the Originators; and "Reserve Interest Rate" shall be the rate per annum that the Securities Administrator determines to be either (x) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Depositor are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (y) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Depositor are quoting on such LIBOR Determination Date to leading European banks.

     The establishment of the Certificate Index on each LIBOR Determination Date by the Securities Administrator and its calculation of the rates of interest applicable to the Offered Certificates, Class M-10 Certificates and Class M-11 Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

EXAMPLE OF DISTRIBUTIONS

     The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts, and distributions on the Certificates for the Distribution Date in April 2006:

March 2 through
   April 1........   Due Period:                          Payments due during the related Collection Period
                                                          (March 2 through April 1) from borrowers will be
                                                          deposited in the Servicer's Collection Account as
                                                          received and will include scheduled principal
                                                          payments due during the related Due Period and
                                                          interest accrued on the ending scheduled balance
                                                          from the prior Due Period.

March 1 through
   March 31.......   Prepayment Period for partial        Partial principal prepayments received by the
                     prepayments received from Mortgage   Servicer during the related Prepayment Period
                     Loans:                               (March 1 through March 31) will be deposited into
                                                          the Servicer's Collection Account for remittance
                                                          to the Securities Administrator on the Servicer
                                                          Remittance Date.

March 16 through
   April 15.......   Prepayment Period for prepayments    Prepayments in full received during the related
                     in full received from Mortgage       Prepayment Period from Mortgage Loans will be
                     Loans:                               deposited into the Servicer's Collection Account
                                                          for remittance to the Securities Administrator on
                                                          the Servicer Remittance Date.

April 24..........   Servicer Remittance Date:            The Servicer will remit collections, advances and
                                                          recoveries in respect of the Mortgage Loans to the
                                                          Securities Administrator for deposit into the
                                                          Distribution Account on or prior to the business
                                                          day immediately preceding the related Distribution
                                                          Date, as specified in the Pooling Agreement.

April 24..........   Record Date:                         Distributions will be made to Certificateholders
                                                          of record for all applicable classes as of the
                                                          business day immediately before the related
                                                          Distribution Date.

April 24..........   Any payment received from the Swap   One Business Day immediately before the related
                     Provider under the Interest Rate     Distribution Date, the Swap Provider will pay to
                     Swap Agreement:                      the Securities Administrator for deposit into the
                                                          Swap Account any Net Swap Payments or Swap
                                                          Termination Payments required to be paid by the
                                                          Swap Provider and the Securities Administrator
                                                          will remit any Net Swap Payments or Swap
                                                          Termination Payments to the Swap Provider from
                                                          amounts on deposit in the Swap Account, in each
                                                          case under the Interest Rate Swap Agreement.

April 25..........   Distribution Date:                   On the 25th day of each month (or if the 25th day
                                                          is not a business day, the next business day), the
                                                          Securities Administrator will make distributions
                                                          to Certificateholders from amounts on deposit in
                                                          the Distribution Account and the Swap Account.

Succeeding months follow the same pattern.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder, the NIMS Insurer, if any, the Trust Oversight Manager, the Swap Provider and the rating agencies a statement (based solely on information received from the Servicer) generally setting forth, among other things:

     - the amount of the distributions, separately identified, with respect to each class of Certificates;

     - the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

     - the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

     - the amount of any unpaid Interest Shortfall with respect to each class of Certificates;

     - the Class Principal Amount of each class of Certificates after giving effect to the distribution of principal on that Distribution Date;

     - the Group Balance for the Aggregate Pool, the Stated Principal Balance of the Mortgage Loans in each Mortgage Group at the end of the related Prepayment Period, and the applicable Net WAC of the Mortgage Loans in each Mortgage Group at the beginning of the related Due Period;

     - with respect to each Mortgage Group and the Aggregate Pool, the number and aggregate principal balance of the Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

     - with respect to each Mortgage Group and the Aggregate Pool, the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

     - with respect to each Mortgage Group and the Aggregate Pool, the amount of Realized Losses incurred during the preceding calendar month;

     - with respect to each Mortgage Group and the Aggregate Pool, the cumulative amount of Realized Losses incurred since the Closing Date; and

     - the Certificate Interest Rate for each class of Certificates for that Distribution Date.

     The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator's website. The Securities Administrator's website will be located at www.jpmorgan.com/sfr, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (877) 722-1095. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Worldwide Securities Services/Structured Finance Services - JPMAC 2006-HE1. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

     In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon written request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

FINAL SCHEDULED DISTRIBUTION DATE

     The "Final Scheduled Distribution Date" for the Offered Certificates, other than the Class A-2 Certificates, is the Distribution Date in January 2036, which is the Distribution Date in the month following the scheduled maturity date for the latest maturing Mortgage Loan. The Final Scheduled Distribution Date for the Class A-2 Certificates is the Distribution Date in May 2028, which is calculated assuming a 0% prepayment assumption and adding one month. The actual final Distribution Date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class's Final Scheduled Distribution Date.

OPTIONAL CLEAN-UP CALL

     On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the related Due Date is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the Servicer will have the option to purchase the Mortgage Loans (and if the Servicer does not, the majority holder of the Class C Certificates, the NIMS Insurer, if any, may have the right to direct the Servicer to exercise, on its behalf) at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Trust Fund, (iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicer, the Securities Administrator and the Trustee and (iv) any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due because of the exercise of such option and (b) the fair market value, determined in accordance with the terms of the Pooling Agreement, of all outstanding Mortgage Loans (other than Liquidated Mortgage Loans), all property acquired in respect of any such Mortgage Loans remaining in the Trust Fund and all other property included in any REMIC formed under the Pooling Agreement. This option may only be exercised if the proceeds will also be sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, the notes guaranteed by the NIMS Insurer and any amounts owed to the NIMS Insurer at the time the option is exercised.

     If such option is exercised, and the amount specified in clause (b) of the preceding paragraph exceeds the amount specified in clause (a) of that paragraph, then a residual class specified in the Pooling Agreement will be entitled to receive the amount of such excess. These residual classes are not offered hereby.

     If the option is exercised, it will effect an early retirement of the related Certificates. Distributions on the Certificates will be treated as a prepayment of the Mortgage Loans and the amounts paid in connection with the optional termination will be paid in accordance with the priorities and amounts set forth herein. With respect to an optional termination, the proceeds for that distribution may not be sufficient to distribute the full amount to which each class of Certificates is entitled. Upon the termination, any funds or property remaining in the Trust Fund will be liquidated and the Trust Fund will terminate.

                       FEES AND EXPENSES OF THE TRUST FUND

     In consideration of their duties on behalf of the Trust Fund, the Servicer, the Securities Administrator, the Custodian and the Trustee will receive from the assets of the Trust Fund certain fees as set forth in the following table:

                            FREQUENCY
FEE PAYABLE TO:            OF PAYMENT:                AMOUNT OF FEE:                  HOW AND WHEN FEE IS PAID:
---------------            -----------   ---------------------------------------   -------------------------------
SERVICER                   monthly       A monthly fee paid to the Servicer out    Deducted by the Servicer from
                                         of interest collections received from     the Collection Account in
                                         the related Mortgage Loan calculated on   respect of each Mortgage Loan
                                         the outstanding principal balance of      serviced by that Servicer,
                                         each Mortgage Loan at 0.50% per annum.    before payment of any amounts
                                                                                   to Certificateholders.

SECURITIES ADMINISTRATOR   monthly       A monthly fee paid to the Securities      Deducted by the Securities
                                         Administrator out of interest             Administrator before payment of
                                         collections received from the related     any amounts to
                                         Mortgage Loan calculated on the           Certificateholders.
                                         outstanding principal balance of each
                                         Mortgage Loan at 0.004% per annum, with
                                         a monthly minimum of at least $500.

TRUSTEE                    annually      An annual fee paid to the Trustee by      Paid by the Securities
                                         the Securities Administrator out of the   Administrator before payment of
                                         Securities Administrator's fee.           any amounts to
                                                                                   Certificateholders.

CUSTODIAN                  monthly       A monthly fee paid to the Custodian out   Paid by the Securities
                                         of interest collections received from     Administrator before payment of
                                         the related Mortgage Loans calculated     any amounts to
                                         on the outstanding principal balance of   Certificateholders.
                                         each Mortgage Loan at 0.002% per annum.

TRUST OVERSIGHT MANAGER    monthly       A monthly fee paid to the trust           Paid by the Securities
                                         oversight manager out of interest         Administrator before payment of
                                         collections received from the related     any amounts to
                                         Mortgage Loans calculated on the          Certificateholders.
                                         outstanding principal balance of each
                                         Mortgage Loan at 0.015% per annum,
                                         subject to a monthly minimum of $1,250.

     None of the fees set forth in table above may be changed without amendment of the Pooling Agreement as described under "The Pooling Agreement--Amendment" below or, in the case of the Custodian fee, the related custodial agreement.

     Expenses of the Servicer, the Custodian, the Trustee, the Securities Administrator and the Trust Oversight Manager will be reimbursed before payments are made on the Certificates. Reimbursement of indemnification costs and expenses of the Trustee, the Securities Administrator, the Custodian and the Trust Oversight Manager will be reimbursed up to an annual amount specified in the Pooling Agreement before payments of interest and principal are made on the Certificates; any additional unpaid indemnification costs and expenses above such amount in any year will be paid to such party to the extent of any remaining interest collections after all payments of all other amounts due as described under "Description of the Certificates--Overcollateralization Provisions" are made.

                              THE POOLING AGREEMENT

GENERAL

     The Offered Certificates will be issued pursuant to the Pooling Agreement. The assets of the Trust created under the Pooling Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling Agreement,
(v) the Net WAC Reserve Fund and (vi) the rights of the Seller under the Mortgage Loan Purchase Agreement. The Offered Certificates will be transferable and exchangeable at the Corporate Trust Office of the Securities Administrator.

     The Interest Rate Swap Agreement, the Swap Account and the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and deposited into the Swap Account are not assets of the trust, but instead are assets of the separate supplemental interest trust.

     The NIMS Insurer, if any, will be a third party beneficiary of the Pooling Agreement to the extent set forth in the Pooling Agreement. In addition, the NIMS Insurer, if any, will have various rights under the Pooling Agreement including, but not limited to, the rights set forth under "Risk Factors--Rights of the NIMS Insurer" in this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS

     Under the Assignment Agreement, J.P. Morgan Mortgage Acquisition Corp. (the "Seller") will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Trust Fund. Pursuant to the Assignment Agreement, the Seller will transfer to the Depositor and the Depositor will transfer to the Trustee its rights under the Mortgage Loan Purchase Agreement with respect to certain representations, warranties and covenants made by the related Originator relating to, among other things, certain characteristics of the Mortgage Loans. In addition, pursuant to the Pooling Agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of the related Mortgage Loans. Subject to the limitations described below, the related Originator or the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any related Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan (a "Defective Mortgage Loan"). See "The Trust Fund -- Representations by Sellers or Originators; Repurchases" in the accompanying prospectus.

     With respect to approximately 3233 Mortgage Loans (representing approximately 89.85% of the Mortgage Loans), if the second monthly payment following the sale of the ResMAE Mortgage Loans to the Seller is not made before the 30th day following the date it was due, ResMAE in its capacity as an Originator will be obligated to purchase any such Mortgage Loan. The Seller will not have any obligation to purchase such Mortgage Loans if ResMAE in its capacity as an Originator fails to do so.

     Pursuant to the Pooling Agreement, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, on behalf of the Trust Fund, all of its rights to the Mortgage Loans and its rights under the Assignment Agreements (including the right to enforce the Originators' purchase obligations). The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

     In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee or its custodian, among other things, the original promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first or second lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the Mortgage and any modifications to such Mortgage Note and Mortgage (except for any such document other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee or its custodian as soon as the same is available to the Depositor) (collectively, the "Mortgage File"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor. It is expected that the Depositor will not submit the Assignments of Mortgage for recordation in any jurisdiction.

     J.P. Morgan Trust Company, National Association, as custodian (the "Custodian"), on behalf of the Trustee, will review each Mortgage File within the time period specified in the related Custodial Agreement or promptly after the Custodian's receipt of any document permitted to be delivered after the Closing Date. The Custodian will hold such Mortgage Files in trust for the benefit of the Certificateholders. The Custodian shall be entitled to a monthly fee (the "Custodian Fee") calculated at 0.002% per annum (the "Custodian Fee Rate") on the aggregate Stated Principal Balance of the Mortgage Loans. If at the end of such specified period, any document in a Mortgage File is found to be missing or defective in a material respect and the related Originator or the Seller, as applicable, does not cure such omission or defect within the time period required under the Pooling Agreement, then the related Originator, or, if applicable, the Seller under the Pooling Agreement, is obligated to purchase the related Defective Mortgage Loan from the Trust Fund at the price specified in the Pooling Agreement. Rather than purchase the Defective Mortgage Loan as provided above, the related Originator or the Seller may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place one or more mortgage loans of like kind (such loan a "Replacement Mortgage Loan"); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the REMIC elections or result in a prohibited transaction tax under the Code.

     Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling Agreement, (i) have an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Stated Principal Balance of the related Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account in the month of substitution), (ii) have a maximum Mortgage Rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the related Deleted Mortgage Loan, (iii) have a gross margin not less than that of the related Deleted Mortgage Loan, (iv) have a Loan-to-Value Ratio equal to or less than that of the related Deleted Mortgage Loan, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the related Deleted Mortgage Loan, (vi) have the same adjustment date as that of the related Deleted Mortgage Loan,
(vii) have a minimum rate not less than that of the related Deleted Mortgage Loan, (viii) have the same index as that of the related Deleted Mortgage Loan and (ix) comply with all of the representations and warranties set forth in the Pooling Agreement, as modified by the related Assignment Agreement (if applicable). This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

     Under the Reconstitution Agreement, each Originator will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Mortgage Rate). In addition, each Originator will make certain other representations and warranties with respect to each related Mortgage Loan, including, but not limited to, the following: (i) all of the prepayment premium terms on the related Mortgage Loans with prepayment premium terms expire no later than three years following the origination of the related Mortgage Loan; (ii) no Mortgage Loan will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable local, state or federal law; (iii) no Group 1 Mortgage Loan originated on or after October 1, 2002 and before March 7, 2003 is secured by property located in the State of Georgia; (iv) no proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies; and (v) no Group 1 Mortgage Loan originated on or after March 7, 2003 is a "high cost home loan" as defined under the Georgia Fair Lending Act. Furthermore the related Originator will represent and warrant with respect to each Mortgage Loan, originated by such Originator, as of the Closing Date that, among other things, at the time of transfer to the Seller, each of the related Originator and those of its affiliates that are parties to the Mortgage Loan Purchase Agreement has transferred and assigned all of its right, title and interest in each related Mortgage Loan and the Mortgage Loan Documents, free of any lien. The Seller will represent and warrant in the Pooling Agreement with respect to each Mortgage Loan that (i) each Mortgage Loan at the time of origination complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws, and (ii) no Mortgage Loan is a "high cost" mortgage loan, as defined by the applicable predatory and abusive lending laws.

     Upon discovery of a breach of any representation and warranty made by the related Originator or the Seller with respect to the Mortgage Loans which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Mortgage Loan Documents, the related Originator or the Seller, as applicable, will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the related Originator or the Seller, as applicable, will be obligated to (x) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan or
(y) purchase such Mortgage Loan from the Trust at the Purchase Price, plus any costs and damages incurred by the Trust in connection with any violation of any predatory or abusive lending law with respect to such Mortgage Loan. However, a substitution of the related Mortgage Loan is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code.

     Pursuant to the Pooling Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

     The Servicer, the Securities Administrator, the Trustee and the Custodian will have the following responsibilities with respect to the Trust Fund:

PARTY:                     RESPONSIBILITIES:
------                     -----------------
SERVICER                   Performing the servicing functions with respect to
                           the Mortgage Loans and the Mortgaged Properties in
                           accordance with the provisions of the Pooling
                           Agreement or the Mortgage Loan Purchase Agreement, as
                           applicable, including, but not limited to:

                           - collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the Collection Account, and delivering all amounts on deposit in the Collection Account to the Securities Administrator for deposit in the Distribution Account on the Servicer Remittance
                                Date;

                           - collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                           - making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans, to the extent that the Servicer believes such Advances will be recoverable;

                           - paying, as servicing advances, customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may

PARTY:                     RESPONSIBILITIES:
------                     -----------------
                                become a lien upon the Mortgaged Property or (c)
                                borrower-paid primary mortgage insurance policy
                                premiums and fire and hazard insurance coverage,
                                to the extent not paid by the borrower;

                           - providing monthly loan-level reports to the Securities Administrator;

                           - maintaining certain insurance policies relating to the Mortgage Loans; and

                           -    enforcement of foreclosure proceedings.

                           See "The Servicers" above and the other sections of "The Pooling Agreement" herein.

SECURITIES ADMINISTRATOR   Performing the securities administrator functions in
                           accordance with the provisions of the Pooling
                           Agreement, including but not limited to:

                           -    creating and maintaining the Distribution
                                Account, the Swap Account and the Net WAC
                                Reserve Fund;

                           - receiving monthly remittances from the Servicer for deposit in the Distribution Account and distributing all amounts on deposit in the Distribution Account to the Certificateholders and the Swap Account in accordance with the priorities described under "Description of the Certificates--Distributions of Interest,"
                                "--Distributions of Principal" and "--Credit
                                Enhancement--Overcollateralization Provisions,"
                                on each Distribution Date;

                           - preparing and distributing annual investor reports necessary to enable Certificateholders to prepare their tax returns;

                           -    preparing and distributing the monthly
                                distribution date statement to
                                Certificateholders based on information received from the Servicer and the Swap Provider;

                           - depositing any Net Swap Amounts received from the Swap Provider into the Swap Account;

                           -    distributing amounts on deposit in the Swap
                                Account to the Certificateholders and the Swap
                                Provider in accordance with the priorities described under "Description of the
                                Certificates--The Interest Rate Swap Agreement, the Swap Provider and the Swap Account" with respect to each Distribution Date;

                           See "The Pooling Agreement--The Trustee and the
                           Securities Administrator," and "Description of the Certificates--Reports to Certificateholders".

TRUSTEE                    -    exercising remedies upon a Servicer Event of
                                Default where a responsible officer of the
                                trustee has actual knowledge of the default or
                                has received notice of a default and is
                                instructed by certificateholder to enforce such
                                remedies;

                           - upon the failure of a Servicer to make Advances with respect to a Mortgage Loan and the occurrence of a Servicer Event of Default where a responsible officer of the trustee has actual knowledge of the default or has received notice of a default, making those Advances to the extent provided in the Pooling Agreement; and

PARTY:                     RESPONSIBILITIES:
------                     -----------------
                           -    until a successor servicer is appointed, acting
                                as successor servicer in the event the Servicer
                                resigns or is removed by the Trustee, subject to
                                a 90-day transition period during which time the
                                Servicer will continue to perform the majority
                                of the servicing of the Mortgage Loans.

                           See "The Pooling Agreement--The Trustee and the
                           Securities Administrator," and "--Servicer Events of Default".

CUSTODIAN                  Performing the custodial functions in accordance with
                           the provisions of the custodial agreements, including
                           but not limited to:

                           - holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fireproof facility intended for the safekeeping of mortgage loan files on behalf of the Trustee.

                           See "--Assignment of the Mortgage Loans" above.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

     The Servicer shall establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the certificateholders. The Collection Account will be an Eligible Account (as defined in the Pooling Agreement). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances (each, as defined below), condemnation proceeds required to be released to a mortgagor, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property and similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Permitted Investments (as described in the Pooling Agreement) maturing no later than one business day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account, which is the Servicer Remittance Date (as defined below). Any investment earnings on funds on deposit in the Collection Account shall be for the benefit of the Servicer and will not be available for distribution to the certificateholders. The amount of any losses on the investment of funds on deposit in the Collection Account shall be deposited by the Servicer in the Collection Account out of its own funds with no right of reimbursement.

     The Securities Administrator will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account on the Servicer Remittance Date and deposited to the Distribution Account for distribution to certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account, and amounts on deposit therein shall remain uninvested.

MODIFICATIONS OF MORTGAGE LOAN TERMS

     In the event that a Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in the Pooling Agreement, may waive, modify or vary any term of such Mortgage Loan (including modifications that would change the related Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any related borrower.

ADVANCES

     Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Collection Account that are not included in the

Available Funds for such Distribution Date, or both (each, an "Advance"), in an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

     Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard below, the Servicer's obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all liquidation proceeds thereon.

     All Advances will be reimbursable to the Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made, unless such amounts are deemed to be nonrecoverable by the Servicer, in which case reimbursement will be made to the Servicer from the general funds in the Collection Account. The Servicer may recover from amounts in the Collection Account the amount of any Advance that remains unreimbursed to the Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Securities Administrator for distribution on the Offered Certificates. In the event the Servicer fails in its obligation to make any required Advance, the Trustee, in its capacity as successor servicer, will be obligated to make any such Advance, to the extent required in the Pooling Agreement. The Trustee, in its capacity as successor servicer, shall be entitled to all reimbursements in the same manner and priority as the predecessor servicer.

     In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance." The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans and incurred by the Servicer in connection with its responsibilities under the Pooling Agreement and is entitled to reimbursement therefor as provided in the Pooling Agreement. The Servicer is required to make a Servicing Advance only to the extent it is deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds.

     The Servicer is also obligated to accurately and fully report its borrower credit files to all three credit repositories in a timely manner.

     The Servicer's right to reimbursement for Servicing Advances is limited to late collections, liquidation proceeds, condemnation proceeds, released Mortgaged Property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Servicer in respect of its servicing activities (the "Servicing Fee") will be at the "Servicing Fee Rate" of 0.50% per annum on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the Servicer is entitled to retain all service-related fees collected from mortgagors, including assumption fees, modification fees, extension fees, late payment charges and non-sufficient fund fees, and other ancillary income derived from the Mortgage Loans (but not prepayment premiums, which will be distributed to the holders of the Class P Certificates), together with any interest or other income earned on funds held in the Collection Account. For each Distribution Date, the Servicer is obligated to deposit into the Collection Account the lesser of (i) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date and (ii) the aggregate amount of the Servicing Fees payable to the Servicer for such Distribution Date (any payments made by the Servicer in satisfaction of such obligation, "Compensating Interest").

     The "Servicer Remittance Date" is the business day prior to each Distribution Date. The "Determination Date" with respect to any Distribution Date, will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

     With respect to any Distribution Date and each Mortgage Loan as to which a voluntary principal prepayment in full was applied during the related Prepayment Period (other than prepayments received in the month of such Distribution Date), the "Prepayment Interest Shortfall" is an amount equal to the interest at the applicable Mortgage Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days from the date on which the principal prepayment is applied through the last day of the calendar month preceding such Distribution Date.

     A "Net Prepayment Interest Shortfall", with respect to any Distribution Date, is the excess of Prepayment Interest Shortfalls for such Distribution Date over the amount the Servicer is obligated to remit as Compensating Interest for such Distribution Date. The Servicer shall not be obligated to pay Compensating Interest with respect to any interest shortfalls due to application of the Relief Act.

SERVICER EVENTS OF DEFAULT

     As provided in the Pooling Agreement, the Servicer may be removed as the servicer of the mortgage loans if there is a Servicer Event of Default. The Servicer Events of Default include the following events with respect to the
Servicer:

     1. any failure by the Servicer to remit to the Securities Administrator for distribution to the certificateholders any payment (other than Advances that are required to be made from its own funds) which continues unremedied for a period of one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer from the Depositor, the Securities Administrator or the Trustee, or received by the Servicer, the Depositor, the Securities Administrator and the Trustee from the holders of certificates entitled to at least 25% of the voting rights; or

     2. any failure on the part of the Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Servicer contained in the Pooling Agreement which continues unremedied for a period of 30 days after the earlier of (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer from the Depositor or the Trustee, or received by the Servicer, the Depositor, the Securities Administrator and the Trustee from the holders of certificates entitled to at least 25% of the voting rights and (y) actual knowledge of such failure by a Servicing Officer of the Servicer; or

     3. a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and if such proceeding is being contested by the Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

     4. the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

     5. the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     6. any failure of the Servicer to make any Advances when due and that continue unremedied until 3:00 p.m. New York time on the first business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer from the Depositor, the Securities Administrator or the Trustee.

     If a Servicer Event of Default described in clauses 1. through 5. occurs, then, so long as the Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may upon notice or actual knowledge, and at the written direction of the holders of the certificates entitled to at least 51% of voting rights, the Trustee shall, by notice in writing to the Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Servicer in its capacity as the Servicer under the Pooling Agreement. If the Servicer Event of Default described in clause 6. occurs and notice thereof has been delivered to the Trustee, the Trustee shall, by notice in writing to the Servicer, the Seller, the Trustee and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as the servicer under the Pooling Agreement.

     No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans. In the event the Trustee is required to act as successor servicer, it will act to become the successor servicer within 90 days of the Servicer's termination. During this 90-day period, the terminated Servicer will continue to (a) service the Mortgage Loans, although the Trustee will be obligated, to the extent required in the Pooling Agreement, to make all Advances and remit all Compensating Interest required in respect of the Mortgage Loans, and (b) receive or retain all Servicing Fees and other servicing compensation. If JPMorgan Chase Bank, National Association is terminated as the Servicer, it shall also resign as Securities Administrator, and another successor securities administrator shall be appointed as provided in the Pooling Agreement.

THE ISSUING ENTITY

     On the Closing Date, and until the termination of the Trust Fund pursuant to the Pooling Agreement, J.P. Morgan Mortgage Acquisition Corp. 2006-HE1 will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Pooling Agreement by the Depositor and its assets will consist of the Trust Fund. The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

     In addition, on the Closing Date the Supplemental Interest Trust will be created under the Pooling Agreement, and its assets will consist of the Interest Rate Swap Agreement and such assets as from time to time are deposited in the Swap Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the state of New York. All assets of the Supplemental Interest Trust are payable under the Pooling Agreement to the Trust Fund. See "Description of the Certificates--The Interest Rate Swap Agreement, the Swap Provider and the Swap Account."

     The Issuing Entity will not have any employees, officers or directors. The Securities Administrator, the Trustee, the Depositor, the Servicer and the Custodian will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling Agreement, the Mortgage Loan Purchase Agreement and the Custodial Agreement.

     The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically set forth in the Pooling Agreement. Under the Pooling Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Pooling Agreement. Except for transactions and activities entered into in connection with the securitization that is the subject of the Pooling Agreement, the Issuing Entity is not authorized and has no power to: borrow money or issue debt; merge with another entity, reorganize, liquidate or sell assets; or engage in any business or activities.

     Each party to the Pooling Agreement will agree that it will not file an involuntary bankruptcy petition or initiate any other form of insolvency proceeding against the Trust Fund until one year and one day after the Certificates have been paid in full. No changes to these restrictions may be made without the amendment of the Pooling Agreement by Certificateholders and the other parties thereto as described under "--The Pooling Agreement--Amendment."

     If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of Subordinate Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

     General. U.S. Bank National Association, a national banking association, will be the Trustee under the Pooling Agreement. The Trustee will be paid an annual fee by the Securities Administrator from the Securities Administrator Fee. The Trustee will be entitled to reimbursement from the Trust Fund for certain expenses and other amounts prior to payment of any amounts to Certificateholders. The Trustee's "Corporate Trust Office" is located at 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604, Attention: JPMAC 2006-HE1, or at such other addresses as the Trustee may designate from time to time. The Trustee will be entitled to reimbursement from the Trust Fund for certain expenses, indemnities and other amounts prior to payment of any amounts to Certificateholders.

     U.S. Bank General. U.S. Bank National Association ("U.S. Bank") will act as trustee under the pooling and servicing agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $207 billion as of September 30, 2005. As of September 30, 2005, U.S. Bancorp serves approximately 13.3 million customers, operates 2,396 branch offices in 24 states and has over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

     Corporate Trust General. U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The pooling and servicing agreement will be administered from U.S. Bank's corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

     U.S. Bank has provided corporate trust services since 1924. As of September 30, 2005, U.S. Bank was acting as trustee with respect to approximately 49,500 issuances of securities with an aggregate outstanding principal balance of over $1.58 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

     On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

     Trustee - Asset Specific. As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 353 issuances of sub-prime mortgage backed securities with an outstanding aggregate principal balance of approximately $90,186,200,000.

     JPMorgan Chase Bank, National Association, as Securities Administrator, will perform certain administrative duties with respect to the Certificates including acting as authentication agent, certificate registrar, calculation agent, paying agent, and the party responsible for (i) preparing distribution statements and tax information for Certificateholders and preparing tax and SEC filings for the Trust and (ii) opening and holding the Distribution Account, the Swap Account and the Net WAC Reserve Fund on behalf of the Trust Fund. The Securities Administrator's "Corporate Trust Office" for purposes of presentment and surrender of the Certificates for final payment thereon is 2001 Bryan Street, 9th Floor, Dallas, Texas, 75201, Attention: WSS - Structured Finance Payment Area. The Securities Administrator will be entitled to reimbursement from the Trust Fund for certain expenses, indemnities and other amounts prior to payment of any amounts to Certificateholders.

     The Securities Administrator is JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States and a wholly owned subsidiary of J.P. Morgan Chase & Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan Chase Bank, National Association, acts as Securities Administrator through its Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, New York 10004 and other offices worldwide.

     Asset classes for which JPMorgan Worldwide Securities Services has been responsible for calculating or making distributions include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans.

     Since 1990, JPMorgan Chase Bank, National Association or its predecessors have been responsible for calculating and making distributions to holders of asset-backed securities. As of December 31, 2005, JPMorgan Worldwide Securities Services performed such functions for approximately 809 asset-backed transactions, including about 418 residential mortgage receivables transactions.

     Under the terms of the pooling and servicing agreement, JPMorgan Chase Bank, National Association, in its capacity as Securities Administrator, is responsible for securities administration, which includes pool performance calculations, distribution calculations, the preparation of monthly distribution reports, and the preparation and filing of tax returns on behalf of the trust REMICs, monthly reports on Form 10-D (based on information included in the monthly distribution date statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity.

     JPMorgan Chase Bank, National Association, will also act as paying agent and certificate registrar for the certificates.

     The Securities Administrator shall be entitled to a monthly fee (the "Securities Administrator Fee") calculated at 0.004% per annum (the "Securities Administrator Fee Rate") on the aggregate Stated Principal Balance of the Mortgage Loans; provided, that the Securities Administrator will be paid a minimum Securities Administrator Fee of $500 per month.

     The Securities Administrator will serve as paying agent and certificate registrar. The Securities Administrator will be responsible under the Pooling Agreement for preparing the monthly distribution date statement to Certificateholders, providing certain information available to the Securities Administrator to Certificateholders to enable them to prepare their tax returns and preparing and filing the Trust Fund's tax information returns. The Securities Administrator will prepare the Distribution Date statements, tax returns, tax information and required reports based solely on information provided by the Servicer by the time such information is required to be delivered to the Securities Administrator and will make payments to the Swap Provider based solely on information provided by the Servicer. The Securities Administrator will not be required to confirm, verify, recalculate or recompute any such information, but will be entitled to rely conclusively on such information. The Securities Administrator will make the distribution date statement available each month to Certificateholders.

     Limitation of Liability and Duties. Neither the Securities Administrator nor the Trustee will have any liability arising out of or in connection with the Pooling Agreement, except that each such entity may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that neither the Securities Administrator nor the Trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in a Servicer Event of Default, and neither the Securities Administrator nor the Trustee will be deemed to have notice of any Servicer Event of Default, Swap Default or Swap Termination unless a responsible officer of the Securities Administrator or the Trustee, as applicable, has actual knowledge of the Servicer Event of Default, Swap Default or Swap Termination or written notice of a Servicer Event of Default, Swap Default or Swap Termination is received by the Securities Administrator or the Trustee at the applicable Corporate Trust Office. Neither the Securities Administrator nor the Trustee is required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

     The Trustee will have no duties under the Pooling Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Pooling Agreement; however, the Trustee will remit to the Servicer and the Securities Administrator any claim or notice it may receive which is delivered to the applicable Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

     None of the provisions in the Pooling Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer, or of the Swap Provider under the Interest Rate Swap Agreement. Neither the Securities Administrator nor the Trustee will be responsible for any act or omission of the Servicer, the Depositor, the Swap Provider, the Trust Oversight Manager or any other party.

     The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Mortgage Loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund. The Trustee is not responsible for the validity of the Pooling Agreement, the Interest Rate Swap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

     Expenses and Reimbursements. Each of the Securities Administrator and the Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by such entity in accordance with the Pooling Agreement, except for expenses, disbursements and advances incurred by the Securities Administrator in the routine administration of its respective duties under the Pooling Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. Each of the Securities Administrator and the Trustee will also be entitled to indemnification from the Trust Fund for any claim, loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Pooling Agreement or in connection with the performance of its duties under the Pooling Agreement, the Interest Rate Swap Agreement, or the Custodial Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Pooling Agreement.

     The Securities Administrator and the Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above, prior to distribution of any amounts to Certificateholders; provided that such reimbursement does not exceed a specified dollar limitation set forth in the Pooling Agreement. Any reimbursement due the Securities Administrator or the Trustee above such limitation for any given year or any previous year will be paid from any remaining Net Monthly Excess Cashflow remaining for such application as described under "--Overcollateralization Provisions" above.

     Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trust created under the Pooling Agreement by giving written notice thereof to the Depositor, the Seller, the Servicer and the Rating Agencies. Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor Trustee that meets the requirements in the Pooling Agreement, by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of the Pooling Agreement or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee.

     The holders of Certificates entitled to at least 51% of the voting rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee and the Servicer by the Depositor.

     Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until acceptance of appointment by the successor Trustee, as provided in the Pooling Agreement.

THE TRUST OVERSIGHT MANAGER

     Pentalpha Surveillance LLC, as Trust Oversight Manager (the "Trust Oversight Manager"), will monitor the performance of the Servicer, and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans, subject to the execution of a Trust Oversight Agreement (the "Trust Oversight Agreement") which is expected to be entered into by the Depositor, the Trust Oversight Manager and the Servicer on or prior to the Closing Date. The Trust Oversight Manager will rely upon mortgage loan data that is provided to it by the Servicer in performing its advisory and monitoring functions. The Trust Oversight Manager shall be entitled to a monthly fee (the "Trust Oversight Manager Fee") until (i) the termination of the Trust, (ii) the termination of the Servicer's rights and obligations under the Pooling Agreement or (iii) its removal by the Depositor or its assigns and the appointment of a successor trust oversight manager. Such fee will be paid by the Trust and will be equal to 0.015% per annum (the "Trust Oversight Manager Fee Rate ") on the aggregate Stated Principal Balance of the Mortgage Loans, subject to a monthly minimum of $1,250.

     The Trust Oversight Manager will be entitled to reimbursement from the Trust Fund for certain expenses, indemnities and other amounts prior to payment of any amounts to Certificateholders.

VOTING RIGHTS

     The Class C Certificates will be allocated 1% of all voting rights and the other classes of Certificates will be allocated 99% of all voting rights under the Pooling Agreement. Voting rights will be allocated among these other classes of Certificates in proportion to their respective Class Principal Amounts and among Certificates of such class in proportion to their Percentage Interests. The "Percentage Interest" of a Certificate will be a fraction, expressed as a percentage, the numerator of which is that Certificate's Certificate Principal Amount and the denominator of which is the applicable Class Principal Amount.

COMPLIANCE WITH APPLICABLE SERVICING CRITERIA AND SERVICER ATTESTATION

     The Pooling Agreement provides that on or before a specified date in each year for which the Depositor is required to file a 10-K, each party participating in the servicing function of the trust provide a report on an assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB. Together with the assessment of compliance, a firm of independent public accountants will be required to furnish a an attestation report compliant with Item 1122 of Regulation AB on the party's assessment of compliance with the applicable servicing criteria as an exhibit.

     The Pooling Agreement also provides for delivery to the Trustee, the Depositor and the Securities Administrator, on or before a specified date in each, of an annual officer's certificate to the effect that the Servicer has fulfilled its obligations under the Pooling Agreement throughout the preceding year.

AMENDMENT

     The Pooling Agreement may be amended by the Depositor, the Seller, the Servicer, the Securities Administrator and the Trustee, with the consent of the Swap Provider and the NIMS Insurer, if any, but without the consent of any of the certificateholders to cure any ambiguity, to correct, modify or supplement any provision in the Pooling Agreement, to make any other provisions with respect to matters or questions arising under the Pooling Agreement which are not inconsistent with the provisions of the Pooling Agreement, or to maintain the qualification of the Trust as a REMIC, provided that the action will not adversely affect in any material respect the interests of any certificateholder. The Pooling Agreement may also be amended by the Depositor, the Seller, the Servicer, the Securities Administrator and the Trustee, with the consent of the Swap Provider and the NIMS Insurer, if any, and the holders of certificates evidencing not less than 66% of the voting rights for any purpose, but that no amendment may:

     - reduce in any manner the amount of or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any certificate without the consent of the holder of the certificate,

     - adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the preceding bullet point, without the consent of the holders of certificates of that class evidencing not less than 66% of the aggregate voting rights of that class, or

     - reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the Pooling Agreement then outstanding.

     However, the Trustee, among other things, need not consent to any amendment of the Pooling Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the Trust to fail to qualify as a REMIC at any time that the related certificates are outstanding.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

     The yields to maturity of the Offered Certificates will be sensitive to defaults on the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

     The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans. In particular, the yields to maturity of each class of Senior Certificates will be most affected by the rate and timing of payments of principal on the Mortgage Loans in the related Group. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and purchases by the related Originator or the Servicer). Because certain of the Mortgage Loans contain prepayment premiums, the rate of principal payments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment premiums. The Mortgage Loans are subject to the "due-on-sale" provisions included therein that provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property. See "Description of the Mortgage Pool" herein.

     Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered Certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on groups of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their Mortgage Loans with a fixed-rate loan to "lock in" a lower interest rate or to refinance their Mortgage Loans with other more competitive adjustable-rate mortgage loans. The existence of the applicable Periodic Rate Cap and Maximum Rate with respect to the adjustable-rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, substantially all of the adjustable-rate Mortgage Loans will not have their initial Adjustment Date for two or three years after the origination thereof. The prepayment experience of these delayed first adjustment Mortgage Loans may differ from that of the other Mortgage Loans. The delayed first adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on such Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

     The interest-only feature of the Interest Only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the Mortgage Rates. However, as a Mortgage Loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the Mortgage Loan, even if market interest rates are only slightly less than the Mortgage Rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life.

     The yields to investors in the Offered Certificates will be affected by (1) the ResMAE's obligation to repurchase from the Trust Fund certain delinquent ResMAE Mortgage Loans as described under "The Pooling Agreement--Assignment of the Mortgage Loans" and (2) the exercise by the Servicer of its right to purchase the Mortgage Loans (or its failure to exercise such right), as described under "Description of the Certificates--Optional Clean-Up Call" herein, or the failure of the majority holder of the Class C Certificates or the NIMS Insurer, if any, to direct the Servicer to exercise that right.

     Except in the circumstances described in this prospectus supplement, principal distributions on the Group 1 Certificates relate to principal payments on the Group 1 Mortgage Loans and principal distributions on the Group 2 Certificates relate to principal payments on the Group 2 Mortgage Loans.

     Approximately 76.09% of the Mortgage Loans (by aggregate Cut-off Date Principal Balance) provide for payment by the borrower of a prepayment premium in limited circumstances on certain prepayments. The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the Pooling Agreement, the Servicer may waive the payment of any otherwise applicable prepayment premium. Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

     To the extent the Net WAC Rate is paid on the Offered Certificates, a shortfall in interest distributions to these certificateholders equal to the Net WAC Rate Carryover Amount will occur. Such shortfall will only be payable from amounts paid under the Interest Rate Swap Agreement, but only in the priorities described under "Description of the Certificates--The Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement, and the Net Monthly Excess Cashflow, but only to the extent that the Overcollateralization Target Amount has been reached or maintained and certain other amounts have been paid. See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

ADDITIONAL INFORMATION

     The Depositor has filed certain yield tables and other computational materials with respect to the Offered Certificates with the Securities and Exchange Commission (the "Commission") and may file certain additional yield tables and other computational materials with respect to the Offered Certificates with the Commission pursuant to Rule 433. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions (as defined herein). Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES

     The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

     The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Offered Certificate. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "Description of the Mortgage Pool."

     The Final Scheduled Distribution Date for the Offered Certificates is as set forth in this prospectus supplement under "Description of the Certificates--Final Scheduled Distribution Date." The weighted average lives of the Offered Certificates are likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the actual final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the Final Scheduled Distribution Date because

     -    prepayments are likely to occur,

     - excess cashflow, if any, will be applied as principal of the Senior Certificates and the Subordinate Certificates as described herein,

     - the Overcollateralization Target Amount may change as described in the Pooling Agreement, and

     - the Servicer or the NIMS Insurer, if any, may cause a termination of the Trust as provided herein.

     Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the "Prepayment Assumption") assumes a prepayment rate for the fixed rate Mortgage Loans of 100% of the Fixed Rate Prepayment Vector and a prepayment rate for the adjustable rate Mortgage Loans of 100% of the Adjustable Rate Prepayment Vector.

     (i) A Fixed Rate Prepayment Vector assumes a constant prepayment rate ("CPR") of 4.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 1.72727% (precisely 19/11%) per annum in each month thereafter until the 11th month. Beginning in the 12th month and in each month thereafter during the life of such Mortgage Loans, such prepayment vector assumes a 23% per annum.

     (ii) An Adjustable Rate Prepayment Vector assumes a CPR of 28% per annum of the then unpaid principal balance of such Mortgage Loans throughout the life of such Mortgage Loans.

     CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a group of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any group of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust. Each of the "Prepayment Scenarios" in the table below assumes the respective percentages of the applicable Prepayment Assumption, indicated for such scenario.

     The tables entitled "Percentage of Initial Class Principal Amount of the Offered Certificates Outstanding at the Following Prepayment Scenarios" were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Initial Class Principal Amounts outstanding and weighted average lives of the Offered Certificates set forth in that table. In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the table.

     The percentages and weighted average lives in the tables entitled "Percentage of Initial Class Principal Amount of the Offered Certificates Outstanding at the Following Prepayment Scenarios" were determined assuming that (the "Structuring Assumptions"):

     - the Mortgage Loans have the characteristics set forth in the tables below,

     - the closing date for the Offered Certificates occurs on February 28, 2006,

     - distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in March 2006,

     - the prepayment rates are those indicated in the "Prepayment Scenarios" table below,

     - the Originators are not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned "Weighted Average Life (years) to Clean-Up Call" in the tables below,

     - scheduled payments for all Mortgage Loans are received on the first day of each month commencing in March 2006, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans,

     - all related Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest,

     - such prepayments are received on the last day of each month commencing in the month of the Closing Date,

     - the original Principal Balance of the Class P Certificates is equal to $0,

     - the Fixed Swap Payment is calculated based on a schedule, a copy of which is attached hereto as Annex II and no Swap Termination Payment is made;

     -    the Certificate Index is at all times equal to 4.605%,

     -    Six-Month LIBOR is at all times equal to 4.980%,

     - the Mortgage Rate for each adjustable-rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Six-Month LIBOR and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Mortgage Rates and Maximum Mortgage Rates), and

     - the Administrative Fee rate is initially approximately 0.525% per annum, subject to adjustment.

     Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

                              PREPAYMENT SCENARIOS

                                       SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
                                       ----------   -----------   ------------   -----------   ----------
Fixed-Rate Mortgage
   Loans(1).........................       0%           50%            100%          150%         200%
Adjustable-Rate Mortgage
   Loans(2).........................       0%           50%            100%          150%         200%

----------
(1)  Percentage of the Prepayment Assumption.

(2)  Percentage of the Prepayment Assumption.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                                                                               Original
                                 Original Remaining                           Months to Initial                Interest    Original
           Aggregate     Current  Term to  Term to         Maximum  Minimum   Next Rate Periodic  Subsequent    Only    Amortization
           Principal    Mortgage Maturity  Maturity Margin Mortgage Mortgage Adjustment Rate Cap   Periodic    Period       Term
Group     Balance ($)   Rate (%) (months)  (months)   (%)  Rate (%) Rate (%)   Date       (%)    Rate Cap (%)  (months)   (months)
------- --------------- -------- -------- --------- ------ -------- -------- ---------- -------- ------------ --------- ------------
Group 1 $ 39,251,385.71   7.968     360      356     5.947  14.027    7.968       20      1.030      1.030        0         360
Group 1 $    219,441.17   7.350     360      351     5.850  14.350    7.350       15      1.500      1.500        0         360
Group 1 $    149,167.08   8.550     360      351     7.050  15.550    8.550       15      1.500      1.500        0         360
Group 1 $    602,888.69   6.637     360      350     5.137  13.637    6.637       14      1.500      1.500        0         360
Group 1 $  6,223,686.34   7.864     360      356     5.821  14.069    7.864       20      1.102      1.102        0         360
Group 1 $    266,538.31   8.475     360      351     6.975  15.475    8.475       15      1.500      1.500        0         360
Group 1 $     71,565.63   7.650     360      350     6.650  14.650    7.650       14      1.500      1.500        0         360
Group 1 $    322,458.16   7.701     360      350     6.201  14.701    7.701       14      1.500      1.500        0         360
Group 1 $ 66,015,417.35   7.766     360      356     6.143  13.836    7.766       20      1.035      1.035        0         360
Group 1 $     94,516.53   9.630     360      350     8.130  16.630    9.630       14      1.500      1.500        0         360
Group 1 $    404,592.10   6.828     360      350     5.328  13.828    6.828       14      1.500      1.500        0         360
Group 1 $    169,828.84   7.500     360      351     6.000  14.500    7.500       15      1.500      1.500        0         360
Group 1 $  1,387,848.66   8.015     360      353     6.412  14.622    8.015       17      1.303      1.303        0         360
Group 1 $ 14,514,911.27   7.862     360      357     5.804  14.569    7.862       21      1.353      1.353       24         336
Group 1 $  2,440,738.46   7.743     360      356     6.000  14.540    7.743       20      1.399      1.399       24         336
Group 1 $ 46,132,244.26   7.528     360      357     6.036  14.024    7.528       21      1.248      1.248       24         336
Group 1 $    918,900.00   7.388     360      351     5.888  14.388    7.388       15      1.500      1.500       60         300
Group 1 $  1,465,996.17   7.079     360      351     5.801  14.079    7.079       15      1.500      1.500       60         300
Group 1 $    132,990.80   8.000     360      350     6.500  15.000    8.000       14      1.500      1.500       60         300
Group 1 $    253,000.00   6.880     360      351     5.380  13.880    6.880       15      1.500      1.500       60         300
Group 1 $    878,110.91   7.685     360      355     6.214  13.971    7.685       31      1.143      1.143        0         360
Group 1 $    100,651.09   7.540     360      357     6.000  13.540    7.540       33      1.000      1.000        0         360
Group 1 $    213,512.97   8.000     360      350     6.500  15.000    8.000       26      1.500      1.500        0         360
Group 1 $    318,651.71   7.990     360      350     6.490  14.990    7.990       26      1.500      1.500        0         360
Group 1 $  1,810,830.67   7.392     360      355     5.999  13.616    7.392       31      1.112      1.112        0         360
Group 1 $    256,000.00   7.523     360      356     3.906  14.523    7.523       32      1.500      1.500       36         324
Group 1 $    325,000.00   7.250     360      357     6.000  14.250    7.250       33      1.500      1.500       36         324
Group 1 $  1,731,655.49   7.493     360      356     6.115  14.200    7.493       32      1.354      1.354       36         324
Group 1 $    127,999.99   7.700     360      351     6.200  14.700    7.700       51      1.500      1.500       60         300
Group 1 $    424,662.08   8.459     360      357     6.054  14.459    8.459        3      1.000      1.000        0         360
Group 1 $  2,740,470.77   8.445     328      325       N/A     N/A      N/A      N/A        N/A        N/A        0         328
Group 1 $    574,691.33   6.779     346      337       N/A     N/A      N/A      N/A        N/A        N/A        0         346
Group 1 $  1,001,017.89   7.604     360      356       N/A     N/A      N/A      N/A        N/A        N/A        0         360
Group 1 $ 13,692,086.11   7.602     350      347       N/A     N/A      N/A      N/A        N/A        N/A        0         350
Group 1 $    144,800.00   7.990     360      358       N/A     N/A      N/A      N/A        N/A        N/A       60         300
Group 1 $  4,019,123.81  11.006     180      177       N/A     N/A      N/A      N/A        N/A        N/A        0         360
Group 1 $    278,385.86  10.701     180      177       N/A     N/A      N/A      N/A        N/A        N/A        0         360
Group 1 $  6,565,763.66  10.513     180      177       N/A     N/A      N/A      N/A        N/A        N/A        0         360
Group 1 $     69,545.15  11.355     180      178       N/A     N/A      N/A      N/A        N/A        N/A        0         360
Group 1 $     66,644.29  11.221     180      177       N/A     N/A      N/A      N/A        N/A        N/A        0         180
Group 2 $ 47,360,607.81   7.853     360      356     6.042  13.993    7.853       20      1.069      1.069        0         360
Group 2 $    794,212.34   6.986     360      351     4.569  13.986    6.986       15      1.500      1.500        0         360
Group 2 $    401,597.37   8.218     360      351     6.718  15.218    8.218       15      1.500      1.500        0         360
Group 2 $  4,227,249.56   7.097     360      351     5.597  14.097    7.097       15      1.500      1.500        0         360
Group 2 $  9,541,701.10   7.821     360      355     5.933  13.994    7.821       19      1.086      1.086        0         360
Group 2 $    298,027.55   8.250     360      350     7.250  15.250    8.250       14      1.500      1.500        0         360
Group 2 $    312,842.61   7.500     360      351     6.500  14.500    7.500       15      1.500      1.500        0         360
Group 2 $    348,963.50   7.603     360      349     4.987  14.603    7.603       13      1.500      1.500        0         360
Group 2 $  1,212,029.73   8.444     360      351     6.772  15.444    8.444       15      1.500      1.500        0         360
Group 2 $    448,542.73   7.490     360      350     5.990  14.490    7.490       14      1.500      1.500        0         360
Group 2 $117,266,983.80   7.648     360      356     6.116  13.711    7.648       20      1.031      1.031        0         360
Group 2 $     90,299.14   7.680     360      351     6.180  14.680    7.680       15      1.500      1.500        0         360
Group 2 $    238,480.99   8.000     360      351     7.000  15.000    8.000       15      1.500      1.500        0         360
Group 2 $    359,444.82   9.239     360      351     7.739  16.239    9.239       15      1.500      1.500        0         360
Group 2 $    265,903.40   7.380     360      350     5.880  14.380    7.380       14      1.500      1.500        0         360
Group 2 $  1,788,282.23   7.461     360      350     5.941  14.345    7.461       14      1.442      1.442        0         360
Group 2 $    283,896.77   8.436     360      351     6.936  15.436    8.436       15      1.500      1.500        0         360

                                                                                                               Original
                                 Original Remaining                           Months to Initial                Interest    Original
           Aggregate     Current  Term to  Term to         Maximum  Minimum   Next Rate Periodic  Subsequent    Only    Amortization
           Principal    Mortgage Maturity  Maturity Margin Mortgage Mortgage Adjustment Rate Cap   Periodic    Period       Term
Group     Balance ($)   Rate (%) (months)  (months)   (%)  Rate (%) Rate (%)   Date       (%)    Rate Cap (%)  (months)   (months)
------- --------------- -------- -------- --------- ------ -------- -------- ---------- -------- ------------ --------- ------------
Group 2 $    878,863.62   7.939     360      350     6.461  14.939    7.939       14      1.500      1.500        0         360
Group 2 $ 25,391,643.29   7.759     360      356     5.881  14.420    7.759       20      1.330      1.330       24         336
Group 2 $ 12,340,465.38   7.589     360      357     6.000  14.083    7.589       21      1.247      1.247       24         336
Group 2 $ 85,700,505.82   7.378     360      357     6.004  13.816    7.378       21      1.219      1.219       24         336
Group 2 $    656,397.27   6.182     360      351     4.682  13.182    6.182       15      1.500      1.500       60         300
Group 2 $  1,322,636.08   6.890     360      351     5.585  13.890    6.890       15      1.500      1.500       60         300
Group 2 $    814,360.00   6.990     360      351     5.498  13.990    6.990       15      1.500      1.500       60         300
Group 2 $    429,316.00   7.990     360      351     6.490  14.990    7.990       15      1.500      1.500       60         300
Group 2 $  5,555,234.08   6.633     360      351     5.217  13.633    6.633       15      1.500      1.500       60         300
Group 2 $  1,058,117.62   7.941     360      357     6.000  13.941    7.941       33      1.000      1.000        0         360
Group 2 $    654,017.15   6.596     360      357     6.000  12.596    6.596       33      1.000      1.000        0         360
Group 2 $    237,381.48   7.990     360      351     6.490  14.990    7.990       27      1.500      1.500        0         360
Group 2 $  2,240,779.93   7.285     360      353     6.225  13.699    7.285       29      1.207      1.207        0         360
Group 2 $    228,000.00   7.840     360      357     6.000  14.840    7.840       33      1.500      1.500       36         324
Group 2 $  1,051,319.99   7.269     360      357     6.000  13.714    7.269       33      1.220      1.220       36         324
Group 2 $    245,938.01   7.250     360      348     6.250  14.250    7.250       24      1.500      1.500       60         300
Group 2 $    327,483.66   6.950     360      351     5.450  13.950    6.950       51      1.500      1.500        0         360
Group 2 $    239,170.58   6.630     360      351     5.130  13.630    6.630       51      1.500      1.500       60         300
Group 2 $    427,821.71   8.081     360      357     6.000  14.081    8.081        3      1.000      1.000        0         360
Group 2 $    271,885.32  10.230     360      358     6.250  16.230   10.230        4      1.000      1.000        0         360
Group 2 $  2,510,202.35   8.392     307      303       N/A     N/A      N/A      N/A        N/A        N/A        0         307
Group 2 $  2,742,412.77   6.967     360      351       N/A     N/A      N/A      N/A        N/A        N/A        0         360
Group 2 $    185,691.25   7.390     360      351       N/A     N/A      N/A      N/A        N/A        N/A        0         360
Group 2 $  2,668,851.48   6.858     360      355       N/A     N/A      N/A      N/A        N/A        N/A        0         360
Group 2 $    123,905.25   6.990     360      351       N/A     N/A      N/A      N/A        N/A        N/A        0         360
Group 2 $    134,128.42   7.800     360      351       N/A     N/A      N/A      N/A        N/A        N/A        0         360
Group 2 $ 17,646,766.29   7.217     353      349       N/A     N/A      N/A      N/A        N/A        N/A        0         353
Group 2 $    147,616.93   8.750     360      350       N/A     N/A      N/A      N/A        N/A        N/A        0         360
Group 2 $     89,440.58   7.990     360      351       N/A     N/A      N/A      N/A        N/A        N/A        0         360
Group 2 $    152,718.32   7.880     360      346       N/A     N/A      N/A      N/A        N/A        N/A        0         360
Group 2 $  3,609,030.74   6.937     358      349       N/A     N/A      N/A      N/A        N/A        N/A        0         358
Group 2 $  1,904,080.00   7.250     360      356       N/A     N/A      N/A      N/A        N/A        N/A       60         300
Group 2 $  8,256,728.92  10.789     180      177       N/A     N/A      N/A      N/A        N/A        N/A        0         360
Group 2 $  2,122,476.58  10.671     180      176       N/A     N/A      N/A      N/A        N/A        N/A        0         360
Group 2 $ 34,814,976.89  10.496     180      177       N/A     N/A      N/A      N/A        N/A        N/A        0         360
Group 2 $    502,743.78  10.760     180      177       N/A     N/A      N/A      N/A        N/A        N/A        0         360
Group 2 $     59,153.00  11.650     180      177       N/A     N/A      N/A      N/A        N/A        N/A        0         180

     The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various prepayment scenarios specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated prepayment scenario.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various prepayment scenarios.

     The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in
(1) above.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
               OUTSTANDING AT THE FOLLOWING PREPAYMENT SCENARIOS

                                   CLASS A-1 CERTIFICATES              CLASS A-2 CERTIFICATES
                             ---------------------------------   ---------------------------------
DISTRIBUTION DATE              I      II     III    IV      V      I      II     III    IV      V
-----------------            -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial Percentage .......     100    100    100    100    100     100    100    100    100    100
February 2007 ............      99     82     65     48     30      99     72     46     20      0
February 2008 ............      98     66     39     16      0      98     48      5      0      0
February 2009 ............      97     52     20      0      0      96     27      0      0      0
February 2010 ............      97     41     19      0      0      95      8      0      0      0
February 2011 ............      96     33     14      0      0      93      0      0      0      0
February 2012 ............      94     28     10      0      0      91      0      0      0      0
February 2013 ............      93     24      7      0      0      89      0      0      0      0
February 2014 ............      92     20      5      0      0      87      0      0      0      0
February 2015 ............      90     17      4      0      0      85      0      0      0      0
February 2016 ............      89     15      3      0      0      82      0      0      0      0
February 2017 ............      87     12      2      0      0      79      0      0      0      0
February 2018 ............      85     11      1      0      0      76      0      0      0      0
February 2019 ............      82      9      1      0      0      72      0      0      0      0
February 2020 ............      80      7      *      0      0      68      0      0      0      0
February 2021 ............      71      6      0      0      0      45      0      0      0      0
February 2022 ............      68      5      0      0      0      40      0      0      0      0
February 2023 ............      65      4      0      0      0      35      0      0      0      0
February 2024 ............      61      3      0      0      0      30      0      0      0      0
February 2025 ............      57      3      0      0      0      24      0      0      0      0
February 2026 ............      52      2      0      0      0      17      0      0      0      0
February 2027 ............      47      2      0      0      0       9      0      0      0      0
February 2028 ............      41      1      0      0      0       1      0      0      0      0
February 2029 ............      36      1      0      0      0       0      0      0      0      0
February 2030 ............      33      1      0      0      0       0      0      0      0      0
February 2031 ............      28      *      0      0      0       0      0      0      0      0
February 2032 ............      24      *      0      0      0       0      0      0      0      0
February 2033 ............      18      0      0      0      0       0      0      0      0      0
February 2034 ............      12      0      0      0      0       0      0      0      0      0
February 2035 ............       6      0      0      0      0       0      0      0      0      0
February 2036 ............       0      0      0      0      0       0      0      0      0      0

Weighted Average Life
   in Years to Maturity ..   19.52   4.96   2.39   1.11   0.76   14.68   2.05   1.00   0.63   0.44
Weighted Average Life
   in Years to Call ......   19.47   4.69   2.22   1.11   0.76   14.68   2.05   1.00   0.63   0.44

                                   CLASS A-3 CERTIFICATES              CLASS A-4 CERTIFICATES
                             ---------------------------------   ---------------------------------
DISTRIBUTION DATE              I      II     III    IV      V      I      II     III    IV      V
-----------------            -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial Percentage .......     100    100    100    100    100     100    100    100    100    100
February 2007 ............     100    100    100    100     78     100    100    100    100    100
February 2008 ............     100    100    100      5      0     100    100    100    100      0
February 2009 ............     100    100     24      0      0     100    100    100      0      0
February 2010 ............     100    100     21      0      0     100    100    100      0      0
February 2011 ............     100     86      0      0      0     100    100     92      0      0
February 2012 ............     100     63      0      0      0     100    100     67      0      0
February 2013 ............     100     43      0      0      0     100    100     49      0      0
February 2014 ............     100     26      0      0      0     100    100     36      0      0
February 2015 ............     100     11      0      0      0     100    100     26      0      0
February 2016 ............     100      0      0      0      0     100     97     19      0      0
February 2017 ............     100      0      0      0      0     100     83     14      0      0
February 2018 ............     100      0      0      0      0     100     71     10      0      0
February 2019 ............     100      0      0      0      0     100     60      8      0      0
February 2020 ............     100      0      0      0      0     100     51      6      0      0
February 2021 ............     100      0      0      0      0     100     36      2      0      0
February 2022 ............     100      0      0      0      0     100     30      0      0      0
February 2023 ............     100      0      0      0      0     100     25      0      0      0
February 2024 ............     100      0      0      0      0     100     21      0      0      0
February 2025 ............     100      0      0      0      0     100     17      0      0      0
February 2026 ............     100      0      0      0      0     100     14      0      0      0
February 2027 ............     100      0      0      0      0     100     12      0      0      0
February 2028 ............     100      0      0      0      0     100      9      0      0      0
February 2029 ............      80      0      0      0      0     100      8      0      0      0
February 2030 ............      63      0      0      0      0     100      6      0      0      0
February 2031 ............      43      0      0      0      0     100      4      0      0      0
February 2032 ............      21      0      0      0      0     100      2      0      0      0
February 2033 ............       0      0      0      0      0      96      0      0      0      0
February 2034 ............       0      0      0      0      0      61      0      0      0      0
February 2035 ............       0      0      0      0      0      22      0      0      0      0
February 2036 ............       0      0      0      0      0       0      0      0      0      0

Weighted Average Life in
   Years to Maturity .....   24.59   6.84   3.00   1.70   1.16   28.29  15.01   7.83   2.45   1.67
Weighted Average Life in
   Years to Clean-Up
   Call ..................   24.59   6.84   3.00   1.70   1.16   28.09  13.20   6.49   2.45   1.67

----------
*    Indicates a number that is greater than zero but less than 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
               OUTSTANDING AT THE FOLLOWING PREPAYMENT SCENARIOS

                                    CLASS M-1 CERTIFICATES              CLASS M-2 CERTIFICATES
                             ----------------------------------   ----------------------------------
DISTRIBUTION DATE              I       II     III    IV      V      I      II      III    IV      V
-----------------            -----   -----   ----   ----   ----   -----   -----   ----   ----   ----
Initial Percentage .......     100     100    100    100    100     100     100    100    100    100
February 2007 ............     100     100    100    100    100     100     100    100    100    100
February 2008 ............     100     100    100    100     64     100     100    100    100    100
February 2009 ............     100     100    100     75     64     100     100    100    100    100
February 2010 ............     100     100     56     75     64     100     100     56    100     23
February 2011 ............     100      94     40     75     36     100      94     40     67      4
February 2012 ............     100      80     29     73     14     100      80     29      9      0
February 2013 ............     100      69     21     44      0     100      69     21      5      0
February 2014 ............     100      59     15     26      0     100      59     15      3      0
February 2015 ............     100      50     11     12      0     100      50     11      0      0
February 2016 ............     100      43      8      2      0     100      43      8      0      0
February 2017 ............     100      36      6      0      0     100      36      6      0      0
February 2018 ............     100      31      4      0      0     100      31      4      0      0
February 2019 ............     100      26      3      0      0     100      26      2      0      0
February 2020 ............     100      22      0      0      0     100      22      0      0      0
February 2021 ............     100      16      0      0      0     100      16      0      0      0
February 2022 ............     100      14      0      0      0     100      14      0      0      0
February 2023 ............     100      11      0      0      0     100      11      0      0      0
February 2024 ............     100       9      0      0      0     100       9      0      0      0
February 2025 ............     100       8      0      0      0     100       8      0      0      0
February 2026 ............     100       6      0      0      0     100       6      0      0      0
February 2027 ............     100       5      0      0      0     100       5      0      0      0
February 2028 ............     100       4      0      0      0     100       4      0      0      0
February 2029 ............      95       3      0      0      0      95       3      0      0      0
February 2030 ............      85       1      0      0      0      85       0      0      0      0
February 2031 ............      73       0      0      0      0      73       0      0      0      0
February 2032 ............      60       0      0      0      0      60       0      0      0      0
February 2033 ............      46       0      0      0      0      46       0      0      0      0
February 2034 ............      30       0      0      0      0      30       0      0      0      0
February 2035 ............      12       0      0      0      0      12       0      0      0      0
February 2036 ............       0       0      0      0      0       0       0      0      0      0

Weighted Average Life
   in Years to Maturity ..   26.54   10.42   5.59   6.43   4.13   26.54   10.41   5.49   5.42   3.80
Weighted Average Life
   in Years to Clean-Up
   Call ..................   26.42    9.66   5.05   4.10   2.63   26.42    9.66   4.96   4.49   2.99

                                    CLASS M-3 CERTIFICATES              CLASS M-4 CERTIFICATES
                             ----------------------------------   ----------------------------------
DISTRIBUTION DATE              I       II     III    IV      V      I      II      III    IV      V
-----------------            -----   -----   ----   ----   ----   -----   -----   ----   ----   ----
Initial Percentage .......     100     100    100    100    100     100     100    100    100    100
February 2007 ............     100     100    100    100    100     100     100    100    100    100
February 2008 ............     100     100    100    100    100     100     100    100    100    100
February 2009 ............     100     100    100    100     66     100     100    100    100     20
February 2010 ............     100     100     56    100      9     100     100     56     64      9
February 2011 ............     100      94     40     15      4     100      94     40     15      4
February 2012 ............     100      80     29      9      0     100      80     29      9      0
February 2013 ............     100      69     21      5      0     100      69     21      5      0
February 2014 ............     100      59     15      0      0     100      59     15      0      0
February 2015 ............     100      50     11      0      0     100      50     11      0      0
February 2016 ............     100      43      8      0      0     100      43      8      0      0
February 2017 ............     100      36      6      0      0     100      36      6      0      0
February 2018 ............     100      31      4      0      0     100      31      4      0      0
February 2019 ............     100      26      0      0      0     100      26      0      0      0
February 2020 ............     100      22      0      0      0     100      22      0      0      0
February 2021 ............     100      16      0      0      0     100      16      0      0      0
February 2022 ............     100      14      0      0      0     100      14      0      0      0
February 2023 ............     100      11      0      0      0     100      11      0      0      0
February 2024 ............     100       9      0      0      0     100       9      0      0      0
February 2025 ............     100       8      0      0      0     100       8      0      0      0
February 2026 ............     100       6      0      0      0     100       6      0      0      0
February 2027 ............     100       5      0      0      0     100       5      0      0      0
February 2028 ............     100       4      0      0      0     100       3      0      0      0
February 2029 ............      95       0      0      0      0      95       0      0      0      0
February 2030 ............      85       0      0      0      0      85       0      0      0      0
February 2031 ............      73       0      0      0      0      73       0      0      0      0
February 2032 ............      60       0      0      0      0      60       0      0      0      0
February 2033 ............      46       0      0      0      0      46       0      0      0      0
February 2034 ............      30       0      0      0      0      30       0      0      0      0
February 2035 ............      12       0      0      0      0      12       0      0      0      0
February 2036 ............       0       0      0      0      0       0       0      0      0      0

Weighted Average Life
   in Years to Maturity ..   26.54   10.38   5.42   4.73   3.27   26.54   10.36   5.38   4.44   3.06
Weighted Average Life
   in Years to Clean-Up
   Call ..................   26.42    9.66   4.92   4.39   2.98   26.42    9.66   4.89   4.14   2.84

----------
*    Indicates a number that is greater than zero but less than 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PREPAYMENT SCENARIOS

                                     CLASS M-5 CERTIFICATES               CLASS M-6 CERTIFICATES
                               ----------------------------------   ----------------------------------
DISTRIBUTION DATE                I       II    III     IV      V      I       II     III    IV      V
-----------------              -----   -----   ----   ----   ----   -----   -----   ----   ----   ----
Initial Percentage .........     100     100    100    100    100     100     100    100    100    100
February 2007 ..............     100     100    100    100    100     100     100    100    100    100
February 2008 ..............     100     100    100    100    100     100     100    100    100    100
February 2009 ..............     100     100    100    100     20     100     100    100    100     20
February 2010 ..............     100     100     56     25      9     100     100     56     25      9
February 2011 ..............     100      94     40     15      1     100      94     40     15      0
February 2012 ..............     100      80     29      9      0     100      80     29      9      0
February 2013 ..............     100      69     21      5      0     100      69     21      3      0
February 2014 ..............     100      59     15      0      0     100      59     15      0      0
February 2015 ..............     100      50     11      0      0     100      50     11      0      0
February 2016 ..............     100      43      8      0      0     100      43      8      0      0
February 2017 ..............     100      36      6      0      0     100      36      6      0      0
February 2018 ..............     100      31      0      0      0     100      31      0      0      0
February 2019 ..............     100      26      0      0      0     100      26      0      0      0
February 2020 ..............     100      22      0      0      0     100      22      0      0      0
February 2021 ..............     100      16      0      0      0     100      16      0      0      0
February 2022 ..............     100      14      0      0      0     100      14      0      0      0
February 2023 ..............     100      11      0      0      0     100      11      0      0      0
February 2024 ..............     100       9      0      0      0     100       9      0      0      0
February 2025 ..............     100       8      0      0      0     100       8      0      0      0
February 2026 ..............     100       6      0      0      0     100       6      0      0      0
February 2027 ..............     100       5      0      0      0     100       1      0      0      0
February 2028 ..............     100       0      0      0      0     100       0      0      0      0
February 2029 ..............      95       0      0      0      0      95       0      0      0      0
February 2030 ..............      85       0      0      0      0      85       0      0      0      0
February 2031 ..............      73       0      0      0      0      73       0      0      0      0
February 2032 ..............      60       0      0      0      0      60       0      0      0      0
February 2033 ..............      46       0      0      0      0      46       0      0      0      0
February 2034 ..............      30       0      0      0      0      30       0      0      0      0
February 2035 ..............      12       0      0      0      0      12       0      0      0      0
February 2036 ..............       0       0      0      0      0       0       0      0      0      0
Weighted Average Life in
   Years to Maturity .......   26.54   10.34   5.35   4.26   2.93   26.53   10.30   5.30   4.11   2.83
Weighted Average Life in
   Years to Clean-Up Call ..   26.42    9.66   4.88   3.97   2.72   26.42    9.66   4.85   3.84   2.63

                                     CLASS M-7 CERTIFICATES               CLASS M-8 CERTIFICATES
                               ----------------------------------   ----------------------------------
DISTRIBUTION DATE                I       II    III     IV      V      I       II     III    IV      V
-----------------              -----   -----   ----   ----   ----   -----   -----   ----   ----   ----
Initial Percentage .........     100     100    100    100    100     100     100    100    100    100
February 2007 ..............     100     100    100    100    100     100     100    100    100    100
February 2008 ..............     100     100    100    100    100     100     100    100    100    100
February 2009 ..............     100     100    100    100     20     100     100    100    100     20
February 2010 ..............     100     100     56     25      9     100     100     56     25      9
February 2011 ..............     100      94     40     15      0     100      94     40     15      0
February 2012 ..............     100      80     29      9      0     100      80     29      9      0
February 2013 ..............     100      69     21      0      0     100      69     21      0      0
February 2014 ..............     100      59     15      0      0     100      59     15      0      0
February 2015 ..............     100      50     11      0      0     100      50     11      0      0
February 2016 ..............     100      43      8      0      0     100      43      7      0      0
February 2017 ..............     100      36      *      0      0     100      36      0      0      0
February 2018 ..............     100      31      0      0      0     100      31      0      0      0
February 2019 ..............     100      26      0      0      0     100      26      0      0      0
February 2020 ..............     100      22      0      0      0     100      22      0      0      0
February 2021 ..............     100      16      0      0      0     100      16      0      0      0
February 2022 ..............     100      14      0      0      0     100      14      0      0      0
February 2023 ..............     100      11      0      0      0     100      11      0      0      0
February 2024 ..............     100       9      0      0      0     100       9      0      0      0
February 2025 ..............     100       8      0      0      0     100       5      0      0      0
February 2026 ..............     100       3      0      0      0     100       0      0      0      0
February 2027 ..............     100       0      0      0      0     100       0      0      0      0
February 2028 ..............     100       0      0      0      0     100       0      0      0      0
February 2029 ..............      95       0      0      0      0      95       0      0      0      0
February 2030 ..............      85       0      0      0      0      85       0      0      0      0
February 2031 ..............      73       0      0      0      0      73       0      0      0      0
February 2032 ..............      60       0      0      0      0      60       0      0      0      0
February 2033 ..............      46       0      0      0      0      46       0      0      0      0
February 2034 ..............      30       0      0      0      0      30       0      0      0      0
February 2035 ..............      12       0      0      0      0      12       0      0      0      0
February 2036 ..............       0       0      0      0      0       0       0      0      0      0
Weighted Average Life in
   Years to Maturity .......   26.53   10.26   5.27   4.00   2.74   26.53   10.20   5.21   3.90   2.67
Weighted Average Life in
   Years to Clean-Up Call ..   26.42    9.66   4.85   3.74   2.55   26.42    9.66   4.83   3.66   2.50

----------
*    Indicates a number that is greater than zero but less than 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PREPAYMENT SCENARIOS

                                     CLASS M-9 CERTIFICATES
                               ----------------------------------
DISTRIBUTION DATE                I       II    III     IV      V
-----------------              -----   -----   ----   ----   ----
Initial Percentage .........     100     100    100    100    100
February 2007 ..............     100     100    100    100    100
February 2008 ..............     100     100    100    100    100
February 2009 ..............     100     100    100    100     20
February 2010 ..............     100     100     56     25      7
February 2011 ..............     100      94     40     15      0
February 2012 ..............     100      80     29      4      0
February 2013 ..............     100      69     21      0      0
February 2014 ..............     100      59     15      0      0
February 2015 ..............     100      50     11      0      0
February 2016 ..............     100      43      0      0      0
February 2017 ..............     100      36      0      0      0
February 2018 ..............     100      31      0      0      0
February 2019 ..............     100      26      0      0      0
February 2020 ..............     100      22      0      0      0
February 2021 ..............     100      16      0      0      0
February 2022 ..............     100      14      0      0      0
February 2023 ..............     100      11      0      0      0
February 2024 ..............     100       7      0      0      0
February 2025 ..............     100       0      0      0      0
February 2026 ..............     100       0      0      0      0
February 2027 ..............     100       0      0      0      0
February 2028 ..............     100       0      0      0      0
February 2029 ..............      95       0      0      0      0
February 2030 ..............      85       0      0      0      0
February 2031 ..............      73       0      0      0      0
February 2032 ..............      60       0      0      0      0
February 2033 ..............      46       0      0      0      0
February 2034 ..............      30       0      0      0      0
February 2035 ..............      12       0      0      0      0
February 2036 ..............       0       0      0      0      0
Weighted Average Life in
   Years to Maturity .......   26.52   10.12   5.17   3.82   2.61
Weighted Average Life in
   Years to Clean-Up Call ..   26.42    9.66   4.83   3.61   2.46

----------
*    Indicates a number that is greater than zero but less than 0.5%.

YIELD SENSITIVITY OF THE SUBORDINATE CERTIFICATES

     If the sum of the Overcollateralized Amount and the Class Principal Amount of each class of Subordinate Certificates with a lower payment priority have been reduced to zero, the yield to maturity on the remaining class of Subordinate Certificates with the lowest payment priority will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose), will be allocated to those Certificates. The initial undivided interests in the Trust evidenced by the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates and the Class M-11 Certificates are approximately 3.75%, approximately 3.40%, approximately 2.25%, approximately 1.65%, approximately 1.65%, approximately 1.50%, approximately 1.45%, approximately 1.15%, approximately 1.05%, approximately 0.85% and approximately 1.00%, respectively, and the initial Overcollateralized Amount is approximately 3.20% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. Investors in the Subordinate Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to a class of Subordinate Certificates, such amounts with respect to such Certificates will not longer accrue interest and will not be reinstated thereafter (except to the extent of Subsequent Recoveries as set forth in the Pooling Agreement) and no amounts in respect thereof will be distributable to the Holders of those Certificates. However, Allocated Realized Loss Amounts may be paid to the holders of the applicable Subordinate Certificates from Net Monthly Excess Cashflow in the priority set forth under "Description of the Certificates--Overcollateralization Provisions" and "Description of the Certificates--The Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

     The Subordinate Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect, unless the aggregate Class Principal Amount of the Senior Certificates has been reduced to zero. As a result, the weighted average lives of the Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Senior and Subordinate Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the holders of such Certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Subordinate Certificates to receive no principal distributions (unless the Class Principal Amount of the Senior Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Group.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller. See "Use of Proceeds" in the accompanying prospectus and "Method of Distribution" in this prospectus supplement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of McKee Nelson LLP, counsel to the Underwriter and special tax counsel to the Depositor, a designated portion of the Trust Fund will comprise multiple REMICs for federal income tax purposes; and each of the Net WAC Reserve Fund and the supplemental interest trust, including any amounts deposited in the Swap Account from the Interest Rate Swap Agreement, will be an "outside reserve fund" for purposes of the Treasury regulations promulgated under the REMIC provisions of the Code.

TAX TREATMENT OF THE OFFERED CERTIFICATES

     The Pooling Agreement provides that, for federal income tax information reporting purposes, the Securities Administrator will treat each holder of an Offered Certificate (i) as holding an undivided interest in a REMIC regular interest (a "REMIC regular interest component") and (ii) as having entered into a limited recourse interest rate cap contract written by the holders of the Class C Certificates (the "Cap Contract"). For this purpose, the

REMIC regular interest component of an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the corresponding certificates, except that (i) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the Net WAC Rate, computed for this purpose by limiting the notional amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans.

     As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate. Any amount payable on an Offered Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Offered Certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder pursuant to the Cap Contract.

     Each holder of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component of that certificate as discussed under "Material Federal Income Tax Consequences" in the accompanying prospectus. In addition, each such certificateholder will be required to report net income with respect to the Cap Contract and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "Additional Considerations with Respect to the Offered Certificates--The Cap Contract Component" below. Prospective investors should review the discussion under "Material Federal Income Tax Consequences" in the accompanying prospectus and should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each Offered Certificate.

     The remaining portion of this discussion assumes that the rights of the holders of Offered Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interests will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to certificateholders and withholding tax consequences for certificateholders who are foreign persons. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest.

ADDITIONAL CONSIDERATIONS WITH RESPECT TO THE OFFERED CERTIFICATES

     Allocations

     A holder of an Offered Certificate must allocate its purchase price for a certificate between its components--the REMIC regular interest component and the Cap Contract component. In addition, upon the sale, exchange, or other disposition of such a certificate, the certificateholder must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component.

     The Pooling Agreement provides that, for information reporting purposes, the Securities Administrator will treat the Cap Contract component as having nominal value. The Cap Contract is difficult to value, and the IRS could assert that the value of the Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract component.

     Original Issue Discount

     The REMIC regular interest component of certain classes of Offered Certificates may be issued with original issue discount ("OID") for federal income tax purposes. The prepayment assumption that will be used for purposes of computing OID, if any, for federal income tax purposes will be the related Prepayment Assumption. No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

     The Cap Contract Component

     The portion of the overall purchase price of an Offered Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a certificate.

     The Pooling Agreement provides that any payments made to a certificateholder in excess of the amounts payable on the corresponding REMIC regular interest will be treated by the Securities Administrator as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the period payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

     A certificateholder's ability to recognize a net deduction with respect to the Cap Contract component may be limited in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a certificateholder will not be able to recognize a net deduction with respect to the Cap Contract component in computing the certificateholder's alternative minimum tax liability.

     Because a certificateholder will be required to include in income the amount deemed to have been paid by such holder pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

     Assuming that the certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

     Status of the Offered Certificates

     The REMIC regular interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of an Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the Offered Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code. As a result of the obligations represented by the Cap Contract components, the Offered Certificates generally will not be a suitable investment for a REMIC.

REPORTABLE TRANSACTIONS

     Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex and include transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

OTHER TAXES

     No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

     ALL INVESTORS SHOULD CONSULT THEIR OWN ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR DISPOSING OF THE CERTIFICATES.

                                  ERISA MATTERS

GENERAL

     Any plan fiduciary that proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan's acquisition and ownership of those certificates. See "ERISA Considerations" in the prospectus.
Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans. ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Loans.

APPLICATION OF THE UNDERWRITER'S EXEMPTION

     Any person purchasing an offered certificate otherwise eligible for purchase by Plans under the Underwriter's Exemption, which certificate entitles the holder to receive payments under the Interest Rate Swap Agreement from the supplemental interest trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such offered certificate without the right to receive payments from the supplemental interest trust, together with the right to receive such payments.

     The U.S. Department of Labor has granted individual administrative exemptions to J.P. Morgan Securities Inc. (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption. Assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the mortgage loans, and to certificates that qualify for the Exemption and represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans.

     For a general description of the Exemption as amended by PTE 2002-41, 67 Fed. Reg. 54487, (2002), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see "ERISA Considerations" in the prospectus. It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates, other than the Residual Certificates (excluding the right to receive payments from the supplemental interest trust), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

     The rating of a security may change. If a class of certificates is no longer rated at least BBB- or Baa3, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment grade rating would not be required by the Exemption to dispose of it). Consequently, transfers of any offered certificates rated below investment grade (collectively, "ERISA Restricted Offered Certificates") will not be registered by the securities administrator unless the securities administrator and the trustee receive the following:

- a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the securities administrator and the trustee, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

- if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an "insurance company general account," as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95 60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

- an opinion of counsel satisfactory to the securities administrator and the trustee that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan's assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the trustee, the securities administrator, the depositor, the transferor or the servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

ERISA CONSIDERATIONS WITH RESPECT TO THE INTEREST RATE SWAP AGREEMENT

     The Underwriter's Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the supplemental interest trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an offered certificate otherwise eligible for the Underwriter's Exemption before the termination of the Interest Rate Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement, any offered certificate whose rating has fallen to below BBB-could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

     If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the transferor, the trustee, the securities administrator and the servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

     In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the trust being deemed "plan assets," the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and J.P. Morgan Securities Inc. (the "Underwriter"), the Depositor has agreed to sell the Offered Certificates to the Underwriter and the Underwriter has agreed to purchase from the Depositor the Offered Certificates.

     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling Offered Certificates to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of such Offered Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the classes of certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). Proceeds to the Depositor from the sale of the Offered Certificates, before deducting underwriting fees and expenses payable by the Depositor, will be approximately $588,080,000. The Underwriter's commission will be any positive difference between the price they pay to the Depositor for the Offered Certificates and the amount they receive from the sale of the Offered Certificates to the public.

     The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment. The Offered Certificates will not be listed on any national securities exchange.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     J.P. Morgan Securities Inc. is an affiliate of the Depositor, the Securities Administrator, the Swap Provider, the Servicer and the Seller. The obligations of each of the Depositor, the Securities Administrator, the Swap Provider, the Servicer and the Seller are in the ordinary course of business.

                                  LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by McKee Nelson LLP, New York, New York. Certain tax matters will be passed upon for the Depositor by McKee Nelson LLP. McKee Nelson LLP will act as counsel for the Underwriter.

                                     RATINGS

     It is a condition of the issuance of the Offered Certificates that they be rated as indicated on page S-1 by each of Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), Fitch, Inc. ("Fitch") and Moody's Investors Service, Inc. ("Moody's" and, together with S&P and Fitch, the "Rating Agencies"), as applicable.

     The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Such ratings take into consideration the credit quality of the related mortgage group, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage group is adequate to make the payments required by such certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                LEGAL INVESTMENT

          The Offered Certificates will NOT constitute "mortgage related securities" for purposes of SMMEA.

          The Depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

          See "Legal Investment" in the prospectus.

                          INDEX OF CERTAIN DEFINITIONS

Accrual Period.....................................................         S-73
Act................................................................        S-126
Administrative Fee.................................................         S-73
Advance............................................................        S-103
Aggregate Cut-off Date Balance.....................................         S-24
Aggregate Pool.....................................................         S-24
Allocated Realized Loss Amount.....................................         S-73
Assignment, Assumption and Recognition Agreements..................         S-24
Available Funds....................................................         S-80
Balloon Loans......................................................         S-25
beneficial owner...................................................         S-70
Book-Entry Certificates............................................         S-69
Business Day.......................................................         S-69
Cap Contract.......................................................        S-121
Certificate Group..................................................         S-69
Certificate Index..................................................         S-89
Certificate Interest Rate..........................................         S-88
Certificate Margin.................................................         S-89
Certificate Owner..................................................         S-69
Certificateholder..................................................         S-69
CHF................................................................         S-65
Class A Principal Distribution Amount..............................         S-73
Class M-1 Principal Distribution Amount............................         S-73
Class M-10 Principal Distribution Amount...........................         S-76
Class M-11 Principal Distribution Amount...........................         S-76
Class M-2 Principal Distribution Amount............................         S-74
Class M-3 Principal Distribution Amount............................         S-74
Class M-4 Principal Distribution Amount............................         S-74
Class M-5 Principal Distribution Amount............................         S-74
Class M-6 Principal Distribution Amount............................         S-74
Class M-7 Principal Distribution Amount............................         S-75
Class M-8 Principal Distribution Amount............................         S-75
Class M-9 Principal Distribution Amount............................         S-75
Class Principal Amount.............................................         S-73
Clearstream........................................................         S-70
Clearstream Participants...........................................         S-71
Closing Date.......................................................         S-68
CMMC...............................................................         S-65
Collection Account.................................................        S-102
Commission.........................................................        S-112
Compensating Interest..............................................        S-104
CPR................................................................        S-112
Custodian..........................................................         S-99
Custodian Fee......................................................         S-99
Custodian Fee Rate.................................................         S-99
Cut-off Date.......................................................         S-24
Defective Mortgage Loan............................................         S-98
Definitive Certificate.............................................         S-70
Deleted Mortgage Loan..............................................         S-99
Determination Date.................................................        S-104
Distribution Account...............................................        S-102
Distribution Date..................................................         S-69
Downgrade Provisions...............................................         S-91

DTC................................................................         S-69
Due Date...........................................................         S-26
Due Period.........................................................         S-77
Early Termination Date.............................................         S-91
Euroclear..........................................................         S-71
Euroclear Clearance System.........................................         S-71
Euroclear Operator.................................................         S-71
Euroclear Participants.............................................         S-71
European Depositaries..............................................         S-70
Events of Default..................................................         S-91
Expense Adjusted Net Maximum Mortgage Rate.........................         S-89
Final Scheduled Distribution Date..................................         S-96
Financial Intermediary.............................................         S-70
Fitch..............................................................        S-127
Formula Rate.......................................................         S-89
Global Securities..................................................          I-1
Group 1............................................................         S-24
Group 1 Basic Principal Distribution Amount........................         S-77
Group 1 Certificates...............................................         S-69
Group 1 Interest Remittance Amount.................................         S-77
Group 1 Mortgage Loans.............................................         S-25
Group 1 Percentage.................................................         S-77
Group 1 Principal Distribution Amount..............................         S-77
Group 1 Principal Remittance Amount................................         S-77
Group 1 Senior Principal Distribution Amount.......................         S-77
Group 2............................................................         S-24
Group 2 Basic Principal Distribution Amount........................         S-77
Group 2 Certificates...............................................         S-69
Group 2 Interest Remittance Amount.................................         S-77
Group 2 Mortgage Loans.............................................         S-25
Group 2 Percentage.................................................         S-77
Group 2 Principal Distribution Amount..............................         S-77
Group 2 Principal Remittance Amount................................         S-77
Group 2 Senior Principal Distribution Amount.......................         S-77
Interest Rate Swap Agreement.......................................         S-90
Interest Remittance Amount.........................................         S-78
JPMCB..............................................................         S-92
JPMorgan...........................................................         S-65
LIBOR Business Day.................................................         S-93
LIBOR Determination Date...........................................         S-93
Loan-to-Value Ratio................................................         S-26
LTV................................................................         S-26
Maximum Cap Rate...................................................         S-89
Maximum Mortgage Rate..............................................         S-89
Monthly Advance....................................................         S-65
Monthly Interest Distributable Amount..............................         S-78
Moody's............................................................        S-127
Mortgage...........................................................         S-99
Mortgage File......................................................         S-99
Mortgage Group.....................................................         S-24
Mortgage Loan Purchase Agreements..................................         S-24
Mortgage Loans.....................................................         S-24
Mortgage Note......................................................         S-99
Mortgaged Property.................................................         S-24
Net Monthly Excess Cashflow........................................         S-78
Net Prepayment Interest Shortfall..................................        S-104
Net Swap Payment...................................................         S-91

Net WAC Rate.......................................................         S-88
Net WAC Rate Carryover Amount......................................         S-88
Net WAC Reserve Fund...............................................         S-89
Non-Offered Certificates...........................................         S-68
Offered Certificates...............................................         S-68
OID................................................................        S-122
Original Class Principal Amount....................................         S-73
Originators........................................................         S-26
Overcollateralization Deficiency Amount............................         S-78
Overcollateralization Floor........................................         S-78
Overcollateralization Increase Amount..............................         S-78
Overcollateralization Release Amount...............................         S-78
Overcollateralization Target Amount................................         S-78
Overcollateralized Amount..........................................         S-78
Percentage Interest................................................        S-109
Pooling Agreement..................................................         S-24
Prepayment Assumption..............................................        S-112
Prepayment Interest Shortfall......................................        S-104
Prepayment Period..................................................         S-78
Principal Distribution Amount......................................         S-78
Principal Remittance Amount........................................         S-79
Privately-Offered Certificates.....................................         S-68
Rating Agencies....................................................        S-127
Realized Loss......................................................         S-79
Record Date........................................................         S-69
Relevant Depositary................................................         S-70
Relief Act.........................................................         S-17
Relief Act Interest Shortfalls.....................................         S-17
REMIC regular interest component...................................        S-121
Replacement Mortgage Loan..........................................         S-99
ResMAE.............................................................   S-26, S-63
ResMAE LLC.........................................................         S-59
ResMAE Mortgage Loans..............................................         S-64
Rules..............................................................         S-70
S&P................................................................        S-127
SEC................................................................           ii
Securities Administrator Fee.......................................        S-107
Securities Administrator Fee Rate..................................        S-107
Seller.............................................................         S-98
Senior Certificates................................................         S-68
Senior Enhancement Percentage......................................         S-79
Servicer...........................................................         S-65
Servicer Remittance Date...........................................        S-104
Servicing Advance..................................................        S-103
Servicing Fee......................................................        S-103
Servicing Fee Rate.................................................        S-103
Significance Estimate..............................................         S-90
Significance Percentage............................................         S-90
Six-Month LIBOR....................................................         S-57
Stated Principal Balance...........................................         S-79
Stepdown Date......................................................         S-79
Structuring Assumptions............................................        S-113
Subordinate Certificates...........................................         S-68
Subordinate Classes................................................         S-68
Subsequent Recoveries..............................................         S-79
Swap Account.......................................................         S-92
Swap Default.......................................................         S-91

Swap Early Termination.............................................         S-91
Swap Provider Trigger Event........................................         S-80
Swap Termination Payment...........................................         S-80
Telerate Page 3750.................................................         S-93
Termination Event..................................................         S-91
Terms and Conditions...............................................         S-72
Trigger Event......................................................         S-79
Trust Fund.........................................................         S-69
Trust Oversight Agreement..........................................        S-109
Trust Oversight Manager............................................        S-109
Trust Oversight Manager Fee........................................        S-109
Trust Oversight Manager Fee Rate...................................        S-109
Underwriter........................................................        S-126
Unpaid Interest Shortfall Amount...................................         S-80
Unpaid Realized Loss Amount........................................         S-80

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          1. borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System's Customary procedures;

          2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. back-up withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons, either individuals or entities treated as corporations, can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                      ANNEX II INTEREST RATE SWAP SCHEDULE

 DISTRIBUTION DATE   NOTIONAL AMOUNT
------------------   ---------------
March 25, 2006       $581,539,555.85
April 25, 2006       $556,926,543.39
May 25, 2006         $533,107,170.96
June 25, 2006        $509,298,297.44
July 25, 2006        $486,776,480.81
August 25, 2006      $465,191,772.17
September 25, 2006   $462,275,400.34
October 25, 2006     $441,998,921.05
November 25, 2006    $422,344,288.51
December 25, 2006    $403,348,772.85
January 25, 2007     $385,173,690.56
February 25, 2007    $367,783,964.53
March 25, 2007       $351,145,479.26
April 25, 2007       $335,034,243.90
May 25, 2007         $317,030,611.18
June 25, 2007        $292,449,405.98
July 25, 2007        $279,085,056.59
August 25, 2007      $265,663,002.87
September 25, 2007   $253,453,692.64
October 25, 2007     $237,800,880.13
November 25, 2007    $105,909,627.27
December 25, 2007    $ 39,663,088.18
January 25, 2008     $ 37,509,147.27
February 25, 2008    $ 35,433,382.36
March 25, 2008       $ 33,350,209.75
April 25, 2008       $ 31,426,022.61
May 25, 2008         $ 29,411,467.57
June 25, 2008        $ 27,563,312.73
July 25, 2008        $ 25,850,913.55
August 25, 2008      $ 23,615,184.37
September 25, 2008   $ 22,051,016.80
October 25, 2008     $ 19,902,176.66
November 25, 2008    $ 18,012,691.14
December 25, 2008    $ 15,907,358.89
January 25, 2009     $ 14,636,655.16
February 25, 2009    $ 13,411,014.13
March 25, 2009       $ 18,015,848.26
April 25, 2009       $ 22,414,487.75
May 25, 2009         $ 22,178,956.50
June 25, 2009        $ 21,442,860.34
July 25, 2009        $ 20,730,480.18
August 25, 2009      $ 20,041,088.75
September 25, 2009   $ 19,373,971.12
October 25, 2009     $ 18,728,439.03
November 25, 2009    $ 18,103,818.27
December 25, 2009    $ 17,499,459.07
January 25, 2010     $ 16,914,727.24
February 25, 2010    $ 16,349,012.10
March 25, 2010       $ 15,801,717.40
April 25, 2010       $ 15,272,266.36
May 25, 2010         $ 14,760,096.52
June 25, 2010        $ 14,197,742.59
July 25, 2010        $ 13,721,575.87
August 25, 2010      $ 13,260,966.88
September 25, 2010   $             0

Prospectus

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

The securities represent obligations of the trust only and do not represent an interest in or obligation of J.P. Morgan Acceptance Corporation I, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

No market will exist for the securities of any series before the securities are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

                      J.P. Morgan Acceptance Corporation I
                             Asset Backed Securities
                              (Issuable in Series)

                                   ----------

J.P. Morgan Acceptance Corporation I may periodically establish trusts which will issue securities. The securities may be in the form of asset-backed certificates or asset-backed notes. Each issue of securities will have its own series designation.

Each series of securities will:

- be backed by one or more pools of mortgage loans, manufactured housing contracts or mortgage backed securities

-    consist of one or more classes of securities.

Each class of securities:

- will be entitled to all, some or none of the interest payments and principal payments on the assets of the trust;

-    may be senior or subordinate in right of payment to other classes; and

- may receive payments from an insurance policy, cash account or other form of credit enhancement to cover losses on the trust assets.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

August 25, 2005

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

     (a) this prospectus, which provides general information, some of which may not apply to your series of securities and

     (b) the accompanying prospectus supplement, which describes the specific terms of your series of securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary on page 142 where you will find definitions of the capitalized terms used in this prospectus. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Risk Factors ............................................................      6
   Limited Resale Market for Securities Could Adversely Affect Your
   Ability to Liquidate Your Investment .................................      6
   Protection Against Losses is Limited Since Securities Will Receive
   Payments Only From Specified Sources .................................      6
   Nature of Mortgages Securing the Loans May Delay Receipt of, or Result
   in Shortfalls in Proceeds Payable on a Loan ..........................      7
   You Could Be Adversely Affected By Violations of Environmental Laws ..      9
   Value of Trust Assets May Be Less Than Outstanding Principal Balance
   of the Related Securities ............................................     10

The Trust Fund ..........................................................     10
   General ..............................................................     10
   The Loans ............................................................     12
   Modification of Loans ................................................     19
   Agency Securities ....................................................     19
   Private Mortgage-Backed Securities ...................................     26
   Representations by Sellers or Originators; Repurchases ...............     28
   Substitution of Trust Fund Assets ....................................     30

Use of Proceeds .........................................................     30

The Depositor ...........................................................     31

Description of the Securities ...........................................     31
   General ..............................................................     31
   Distributions on Securities ..........................................     34
   Advances .............................................................     36
   Reports to Securityholders ...........................................     37
   Categories of Classes of Securities ..................................     38
   Indices Applicable to Floating Rate and Inverse Floating Rate
   Classes ..............................................................     41
   LIBOR ................................................................     41
   COFI .................................................................     43
   Treasury Index .......................................................     44
   Prime Rate ...........................................................     45
   Book-Entry Registration of Securities ................................     45

Credit Enhancement ......................................................     49
   General ..............................................................     49
   Subordination ........................................................     50
   Letter of Credit .....................................................     51
   Insurance Policies, Surety Bonds and Guaranties ......................     51
   Over-Collateralization ...............................................     52

   Spread Account .......................................................     52
   Reserve Accounts .....................................................     52
   Pool Insurance Policies ..............................................     54
   Cross-Collateralization ..............................................     56
   Other Insurance, Surety Bonds, Guaranties, and Letters of Credit .....     57
   Derivative Products ..................................................     57

Yield and Prepayment Considerations .....................................     57

The Agreements ..........................................................     60
   Assignment of the Trust Fund Assets ..................................     60
   No Recourse to Sellers, Originators, Depositor or Master Servicer ....     63
   Payments on Loans; Deposits to Security Account ......................     63
   Pre-Funding Account ..................................................     66
   Sub-Servicing by Sellers .............................................     67
   Hazard Insurance .....................................................     67
   Realization Upon Defaulted Loans .....................................     70
   Servicing and Other Compensation and Payment of Expenses .............     71
   Evidence as to Compliance ............................................     72
   Matters Regarding the Master Servicer and the Depositor ..............     72
   Events of Default; Rights Upon Event of Default ......................     73
   Amendment ............................................................     76
   Termination; Optional Termination ....................................     77
   The Trustee ..........................................................     78

Material Legal Aspects of the Loans .....................................     79
   General ..............................................................     79
   Foreclosure/Repossession .............................................     80
   Environmental Risks ..................................................     83
   Rights of Redemption .................................................     84
   Anti-deficiency Legislation and Other Limitations on Lenders .........     84
   Due-on-Sale Clauses ..................................................     86
   Enforceability of Prepayment and Late Payment Fees ...................     86
   Applicability of Usury Laws ..........................................     87
   The Contracts ........................................................     87
   Installment Contracts ................................................     90
   Servicemembers Civil Relief Act ......................................     91
   Junior Mortgages; Rights of Senior Mortgagees ........................     91
   Commercial Loans .....................................................     92
   The Title I Program ..................................................     94
   Consumer Protection Laws .............................................     98

Material Federal Income Tax Consequences ................................     98
   General ..............................................................     98
   Taxation of Debt Securities ..........................................    100
   Taxation of the REMIC and Its Holders ................................    106
   REMIC Expenses; Single Class REMICS ..................................    107

   Taxation of the REMIC ................................................    108
   Taxation of Holders of Residual Interest Securities ..................    110
   Administrative Matters ...............................................    114
   Tax Status as a Grantor Trust ........................................    114
   Sale or Exchange .....................................................    117
   Miscellaneous Tax Aspects ............................................    118
   Tax Treatment of Foreign Investors ...................................    119
   Tax Characterization of the Trust Fund as a Partnership ..............    120
   Tax Consequences to Holders of the Notes .............................    120
   Tax Consequences to Holders of the Certificates ......................    123

State Tax Considerations ................................................    128

ERISA Considerations ....................................................    128
   General ..............................................................    128
   Prohibited Transactions ..............................................    129
   Plan Asset Regulation ................................................    129
   Prohibited Transaction Class Exemption 83-1 ..........................    130
   The Underwriter's Exemption ..........................................    132
   Insurance Company Purchasers .........................................    135
   Consultation with Counsel ............................................    135

Legal Investment ........................................................    136

Method of Distribution ..................................................    138

Legal Matters ...........................................................    139

Financial Information ...................................................    139

Rating ..................................................................    140

Where You Can Find More Information .....................................    141

Incorporation Of Certain Documents By Reference .........................    141

Glossary ................................................................    142

                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities.

LIMITED RESALE MARKET FOR SECURITIES COULD ADVERSELY AFFECT YOUR ABILITY TO LIQUIDATE YOUR INVESTMENT

     No market will exist for the securities of any series before they are issued. We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of securities. There have been times in the past when the absence of a liquid resale market for similar asset and mortgage backed securities has rendered investors unable to sell their securities at all or at other than a significant loss. Consequently, at a time when you desire to sell your securities, you may not be able to do so. Alternatively, you may be able to do so only at a price significantly below that which would be obtainable were there a liquid resale market for your securities.

PROTECTION AGAINST LOSSES IS LIMITED SINCE SECURITIES WILL RECEIVE PAYMENTS ONLY FROM SPECIFIED SOURCES

     The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person. Once released, those assets will no longer be available to make payments to securityholders.

     The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset. There will be no recourse against the seller, the depositor or the master servicer if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

     Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement like insurance policies could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

     You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

NATURE OF MORTGAGES SECURING THE LOANS MAY DELAY RECEIPT OF, OR RESULT IN SHORTFALLS IN PROCEEDS PAYABLE ON A LOAN

          - Decline in Property Values May Increase Loan Losses. Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

          - Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys payable to you.

     We refer you to "Material Legal Aspects of the Loans--Anti-Deficiency Legislation and other Limitations on Lenders" for additional information.

                    - Junior Liens Satisfied After Senior Liens. The trust may contain loans that are in a junior lien position. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

                    - Regulated by Consumer Protection Laws. Most states have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer to collect interest or principal on the loans and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's ability to collect interest or principal on a loan may result in a loss to you.

                    The loans may also be governed by federal laws relating to the origination and underwriting of loans. These laws:

                    - require specified disclosures to the borrowers regarding the terms of the loans;

                    - prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

                    - regulate the use and reporting of information related to the borrower's credit experience;

                    - require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

                    - permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

                    - limit the ability of the master servicer to collect full amounts of interest on some loans and interfere with the ability of the master servicer to foreclose on some properties.

                    If particular provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

     We refer you to "Material Legal Aspects of the Loans" for additional information.

                    - Non-Owner Occupied Properties. The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than mortgage loans secured by a primary residence.

     Some pools may include a small portion of commercial mortgage loans. Mortgage loans made with respect to commercial properties, including commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, will present different risks than residential mortgage loans, and may entail greater risks of delinquency and foreclosure, and risks of loss. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than any independent income or assets of the mortgagor. The successful operation of the property may in turn be dependant on the creditworthiness of tenants to whom commercial space is leased and the business operated by them, while the risks associated with tenants may be offset by the number of tenants or, if applicable, a diversity of types of business operated by them. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of the property. By contrast, a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of the property.

     Commercial mortgage loans may be nonrecourse loans to the assets of the mortgagor. Further, the concentration of default, foreclosure and loss risks in individual mortgagors or commercial mortgage loans could be greater than for residential loans because the related mortgage loans could have higher principal balances.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF ENVIRONMENTAL LAWS

     Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage. In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Those costs could result in a loss to the securityholders.

     We refer you to "Material Legal Aspects of the Loans--Environmental Risks" for additional information.

VALUE OF TRUST ASSETS MAY BE LESS THAN OUTSTANDING PRINCIPAL BALANCE OF THE RELATED SECURITIES

     There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders. As a result, you may not receive the full amount of interest and principal due on your security.

                                 THE TRUST FUND

GENERAL

     The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. For each series, a separate trust fund in the form of a common law trust or a Delaware business trust will be formed under the related pooling and servicing agreement or trust agreement. The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following:

     (a) single family mortgage loans, including

     - mortgage loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

     - closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

     - home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and

     - manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

     (b) commercial mortgage loans, including mortgage loans secured by traditional commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes, but as of the creation date of the related pool, no more than 5% of the assets of the trust fund may be comprised of commercial mortgage loans;

     (c) mortgaged-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

     (d) privately issued mortgaged-backed securities representing interests in any of the above asset types; and

     (e) all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the servicer of the loans, agency securities or private mortgaged-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

     The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

     The trust fund assets will be acquired by the depositor, either directly or through affiliates, from sellers. The sellers may be affiliates of the depositor. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under "The Loans--Underwriting Standards." The depositor will cause the trust fund assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through other servicing institutions as subservicers, under a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services. See "The Agreements." With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

     Any mortgage backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

     As used in this prospectus, agreement means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the State of Delaware pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     In general, the only obligations of the depositor with respect to a series of securities will be to obtain representations and warranties from the sellers or the originators regarding the assets to the depositor for inclusion in the related trust fund. The depositor will also assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's rights with respect to those representations and warranties. See "The Agreements--Assignment of the Trust Fund Assets." A prospectus supplement, however, may describe additional obligations of the depositor for the related trust fund. The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "The Trust Fund--Representations by Sellers or Originators; Repurchases" and "The Agreements--Sub-Servicing By Sellers" and "--Assignment of the Trust Fund Assets", and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans. Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under "Description of the Securities--Advances."

     The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities. A copy of the agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities. If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement. However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

THE LOANS

     General. Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts. If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. If so specified, the loans may also include, to a limited extent, mortgage loans or deeds of trust secured by liens on commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

     In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

     - Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

     - Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity--a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

     - Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     - Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

     A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the loans is referred to as the mortgaged properties. Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties. The properties relating to loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units--single-family properties--or mixed-use properties. Any mixed-use property will not exceed three stories and will be predominantly one- to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses. Properties may include vacation and second homes, investment properties, leasehold interests and commercial properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

     The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either
(1) the making of a representation by the borrower at the loan's origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence or (2) a finding that the address of the underlying property is the borrower's mailing address.

     Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan. Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

     The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months. Under limited circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and will be obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     Home Improvement Contracts. The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on single family properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements. The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement. The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

     Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

     The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

     Commercial Loans. The trust fund assets for a series may include, in an amount not to exceed, as of the related cut-off date, 5% by principal balance of the trust fund assets, commercial mortgage loans. The commercial mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of (1) primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space -- multifamily properties, (2) retail stores and establishments, (3) office buildings, or (4) hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use properties, including mixed commercial uses and mixed commercial and residential uses, and/or unimproved land. The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. Commercial loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan. It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

     Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space. Multifamily leases tend to be relatively short-term (i.e., one to five years). Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation. Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

     Retail properties are income-producing properties leased by borrowers to tenants that sell various goods and services. Tenant leases may have a base rent component and an additional component tied to sales. Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers. Some retail properties have anchor tenants or are located adjacent to an anchor store. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property. Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

     Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

     - the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

     - the type of property securing the loan--e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

     -    the original terms to maturity of the loans,

     - the largest principal balance and the smallest principal balance of any of the loans,

     - the earliest origination date and latest maturity date of any of the loans,

     - the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

     - the loan interest rates or range of loan interest rates borne by the loans,

     -    the maximum and minimum per annum loan interest rates, and

     -    the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on Form 8-K filed within 15 days of the closing date.

     No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

     Underwriting Standards. The loans will be acquired by the depositor, either directly or through affiliates, from the sellers. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement. Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

MODIFICATION OF LOANS

     The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement. However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

AGENCY SECURITIES

     Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of HUD.
Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

     Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306(g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA Loans and/or VA Loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the

United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA Loans.

     If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

     -    fixed-rate level installment conventional mortgage loans;

     - fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

     -    adjustable rate conventional mortgage loans; or

     - adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

     Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. Each of those mortgage loans will be secured by a first lien on a one- to four-family residential property.

     Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

     Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

     Freddie Mac. Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

     Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

     Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

     Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of agency securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private mortgage-backed securities may consist of mortgage pass-through certificates evidencing an undivided interest in an asset pool, or collateralized mortgage obligations secured by an asset pool. Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus. Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement. That agreement will have appointed a trustee to act for the benefit of the PMBS holders. The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

     The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts. If so specified in the prospectus supplement, the PMBS issuer may be an affiliate of the depositor. If the PMBS issuer is not an affiliate of the depositor, the related private mortgage-backed security:

     - will be acquired in the secondary market and not pursuant to an initial offering of the securities,

     - the related PMBS issuer will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences, and

     - will have previously been registered under the Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the PMBS. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

     Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans. As described in the prospectus supplement,

     - no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

     - the underlying mortgage loan may have had an original term to stated maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

     - the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

     - the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a Title Insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

     Additional Information. The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

     (1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

     (2) characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     (3) the maximum original term-to-stated maturity of the private mortgage-backed securities;

     (4) the weighted average term-to-stated maturity of the private mortgage-backed securities;

     (5) the pass-through or certificate rate of the private mortgage-backed securities;

     (6) the weighted average pass-through or certificate rate of the private mortgage-backed securities;

     (7) the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

     (8) characteristics of credit support, if any, like reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

     (9) the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

     (10) the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

REPRESENTATIONS BY SELLERS OR ORIGINATORS; REPURCHASES

     Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or originated by that originator. The representations and warranties may include, among other things:

     - that Title Insurance, or in the case of properties located in areas where those policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or certificate of title as applicable, remained in effect on the date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the depositor;

     - that the seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

     - that each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, Title

          Insurance exceptions, if applicable, and other exceptions described in the related agreement, and that the property was free from damage and was in acceptable condition;

     - that there were no delinquent tax or assessment liens against the property;

     - that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

     - that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

     If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

     The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either (1) to repurchase the loan from the trust fund at a price equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or (2) substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement. If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities--General." Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

     Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of Trust Fund Assets."

SUBSTITUTION OF TRUST FUND ASSETS

     Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the documentation with respect to any trust fund asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted will be indicated in the related prospectus supplement. Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets. The related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.

                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     -    to purchase the related trust fund assets;

     - to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus supplement; and

     - to pay the costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement as described under "Credit Enhancement".

     The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

     J.P. Morgan Acceptance Corporation I is a direct, wholly-owned subsidiary of J.P. Morgan Holdings Securities Inc. and will act as the depositor for the trust with respect to each series of securities. As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust. The depositor was incorporated in the State of Delaware on June 27, 1988. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10260. Its telephone number is
(212) 648-7741. The depositor does not have, nor is it expected in the future to have, any significant assets.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                          DESCRIPTION OF THE SECURITIES

     Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee. A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement. A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in any of the above agreements. The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements for each series of securities and the applicable prospectus supplement.

GENERAL

     The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement. If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund. If the securities are notes, they will be debt obligations secured by the assets of the related trust fund. The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the depositor. In general, the securities will not represent obligations of the depositor or any affiliate of the depositor. A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

     - the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

     - the assets that from time to time have been deposited in the related security account, as described in this prospectus under "The Agreements--Payments on Loans; Deposits to Security Account";

     - property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

     - any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related trust fund assets. A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets. In each case, that percentage or portion may be zero or may represent any other specified interest to and including 100%, as specified in the related prospectus supplement. Each class of notes of a series will be secured by the related trust fund assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement. Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

     The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal Revenue Code. See "ERISA Considerations." Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by plans. The transfer of securities of a restricted class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements. If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee's acceptance of the security.

     As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied. As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Internal Revenue Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Internal Revenue Code. As to each series with respect to which a REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee or the master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on each class of securities entitled to interest at the pass-through rate or interest rate, as applicable, specified in the related prospectus supplement. In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

     If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement--Subordination."

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

ADVANCES

     If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee. The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement. In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement. Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

     If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "--Distributions on Securities" above.

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

     - the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in that distribution;

     -    the amount of the distribution allocable to interest;

     -    the amount of any advance;

     - the aggregate amount (1) otherwise allocable to the subordinated securityholders on that distribution date, or (2) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

     - the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that distribution date;

     - the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

     - the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

     - the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

     - the number and aggregate principal balances of loans that are either delinquent, but not in foreclosure or are in foreclosure, (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding that distribution date;

     - the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     - the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

     - if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

     - the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

     - any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report (a) as to the aggregate of amounts reported pursuant to (1) and (2) above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and (b) any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

     The securities of any series may be comprised of one or more classes. Classes of securities, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes

Principal Types

Accretion Directed...................   A class that receives principal payments
                                        from the accreted interest from
                                        specified accrual classes. An accretion
                                        directed class also may receive
                                        principal payments from principal paid
                                        on the underlying trust fund assets for
                                        the related series.

Component Securities.................   A class consisting of components. The
                                        components of a class of component
                                        securities may have different principal
                                        and/or interest payment characteristics
                                        but together constitute a single class.
                                        Each component of a class of component
                                        securities may be identified as falling
                                        into one or more of the categories in
                                        this chart.

Notional Amount Securities...........   A class having no principal balance and
                                        bearing interest on a notional amount.
                                        The notional amount is used for purposes
                                        of the determination of interest
                                        distributions.

Planned Principal Class or PACs......   A class that is designed to receive
                                        principal payments using a predetermined
                                        principal balance schedule derived by
                                        assuming two constant prepayment rates
                                        for the underlying trust fund assets.
                                        These two rates are the endpoints for
                                        the "structuring range" for the planned
                                        principal class. The planned principal
                                        classes in any series of securities may
                                        be subdivided into different
                                        categories--e.g., primary planned
                                        principal classes, secondary planned
                                        principal classes and so forth--having
                                        different effective structuring ranges
                                        and different principal payment
                                        priorities. The structuring range for
                                        the secondary planned principal class of
                                        a series of securities will be narrower
                                        than that for the primary planned
                                        principal class of that series.

Scheduled Principal Class............   A class that is designed to receive
                                        principal payments using a predetermined
                                        principal balance schedule but is not
                                        designated as a planned principal class
                                        or targeted principal class. In many
                                        cases, the schedule is derived by
                                        assuming two constant prepayment rates
                                        for the underlying trust fund assets.
                                        These two rates are the endpoints for
                                        the "structuring range" for the
                                        scheduled principal class.

Sequential Pay Class.................   Classes that receive principal payments
                                        in a prescribed sequence, that do not
                                        have predetermined principal balance
                                        schedules and that under all
                                        circumstances receive payments of
                                        principal continuously from the first
                                        distribution date on which they receive
                                        principal until they are retired. A
                                        single class that receives principal
                                        payments before or after all other
                                        classes in the same series of securities
                                        may be identified as a sequential pay
                                        class.

Strip................................   A class that receives a constant
                                        proportion, or "strip," of the principal
                                        payments on the underlying trust fund
                                        assets.

Support Class or Companion Class.....   A class that receives principal payments
                                        on any distribution date only if
                                        scheduled payments have been made on
                                        specified planned principal classes,
                                        targeted principal classes and/or
                                        scheduled principal classes on that
                                        distribution date.

Targeted Principal Class or TACs.....   A class that is designed to receive
                                        principal payments using a predetermined
                                        principal balance schedule derived by
                                        assuming a single constant prepayment
                                        rate for the underlying trust fund
                                        assets.

Interest Types

Fixed Rate...........................   A class with an interest rate that is
                                        fixed throughout the life of that class.

Floating Rate........................   A class with an interest rate that
                                        resets periodically based upon a
                                        designated index and that varies
                                        directly with changes in that index as
                                        specified in the related prospectus
                                        supplement. Interest payable to a
                                        floating rate class on a distribution
                                        date may be subject to a cap based on
                                        the amount of funds available to pay
                                        interest on that distribution date.

Inverse Floating Rate................   A class with an interest rate that
                                        resets periodically based upon a
                                        designated index as specified in the
                                        related prospectus supplement and that
                                        varies inversely with changes in that
                                        index.

Variable Rate........................   A class with an interest rate that
                                        resets periodically and is calculated by
                                        reference to the rate or rates of
                                        interest applicable to specified assets
                                        or instruments--e.g., the loan rates
                                        borne by the underlying loans.

Auction Rate.........................   A class with an interest rate that
                                        resets periodically to an auction rate
                                        that is calculated on the basis of
                                        auction procedures described in the
                                        related prospectus supplement.

Interest Only........................   A class that receives some or all of the
                                        interest payments made on the underlying
                                        trust fund assets or other assets of the
                                        trust fund and little

                                        or no principal. Interest only classes
                                        have either a nominal principal balance
                                        or a notional amount. A nominal
                                        principal balance represents actual
                                        principal that will be paid on the
                                        class. It is referred to as nominal
                                        since it is extremely small compared to
                                        other classes. A notional amount is the
                                        amount used as a reference to calculate
                                        the amount of interest due on an
                                        interest only class that is not entitled to any distributions in respect of principal.

Principal Only.......................   A class that does not bear interest and
                                        is entitled to receive distributions in
                                        respect of principal only.

Partial Accrual......................   A class that accretes a portion of the
                                        amount of accrued interest with respect
                                        to that class. The accreted interest
                                        will not be distributed but will instead
                                        be added to the principal balance of
                                        that class on each applicable
                                        distribution date, with the remainder of
                                        the accrued interest to be distributed
                                        currently as interest on that class.
                                        This partial accrual without
                                        distribution may continue until a
                                        specified event has occurred or until
                                        the partial accrual class is retired.

Accrual..............................   A class that accretes the full amount of
                                        accrued interest with respect to that
                                        class.

                                        The accreted interest will not be
                                        distributed but will instead be added as principal to the principal balance of that class on each applicable distribution date. This accrual without distribution may continue until some specified event has occurred or until the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

     The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters Screen LIBOR Page, as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBOR Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

     LIBOR will be established as follows:

     (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

     (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of (1) LIBOR as determined on the previous LIBOR determination date or (2) the reserve interest rate, which is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

     (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank (1) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (2) shall not control, be controlled by, or be under common control with the calculation agent; and (3) shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

          -    savings deposits,

          -    time deposits,

          -    FHLBSF advances,

          -    repurchase agreements, and

          -    all other borrowings.

     Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost


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

of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

TREASURY INDEX

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a


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

per annum percentage rate, on (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

PRIME RATE

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal, or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities--the security owners--will hold their securities through The Depository Trust Company in the United States, or Clearstream Banking (formerly Cedelbank) or Euroclear in Europe if they are participants of the systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream Banking and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security. Unless and until definitive securities are issued, it is anticipated that the only securityholders of the securities will be Cede & Co., as nominee of DTC. Security owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream Banking or Euroclear, as appropriate.

     Security owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding, except under the circumstances described in this prospectus, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom security owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective security owners. Accordingly, although security owners will not possess certificates, the DTC rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

     Security owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described in this prospectus. Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing the participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

     Because of time zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.

Credits or any transactions in securities settled during the processing will be reported to the relevant Euroclear or Clearstream Banking participants on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Banking participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Banking participants and Euroclear participants may not deliver instructions directly to the European depositaries.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     Clearstream Banking is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream Banking holds securities for its participants, or participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Banking participants through electronic book-entry changes in accounts of Clearstream Banking participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking in any of 37 currencies, including United States dollars. Clearstream Banking provides to As Clearstream Banking participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a licensed bank, Clearstream Banking is regulated by the Luxembourg Monetary Institute. Clearstream Banking participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels,

     Belgium office of Euroclear Bank, as Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding." Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

     Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

     DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities. Clearstream Banking or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream Banking participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the issuer will issue and the trustee will authenticate definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

     Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal


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

balance of the securities and interest on those securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior securities of a series by:

     - reducing the ownership interest, if applicable, of the related subordinated securities;

     -    a combination of the immediately preceding sentence and the above; or

     -    another method described in the related prospectus supplement.

     If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement. Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

     If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

     -    in the order of their scheduled final distribution dates;

     -    in accordance with a schedule or formula;

     -    in relation to the occurrence of events; or

     -    by another method as specified in the related prospectus supplement.

As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements--Termination; Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

     - maintaining timely payments or providing additional protection against losses on the trust fund assets;

     -    paying administrative expenses; or

     - establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

     Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

OVER-COLLATERALIZATION

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

SPREAD ACCOUNT

     If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

RESERVE ACCOUNTS

     If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series. The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

     The reserve account for a series will be funded:

     - by the deposit in the reserve account of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments on those amounts or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement;

     - by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled; or

     - in any other manner as may be specified in the related prospectus supplement.

     Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

          (1) obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United States;

          (2) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in he downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

          (3) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

          (4) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a rating agency, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

          (5) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

          (6) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

          (7) repurchase obligations with respect to any security described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4) above;

          (8) securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

          (9) interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

          (10) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund. The insurer issuing the pool insurance policy will be named in that prospectus supplement.


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

     Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool. Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy. Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.

     The pool insurance policy may provide that no claims may be validly presented unless:

     - any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

     - hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     - if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

     - the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

     If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that (1) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.


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

     The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or (2) failure to construct a property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's or originator's representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator. No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.

     The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

CROSS-COLLATERALIZATION

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by (1) the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or (2) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund. Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.


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

OTHER INSURANCE, SURETY BONDS, GUARANTIES, AND LETTERS OF CREDIT

     If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:

     - maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

     -    paying administrative expenses; or

     - establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

DERIVATIVE PRODUCTS

     If specified in the related prospectus supplement, a trust fund may also include a derivative arrangement with respect to the securities of any series or any class or classes of a series of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement, in each case as described in the related prospectus supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

     The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including


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

general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

     Collections on revolving credit line loans may vary because, among other things, borrowers may (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

     If specified in the related prospectus supplement, conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property. On the other hand, if specified in the related prospectus supplement, conventional loans will not contain due-on-sale provisions. FHA Loans and VA Loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-- Collection Procedures" and "Material Legal Aspects of the Loans" for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates. Conversely, if prevailing interest


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

rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan rates. However, there can be no assurance that the preceding sentence will be the case.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment. If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed. Foreclosure actions may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the


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

borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

     Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities. See "The Agreements--Termination; Optional Termination."

     The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus. The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

     Assignment of the Loans. At the time of issuance of the securities of a series, and except as otherwise specified in the related prospectus supplement, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.


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     If specified in the related prospectus supplement, within the time period specified in that prospectus supplement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee's custodian as to each mortgage loan or home equity loan, among other things:

          (1) the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

          (2) the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the applicable recording office;

          (3) an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

          (4) the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses (1) through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

     If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans. Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.

     If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage Electronic Registration Systems, Inc., or MERS(R), or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the


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

related prospectus supplement. If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Contracts."

     The trustee or its custodian will review the loan documents delivered to it within the time period specified in the related prospectus supplement, and the trustee will hold those documents in trust for the benefit of the related securityholders. If any document is found to be missing or defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

     If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or originator will be obligated to either (1) purchase the related loan from the trust fund at the purchase price or (2) if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement. There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "The Trust Fund--Representations by Sellers or Originators; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

     The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be


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

obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.

     Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

NO RECOURSE TO SELLERS, ORIGINATORS, DEPOSITOR OR MASTER SERVICER

     As described above under "--Assignment of the Trust Fund Assets," the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse. However, each seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under "--Assignment of the Trust Fund Assets" and under "The Trust Fund--Representations by Sellers or Originators; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

     - maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;

     - an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation);

     - an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

     -    an account or accounts otherwise acceptable to each rating agency.


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The collateral eligible to secure amounts in the security account is limited to permitted investments. A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

     - all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

     - all payments on account of interest on the loans, net of applicable servicing compensation;

     - all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     - all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under "The Trust Funds--Representations by Sellers or Originators; Repurchases" or under "--Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "--Termination; Optional Termination" below;

     - all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

     - any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the


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          security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     - all other amounts required to be deposited in the security account pursuant to the agreement.

The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:

     - to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

     - to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

     - to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

     - to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

     - to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

     - to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;

     - to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

     - to withdraw any amount deposited in the security account and not required to be deposited in the security account; and

     - to clear and terminate the security account upon termination of the agreement.

In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from


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the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

     If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date.

     The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets. Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related


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securities. The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

     In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

SUB-SERVICING BY SELLERS

     Each seller of a loan to the depositor in connection with a series or any other servicing entity may act as the sub-servicer for a loan in connection with that series pursuant to a sub-servicer agreement, which will not contain any terms inconsistent with the related agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.

HAZARD INSURANCE

     Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy


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

providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located. Coverage will be in an amount that is at least equal to the lesser of (1) the maximum insurable value of the improvements securing the loan or (2) the greater of (y) the outstanding principal balance of the loan and (z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures will be deposited in the related security account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally 80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above. See "Credit Enhancement."


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

     In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

     If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

     If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a


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

recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan. See "Credit Enhancement."

     In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

     - first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to that loan;

     - second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;

     - third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

     -    fourth, as a recovery of principal of that loan.

     The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.

REALIZATION UPON DEFAULTED LOANS

     General. The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and (2) the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance. Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

     The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.


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

     Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required. Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

     FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Material Legal Aspects of the loans--The Title I Program," some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

     Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement, which may vary, of the outstanding principal balance of each loan, and the compensation will be retained by it from collections of interest on the related loan in the related trust fund. In addition, the master servicer or Sub-Servicer may be entitled to retain all prepayment charges, assumption fees and


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

late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

     The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.

EVIDENCE AS TO COMPLIANCE

     Each agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or other program as specified in the related prospectus supplement, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other, including the related agreement, was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac rendered within one year of that statement of firms of independent public accountants with respect to the related sub-servicer.

     Each agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. Each servicing agreement will provide that the master servicer may not resign from its obligations and duties


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

under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

     Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.

     Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of that series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:


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     -    failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting interests constituting that class;

     - any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

     - any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

     - events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.

     If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust fund assets. Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.


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     No securityholder, solely by virtue of that holder's status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

     Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

     - a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

     - failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

     - events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

     - any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

     If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

     (a) the holders of 100% of the voting interests of the notes of that series consent to the sale;


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     (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

     (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the voting interests of the notes of that series.

     In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

     Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

     In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series. The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders. Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:


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     -    to cure any ambiguity;

     - to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

     - to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.

     Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of (1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2)


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the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

     Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of that option will effect early retirement of the securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series. Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets, causing the retirement of the related series of securities. In that event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of that series of securities and any undistributed shortfall in interest of that series of securities as will be described in the related prospectus supplement. However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Internal Revenue Code.

     Indenture. The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

     In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series. In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

     The trustee under each applicable agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.


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                      MATERIAL LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans. Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.

GENERAL

     The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. A portion of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative


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to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "--Foreclosure/ Repossession" below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE/REPOSSESSION

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some


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state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

     Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.


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     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must


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account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may subject the lender to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien to assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest--the "secured creditor exclusion"--but without "participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.

     The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.


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     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

     A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and Recovery Act, or RCRA. The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed EPA's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the
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the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in specific instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

     The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.


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DUE-ON-SALE CLAUSES

     The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Act, subject to exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (1) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to particular categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

     Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not


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be imposed with respect to many of the loans. The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE CONTRACTS

     General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest


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that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

     Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent
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them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

     In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

     Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code.


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In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

     The loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures


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for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT

     Generally, under the terms of the Servicemembers Civil Relief Act, or the Relief Act, a borrower who enters military service after the origination of that borrower's loan including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender that a servicemember's ability to pay a higher rate is not materially affected due to the servicemember's military service. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan of this type goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor. This action would in turn cause the junior mortgagee's lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess


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of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

COMMERCIAL LOANS

     The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units. Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet


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debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is not default. Under these assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Commercial mortgage loans may present additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that: hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator. In addition,


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the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the variability of local law requirements. Mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties. Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

     The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants. Furthermore, such factors as the management skill, experience and financial resources of the operator, who may or may not be the borrower, national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

THE TITLE I PROGRAM

     General. Some of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance Program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for FHA insurance under the Title I Program include property improvement loans. A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

     There are two basic methods of lending or originating loans, which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond


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with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.


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     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (1) the amount of the FHA insurance claims approved for payment relating to the insured loans and (2) the amount of insurance coverage attributable to insured loans sold by the lender, and the insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of


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insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of that loan--whichever is less. However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

     Claims Procedures Under Title I. Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.


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     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount is equal to 90% of the sum of:

     (a) the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

     (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

     (c) the uncollected court costs;

     (d) the attorney's fees not to exceed $500; and

     (e) the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement. The summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on


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which this interpretation is based are subject to change, and that type of a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The federal income tax consequences to holders of securities will vary depending on whether:

     (1) the securities of a series are classified as indebtedness;

     (2) an election is made to treat the trust fund relating to a particular series of securities as one or more REMICs under the Internal Revenue Code;

     (3) the securities represent a beneficial ownership interest in some or all of the assets included in the trust fund for a series; or

     (4) the trust fund relating to a particular series of certificates is treated as a partnership.

     McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that, for federal income tax purposes:

          -    securities issued as notes will be treated as indebtedness;

          - securities issued as certificates will be treated as one of the following:

               -    indebtedness;

               - beneficial ownership interests in the related trust fund or in its assets; or

               -    "REMIC regular interests" or "REMIC residual interests".

The last treatment would occur in the event that a REMIC election is made with respect to the trust fund, as described under "--Taxation of the REMIC and Its Holders". Each prospectus supplement will specify which of these treatments applies to the securities being issued. McKee Nelson LLP, or any other counsel identified in the prospectus supplement, is of the opinion that REMIC "regular interests" will be treated as indebtedness issued by the REMIC.

     In all cases, each trust fund will be structured to not be subject to an entity level tax, and McKee Nelson LLP, or any other counsel identified in the prospectus supplement, is of the


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opinion that each trust fund will not be characterized as an association, or publicly traded partnership or taxable mortgage pool, taxable as a corporation.

     The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series. Prior to issuance of each series of securities, the depositor shall file with the SEC a Current Report on Form 8-K on behalf of the related trust fund containing an opinion of counsel to the depositor with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

TAXATION OF DEBT SECURITIES

     General. If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the securities will be treated as debt for United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. At the time those securities are issued McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion generally to that effect.

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

     Debt Securities that are Compound Interest Securities--generally, securities all or a portion of the interest on which is not paid currently--will, and some of the other Debt Securities may, be issued with original issue discount. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury (the "OID regulations") regulations issued thereunder on February 2, 1994. A holder of Debt Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or


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wholesalers. If less than a substantial amount of a particular class of Debt
Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

     Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in this prospectus. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years--i.e., rounding down partial years--from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.


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     Debt Securities may provide for interest based on a qualified variable rate. Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

     (1) the interest is unconditionally payable at least annually at a "current value" of the index;

     (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments;

     (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on that Debt Security; and

     (4) the principal payments are not contingent.

     In the case of Compound Interest Securities, some Interest Weighted Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     In addition, the IRS has issued regulations the ("Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code Section 1272(a)(6), such as the Debt Securities. Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code
Section 1272(a)(6) and the OID regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the "daily portions" of that OID. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated interest allocable to that accrual period. The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a Pay-Through Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other


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debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and
(b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a class of Regular Interest Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without those adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

     Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but a subsequent holder who purchases that Debt Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt Security's issue price, to offset the OID by comparable economic accruals of portions of that excess.

     Effects of Defaults and Delinquencies. Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a


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result of a trust fund asset default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities. The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of those Debt Securities and (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of those securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

     Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of "market discount"--generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price--will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or (2) in the ratio of
(a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described in this prospectus, the loans


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underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing that class. If a holder of a Debt Security makes an election to amortize premium on a Debt Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If that election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during or


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after the year of the election. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

     The Internal Revenue Service proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

     The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC IOs"), high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the arrangement by which the securities of that series are issued will be treated as a REMIC. At the time the securities are issued McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion generally to that effect and to the effect that the securities designated as "regular interests" in the REMIC will be regular interests in a REMIC and will be treated as indebtedness issued by the REMIC, and that the securities designated as the sole class of "residual interests" in the REMIC


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will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and (2) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets. If less than 95% of the REMIC's assets consist of assets described in (1) or (2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that those REMIC assets are qualifying assets.

     Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of the REMIC.

     Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest Security or Regular Interest Security on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder", including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder of a Regular Interest Security, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized


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deductions otherwise allowable for that taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"). The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules. In general the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities. The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC. As described above, the regular interests are generally taxable as debt of the REMIC.

     The American Jobs Creation Act of 2004 (the "Jobs Act") allows REMICs to hold reverse mortgages, home equity line of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a "reverse mortgage," is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, any additional tax consequences will be discussed in the prospectus supplement offering interests in that REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder's other miscellaneous itemized deductions for that year, do not exceed two percent of that holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are


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issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount--i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See "Material Federal Income Tax Consequences--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

     (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

     (4) the receipt of any fees or other compensation for services rendered by the REMIC.

     It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC. To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.


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TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount--if this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which that loss arises. A holder's basis in a Residual Interest Security will initially equal that holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of a payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.


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     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on that holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to additional limitations. See "--Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a
Section 593 institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1995, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for a quarterly period of
(1) 120% of the long term applicable Federal Rate on the startup day multiplied by (2) the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term Federal Rate, which is


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announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in some circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by a "Disqualified Organization." Disqualified Organizations include the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if that entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988, in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described in this prospectus, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. A similar type of limitation exists with respect to transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

     Final Treasury regulations issued on July 18, 2002 (the "New REMIC Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements


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to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer; and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations.

     A transfer to an "eligible corporation", generally a domestic corporation, will satisfy the asset test if: (i) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, (ii) the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and (iii) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

     A transfer of a noneconomic residual interest will not qualify under the "formula test" unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated withholding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to applicable federal rate for short term debt interest. If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The New REMIC Regulations generally apply to transfers of noneconomic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a noneconomic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test, apply to transfers occurring on or after August 19, 2002.

     The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the


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taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to general taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Mark to Market Rules. Under IRS regulations, a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code, in which case, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets and at the time those Pass-Through Securities are issued, special counsel to the depositor will deliver an opinion generally to that effect. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans. With Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.


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     Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct fees under Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act").

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or


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premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

     Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points--i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the


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underlying loans, rather than being debt instruments "secured by" those loans.
Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

     Under some circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments; (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price a holder pays for a security, plus


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amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition of the security. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder's income if the yield on a Regular Interest Security had equaled 110% of the applicable Federal Rate as of the beginning of the holder's holding period, over (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC Residual Security, may, under some circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

     (1) fails to furnish the trustee with its taxpayer identification number;

     (2) furnishes the trustee an incorrect taxpayer identification number;

     (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     (4) under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation. Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the securities.


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TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

     Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders of Residual Interest Securities should assume that that income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of


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the withholding tax provisions of the Code. See "--Taxation of Holders of
Residual Interest Securities--Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation, then assuming compliance with the related agreement and related documents and applicable law, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes, and upon the issuance of those securities, will deliver an opinion generally to that effect. If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes--i.e.--any excess of the principal amount of the notes over their issue price--does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given


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series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a short-term note--with a fixed maturity date of not more than one year from the issue date of that note--may be subject to special rules. An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust fund or the


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seller, including a holder of 10% of the outstanding certificates, or a
"controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8 BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W 8 BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.


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TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund. This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus. The following discussion assumes that the certificates represent equity interests in a partnership.

     The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement--here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

     (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

     (2) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

     (3) prepayment premium payable to the holders of certificates for that month; and


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     (4) any other amounts of income payable to the holders of certificates for that month.

     The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

     An individual taxpayer's share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

     Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.


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     Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated. The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A holder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

     The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.


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     Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a certificate represents an interest will constitute a securitization partnership for this purpose.

     Administrative Matters. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee under a trust agreement will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. That information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) some information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.


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     The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Holders of Certificates. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at the highest rate of tax applicable to their domestic counterparts in the case of foreign holders that are taxable as corporations and all other foreign holders, respectively. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8 BEN, IRS Form W 9 or the holder's certification of nonforeign status signed under penalties of perjury.

     The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created in the United States or organized under the laws of the United States or any state or the District of Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W 8 BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as


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guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and Section 4975 of the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested. Generally, ERISA applies to investments made by these Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan, subject to exceptions not here relevant.

     Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code, including under the prohibited transaction rules described in this prospectus, of the acquisition and ownership of those securities.

     Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of


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ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, within other applicable federal and state law. However, any governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PROHIBITED TRANSACTIONS

     Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and "disqualified persons", within the meaning of the Code, and "parties in interest", within the meaning of ERISA, who have specified relationships to the Plan, unless an exemption applies. Therefore, a Plan fiduciary or any other person using the assets of a Plan and considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, or whether there is an applicable exemption.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holdi0ng of the securities--for example,

     - Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

     - PTCE 95-60, which exempts certain transactions by insurance company general accounts;

     - PTCE 91-38, which exempts certain transactions by bank collective investment funds;

     - PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or

     - PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Plans.

PLAN ASSET REGULATION

     The DOL has issued Plan Asset Regulations, which are final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. (29 C.F.R. Section 2510.3-101.) The Plan Asset Regulations describe the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" so that any person who exercises control over those assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulations, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of that investment, any of the underlying assets of the


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entity. However, the Plan Asset Regulations provide that, if a Plan acquires an
"equity interest" in an entity that is neither a "publicly-offered security"--defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934--nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless an exception applies. If the securities were deemed to be equity interests and no statutory, regulatory or administrative exception applies, the trust fund could be considered to hold plan assets by reason of a Plan's investment in the securities. Those plan assets would include an undivided interest in any assets held by the trust fund. In that event, the trustee and other persons, in providing services with respect to the trust fund's assets, may be Parties in Interest with respect to those Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund's assets.

     Under the Plan Asset Regulations, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulations, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the Plan Asset Regulation.

PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

     In Prohibited Transaction Class Exemption 83-1, the DOL exempted from ERISA's prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTCE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTCE 83-1 are satisfied, investments by a Plan in Single Family Securities will be exempt from the prohibitions of ERISA Sections 406(a) and 407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Securities at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons


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independent of the pool sponsor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving subordinate securities. Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTCE 83-1, the term "mortgage pool pass-through certificate" would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified percentage of future interest payments, greater than 0%, and a specified percentage of future principal payments, greater than 0%, on the loans. It is not clear whether a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a "mortgage pass-through certificate" for purposes of PTCE 83-1.

     PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

     (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

     (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

     (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

     The depositor believes that the first general condition referred to above will be satisfied with respect to the Single Family Securities in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus with respect to those Single Family Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of Single Family Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

     Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific


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conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

THE UNDERWRITER'S EXEMPTION

     The DOL has granted to J.P. Morgan Securities Inc. an administrative exemption from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificatessecurities, issued by entities, including trusts, holding investment pools that consist of receivables, loans, and other obligations that meet the conditions and requirements of the Exemption and for which J.P. Morgan Securities Inc. is the sole underwriter, the manager or co-manager of the underwriting syndicate, or a placement agent.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

     (1) the acquisition of the securities by a Plan is on terms, including the price for those securities, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) unless the investment pool contains only certain types of collateral, such as fully-secured mortgages on real property (a "Designated Transaction") the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

     (3) the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from at least one Rating Agency;

     (4) the trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

     (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting those securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets investment pool represents not more than the fair market value of those assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person's services under the related agreement and reimbursements of that person's reasonable expenses in connection with providing those services; and

     (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

     The trust fund must also meet the following requirements:

     (a) the investment pool must consist solely of assets of the type that have been included in other investment pools;


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

     (b) securities evidencing interests in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a Rating Agency for at least one year prior to the Plan's acquisition of the securities; and

     (c) securities evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

     The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the trust within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

     (1) the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered does not exceed twenty-five percent (25%);

     (2) all obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a Rating Agency;

     (3) the transfer of those additional obligations to the issuer during the pre-funding period must not result in the securities to be covered by the JPMorgan Exemption receiving a lower credit rating from a Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities;

     (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the investment pool at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the investment pool on the closing date;

     (5) in order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the investment pool;

          (a) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

          (b) an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the investment pool as of the closing date;


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     (6) the pre-funding period must end no later than three months or 90 days after the closing date or earlier in some circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

     (7) amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in permitted investments;

     (8) the related prospectus or prospectus supplement must describe:

          (a) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

          (b) the duration of the pre-funding period;

          (c) the percentage and/or dollar amount of the pre-funding limit for the trust; and

          (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal; and

     (9) the related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     Moreover, the Exemption provides relief from some self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire mortgage-backed or asset-backed securities in a trust containing receivables on which that person, or its affiliate, is obligor, provided that, among other requirements:

     (1) neither that person nor its affiliate is an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the investment pool;

     (2) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

     (3) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

     (4) a Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and


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     (5) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

     The Exemption may apply to the acquisition, holding and transfer of the securities by Plans if all of the conditions of the Exemption are met, including those within the control of the investor.

INSURANCE COMPANY PURCHASERS

     Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the exemption were satisfied, that the exemption would apply to all transactions involving a trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

     Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the Exemption and the availability of exemptive relief under any class exemption.


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                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of offered securities constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered securities that will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in or secured by a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those offered securities, may be subject to significant interpretive uncertainties. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

     As "mortgage related securities", the SMMEA Securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered securities satisfying the rating and qualified originator requirements for "mortgage related securities", but evidencing interests in or secured by a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in the SMMEA Securities only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities: without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in


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those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. sec. 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

     All depository institutions considering an investment in the offered securities, whether or not the class of securities under consideration for purchase constitutes a "mortgage related security", should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).


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     The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the offered securities as "mortgage related securities," no representations are made as to the proper characterization of the offered securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

     The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

     Alternatively, the prospectus supplement may specify that securities will be distributed by J. P. Morgan Securities Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If JPMorgan acts as agent in the sale of securities, JPMorgan will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that JPMorgan elects to purchase securities as principal, JPMorgan may realize losses or profits


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based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

     If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement. In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities. That underwriter may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale.

     The depositor will indemnify JPMorgan and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments JPMorgan and any other underwriters may be required to make in respect of those civil liabilities.

     The securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

     As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

                                  LEGAL MATTERS

     The validity of the securities of each series, and the material federal income tax consequences with respect to that series will be passed upon for the depositor by McKee Nelson LLP or any other counsel identified in the prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, except in the case where the trust fund is formed as a statutory business trust, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. In the case where the trust fund is formed as a statutory business trust, the trust's financial statements will be included in the related prospectus supplement in reliance upon the report of the independent certified public accountants named in the prospectus supplement.


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                                     RATING

     It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency's assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

     There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of that series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. This could be particularly the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties. In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and


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losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                       WHERE YOU CAN FIND MORE INFORMATION

     The depositor, as originator of each trust, has filed with the SEC a registration statement, registration No. 333-127020, under the Securities Act of 1933, with respect to the securities offered by this prospectus. You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC's public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. In addition, the SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed. The internet address of this site is http://www.sec.gov. You may obtain more information on the operation of the SEC's public reference facility by calling the SEC at 1-800-SEC-0330.

     Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows information filed with it regarding the depositor or each trust to be incorporated by reference into this prospectus. This means that the depositor and each trust can disclose important information to you by referring to those reports. Information filed with the SEC that is incorporated by reference into this prospectus is considered part of this prospectus and automatically updates and supercedes the information in this prospectus and the related prospectus supplement. All documents filed with the SEC by or an behalf of each trust prior to the termination of the offering of the securities issued by that trust will be incorporated by reference into this prospectus. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities or through its web site. See "Where You Can Find More Information" for information on where you can obtain these reports.


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                                    GLOSSARY

     Whenever used in this prospectus, the following terms have the following meanings:

     "401(c) Regulations" means the published proposed regulations published by DOL on December 22, 1997 pursuant to Section 401(c) of ERISA.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Compound Interest Securities" means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under "Description of the Securities--Categories of Classes of Securities".

     "Contingent Regulations" means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

     "Debt Securities" means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are Regular Interest Securities.

     "DOL" means the Department of Labor.

     "Eligible Corporation" means a domestic C corporation that is fully subject to corporate income tax.

     "Exemption" means the administrative exemption that the DOL has granted to
J. P. Morgan Securities Inc.

     "FHA Loan" means a mortgage loan insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949.

     "Interest Weighted Security" means, for federal income tax purposes and any REMIC, securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Pass-Through Securities.

     "JP Morgan" means J.P. Morgan Securities Inc.

     "OID" means with respect to any security, "original issue discount" under the Code with respect to the issuance of that security.

     "Parties in Interest" means, collectively, "disqualified persons" within the meaning of the Code and "parties in interest" under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the Code.

     "Pass-Through Security" means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.


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     "Pay-Through Security" means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

     "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

     "Plan Asset Regulations" means the final regulations issued by DOL that define the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3 101).

     "Prepayment Assumption" means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

     "Property Improvement Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

     "Ratio Stripped Securities" means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

     "Regular Interests" or "Regular Interest Securities" means securities that are designated as "regular interests" in a REMIC in accordance with the Code.

     "Relief Act" means the Servicemembers Civil Relief Act.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "Residual Interests" or "Residual Interest Securities" means securities that are designated as "residual interests" in a REMIC in accordance with the Code.

     "Restricted Group" means, for any series, the seller, the depositor, J.P. Morgan Securities Inc. and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, each counterparty in an eligible swap agreement or any affiliate of any of those parties.

     "Single Family Securities" are certificates that represent interests in a pool consisting of loans of the type that may back the securities to be offered under this prospectus.

     "Stripped Security" means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.


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     "Title I Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

     "Title I Programs" means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

     "VA Loan" means a mortgage loan partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.


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

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.

                                  $588,080,000
                                  (APPROXIMATE)

                 J.P. MORGAN MORTGAGE ACQUISITION CORP. 2006-HE1
                                 ISSUING ENTITY

                     ASSET-BACKED PASS-THROUGH CERTIFICATES

                     J.P. MORGAN MORTGAGE ACQUISITION CORP.
                               SPONSOR AND SELLER

                      J.P. MORGAN ACCEPTANCE CORPORATION I
                                    DEPOSITOR

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                                    JPMORGAN

                                FEBRUARY 24, 2006

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until May 26, 2006.